Exhibit 10.14

GENESIS CAMPUS POINT

LEASE

AP3-SD1 CAMPUS POINT LLC,

a Delaware limited liability company

as Landlord,

and

POSEIDA THERAPEUTICS, INC.,

a Delaware corporation

as Tenant

SUMMARY OF BASIC LEASE INFORMATION

This Summary of Basic Lease Information (“Summary”) is hereby incorporated into and made a part of the attached Lease. Each reference in the Lease to any term of this Summary shall have the meaning as set forth in this Summary for such term. In the event of a conflict between the terms of this Summary and the Lease, the terms of the Lease shall prevail. Any capitalized terms used herein and not otherwise defined herein shall have the meaning as set forth in the Lease.

TERMS OF LEASE (References are to the Lease)	DESCRIPTION

1. Date:	March 3, 2016

2. Landlord:	AP3-SD1 CAMPUS POINT LLC, a Delaware limited liability company

3. Address of Landlord (Section 24.19):

AP3-SD1 Campus Point LLC

4380 La Jolla Village Drive, Suite 230

San Diego, CA 92121

Attention: W. Neil Fox, CEO

with a copy to:

Allen Matkins Leck Gamble Mallory & Natsis LLP

501 West Broadway, 15th Floor

San Diego, California 92101

Attention: Martin L. Togni, Esq.

For payment of Rent only: AP3-SD1 Campus Point Dept. LA 23819 Pasadena, CA 91185-3819

4. Tenant:	Poseida Therapeutics, Inc., a Delaware corporation

5. Address of Tenant (Section 24.19):	Poseida Therapeutics, Inc. 4250 Executive Square, Suite 900 La Jolla, California 92037 Attention: Nishan de Silva, M.D. (Prior to Lease Commencement Date)

and

4242 Campus Point Court, Suite 700

San Diego, California 92121

Attention: Nishan de Silva, M.D.

(After Lease Commencement Date)

in either case with a copy to:

Cooley LLP

4401 Eastgate Mall

San Diego, CA 92121

Attention: Michael Levinson, Esq.

6. Premises (Article 1):

6.1 Premises:	16,210 rentable square feet of space located on (and consisting of the entirety of) the seventh (7th) floor of the Building (as defined below), as depicted on Exhibit A attached hereto.

6.2 Building:	The Premises are located in the building whose address is 4242 Campus Point Court, San Diego, California (the “Building”).

7. Term (Article 2):

7.1 Lease Term:	Ten (10) years and six (6) months.

(ii)	[GENESIS CAMPUS POINT AT 4242] [POSEIDA THERAPEUTICS, INC.]

TERMS OF LEASE (References are to the Lease)	DESCRIPTION
7.2 Lease Commencement Date:	The date the Premises are Ready for Occupancy (as defined in the Tenant Work Letter attached hereto as Exhibit B), which Lease Commencement Date is anticipated to be June 15, 2016.

7.3 Lease Expiration Date:	The last day of the month in which the one hundred twenty-sixth (126th) anniversary of the Lease Commencement Date occurs.
8. Base Rent (Article 3):

Lease Year/Months	Annual Base Rent	Monthly Installment of Base Rent	Monthly Rental Rate per Rentable Square Foot
1-12*	$768,354.00	$64,029.50	$3.95
13-24	$791,404.62	$65,950.39	$4.07
25-36	$815,146.76	$67,928.90	$4.19
37-48	$839,601.16	$69,966.76	$4.32
49-60	$864,789.20	$72,065.77	$4.45
61-72	$890,732.87	$74,227.74	$4.58
73-84	$917,454.86	$76,454.57	$4.72
85-96	$944,978.50	$78,748.21	$4.86
97-108	$973,327.86	$81,110.65	$5.00
109-120	$1,002,527.69	$83,543.97	$5.15
121-126	$1,032,603.53	$86,050.29	$5.31

* Subject to abatement as provided in Article 3 of this Lease.

9. Tenant’s Share of Operating Expenses, Tax Expenses and Utilities Costs (Section 4.2.6):	11.626% (16,210 rentable square feet within the Premises/139,427 rentable square feet within the Building).

10. Security Deposit (Article 20):	$64,029.50.

11. Brokers (Section 24.25):	Jones Lang LaSalle, Inc. representing Landlord, and Cresa San Diego representing Tenant.

12. Parking (Article 23):	Total of forty-nine (49) unreserved parking spaces (three (3) unreserved parking spaces for every 1,000 rentable square feet of the Premises).

(iii)	[GENESIS CAMPUS POINT AT 4242] [POSEIDA THERAPEUTICS, INC.]

EXHIBITS:

Exhibit A	Outline of Floor Plan of Premises
Exhibit A-1	Site Plan of Project
Exhibit A-2	Hazardous Material Control Area
Exhibit B	Tenant Work Letter
Exhibit C	Confirmation of Lease Terms/Amendment to Lease
Exhibit D	Rules and Regulations
Exhibit E	Form of SNDA
Rider 1	Extension Option Rider

(iv)	[GENESIS CAMPUS POINT AT 4242] [POSEIDA THERAPEUTICS, INC.]

INDEX

Page(s)
Abated Rent	4
Accountant	10
Additional Rent	5
Adverse Condition	2
Affected Areas	12
Affiliate Assignee	22
Affiliates	22
Alterations	15
Approved Working Drawings	Exhibit B
Available Power	15
Bankruptcy Code	24
Base Rent	4
Base, Shell and Core	Exhibit B
Brokers	30
Building	ii
Calendar Year	5
CASp	2
CC&Rs	10
Claims	17
Confirmation/Amendment	Exhibit C
Conservation Costs	5
Construction	30
Construction Drawings	Exhibit B
Corrective Action	12
Cost Pools	6
Documents	11
Election Date	2
Eligibility Period	14
Environmental Law	11
Environmental Permits	11
Estimate	9
Estimate Statement	9
Estimated Expenses	9
Excluded Changes	26
Excluded Claims	17
Excluded Costs	6
Exercise Date	Rider 1
Exercise Notice	Rider 1
Expense Year	5
Extension Option	Rider 1
Extension Rider	Rider 1
Fair Market Rental Rate	Rider 1
First Offer Economic Terms	3
First Offer Notice	3
First Offer Space	3
First Refusal Economic Terms	2
First Refusal Notice	2
First Refusal Space	2
Force Majeure	29
Hazardous Material Control Area	13
Hazardous Materials	11
Hazardous Materials List	11
Interest Notice	Rider 1
Interest Rate	10
Landlord	1
Landlord Cost Final Space Plan	Exhibit B
Landlord Parties	12
Lease	1
Lease Commencement Date	4
Lease Expiration Date	4
Lease Term	4
Lease Year	4
Notices	29
OFAC	29
Operating Expenses	5
Option Rent	Rider 1
Option Rent Notice	Rider 1
Option Term	Rider 1
Original Tenant	3
Other Buildings	9
Other Existing Buildings	1
Outside Agreement Date	Rider 1

(v)	[GENESIS CAMPUS POINT AT 4242] [POSEIDA THERAPEUTICS, INC.]

INDEX

Page(s)
Parking Areas	1
Parking Operator	26
Premises	1
Premises Systems	15
Project	1
Proposition 13	8
Release	11
Rent	5
Rent Commencement Date	Exhibit C
rentable square feet	2
Revenue Code	20
Review Period	10
Right of First Refusal Period	2
Security Deposit	25
Statement	8
Subject Space	20
Subleasing Costs	21
Summary	ii
Systems and Equipment	7
Tax Expenses	7
Tenant	1
Tenant Delays	Exhibit B
Tenant Parties	13, 17
Tenant Work Letter	Exhibit B
Tenant’s Parties	11
Tenant’s Share	8
Transfer Notice	20
Transfer Premium	21
Transferee	20
Transfers	20
Utilities Costs	8
Voluntary Improvements	2
Wi-Fi Network	16
Working Drawings	Exhibit B

(vi)	[GENESIS CAMPUS POINT AT 4242] [POSEIDA THERAPEUTICS, INC.]

LEASE

This Lease, which includes the preceding Summary and the exhibits attached hereto and incorporated herein by this reference (the Lease, the Summary and the exhibits to be known sometimes collectively hereafter as the “Lease”), dated as of the date set forth in Section 1 of the Summary, is made by and between AP3-SD1 CAMPUS POINT LLC, a Delaware limited liability company (“Landlord”), and POSEIDA THERAPEUTICS, INC., a Delaware corporation (“Tenant”).

ARTICLE 1

PROJECT, BUILDING AND PREMISES

1.1 Project, Building, Premises, Right of Refusal and right of First Offer.

1.1.1 Premises. Upon and subject to the terms, covenants and conditions hereinafter set forth in this Lease, Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the premises described in Section 6.1 of the Summary (the “Premises”), which Premises are located in the Building (as defined in Section 6.2 of the Summary) and located within the Project (as defined below). The floor plan of the Premises is attached hereto as Exhibit A.

1.1.1.1 Building and Project. The Building consists of seven (7) floors with a total of 139,427 rentable square feet and is part of a multi-building commercial project known as “Genesis Campus Point”, located in the City of San Diego. The term “Project” as used in this Lease, shall mean, collectively: (i) the Building; (ii) the other existing buildings located at 4224 Campus Point Court, 4244 Campus Point Court and 10210 Campus Point Drive within the site (collectively, the “Other Existing Buildings”); (iii) any outside plaza areas, walkways, driveways, courtyards, public and private streets, transportation facilitation areas and other improvements and facilities now or hereafter constructed surrounding and/or servicing the Building and/or the Other Existing Buildings, which are reasonably designated from time to time by Landlord (and/or any other owners of the Project) as common areas appurtenant to or servicing the Building, the Other Existing Buildings and any such other improvements; (iv) any additional buildings, improvements, facilities and common areas which Landlord (any other owners of the Project and/or any common area association formed by Landlord, Landlord’s predecessor-in-interest and/or Landlord’s assignee for the Project) may add thereto from time to time within or as part of the Project; and (v) the land upon which any of the foregoing are situated. The site plan depicting the current configuration of the Project is attached hereto as Exhibit A-1. The Building, as well as each of the Other Existing Buildings contain parking areas (“Parking Areas”). Notwithstanding the foregoing or anything contained in this Lease to the contrary, (1) Landlord has no obligation to expand or otherwise make any improvements within the Project, including, without limitation, any of the outside plaza areas, walkways, driveways, courtyards, public and private streets, transportation facilitation areas and other improvements and facilities which may be depicted on Exhibit A-1 attached hereto (as the same may be modified by Landlord (and/or any other owners of the Project) from time to time without notice to Tenant), other than Landlord’s obligations (if any) specifically set forth in the Tenant Work Letter attached hereto as Exhibit B, and (2) Landlord (and/or any other owners of the Project) shall have the right from time to time to include or exclude any improvements or facilities within the Project, at such party’s sole election, as more particularly set forth in Section 1.1.3 below.

1.1.2 Tenant’s and Landlord’s Rights. Tenant shall have the right to the nonexclusive use of the common corridors and hallways, stairwells, elevators (if any), restrooms and other public or common areas located within the Building, and the non-exclusive use of those areas located on the Project that are reasonably designated by Landlord (and/or any other owners of the Project) from time to time as common areas for the Building; provided, however, that (i) Tenant’s use thereof shall be subject to (A) the provisions of any covenants, conditions and restrictions regarding the use thereof now or hereafter recorded against the Project, and (B) such reasonable, non-discriminatory rules and regulations as Landlord may make from time to time (which shall be provided in writing to Tenant), and (ii) Tenant may not go on the roof of Building or the Other Existing Buildings without Landlord’s prior consent (which may be withheld in Landlord’s sole and absolute discretion) and without otherwise being accompanied by a representative of Landlord. Landlord (and/or any other owners of the Project) reserve the right from time to time to use any of the common areas of the Project, and the roof, risers and conduits of the Building and the Other Existing Buildings for telecommunications and/or any other purposes, and to do any of the following: (1) make any changes, additions, improvements, repairs and/or replacements in or to the Project or any portion or elements thereof, including, without limitation, (x) changes in the location, size, shape and number of driveways, entrances, loading and unloading areas, ingress, egress, direction of traffic, landscaped areas, walkways, public and private streets, plazas, courtyards, transportation facilitation areas and common areas, and (y) expanding or decreasing the size of the Project and any common areas and other elements thereof, including adding, deleting and/or excluding buildings (including any of the Other Existing Buildings) thereon and therefrom; (2) close temporarily any of the common areas while engaged in making repairs, improvements or alterations to the Project; (3) retain and/or form a common area association or associations under covenants, conditions and restrictions to own, manage, operate, maintain, repair and/or replace all or any portion of the landscaping, driveways, walkways, public and private streets, plazas, courtyards, transportation facilitation areas and/or other common areas located outside of the Building and the Other Existing Buildings and, subject to Article 4 below, include the common area assessments, fees and taxes charged by the association(s) and the cost of maintaining, managing, administering and operating the association(s), in Operating Expenses or Tax Expenses; and (4) perform such other acts and make such other changes with respect to the Project as Landlord may, in the exercise of good faith business judgment, deem to be appropriate. Tenant’s use of the common areas shall also include the right to use, in accordance with the terms of Exhibit D (and other commercially reasonable rules and regulations promulgated by Landlord any common area amenities which shall be located in the Project, including a café and a conference center, bike storage and access to a gym with a pool and locker rooms. Subject to Force Majeure

[GENESIS CAMPUS POINT AT 4242] [POSEIDA THERAPEUTICS, INC.]

delays, Landlord shall install an autoclave in the Project on or before December 31, 2016 (or as soon thereafter as reasonably possible) and Tenant shall have the right to the shared use of the same in common with other tenants of the Project. Notwithstanding anything to the contrary in this Lease, (w) Landlord shall not permit or suffer any covenants, conditions and restrictions to be recorded against the Project that create an Adverse Condition, (x) with respect to any voluntary improvements or voluntary alterations (as opposed to improvements or alterations required by applicable laws (as defined below) or maintenance or repairs) (collectively, “Voluntary Improvements”), Landlord shall not cause an Adverse Condition (as defined below) during the course of the performance thereof or resulting therefrom, (y) with respect to any improvements or alterations required by applicable laws and with respect to maintenance, repairs and replacements, Landlord shall use commercially reasonable efforts to minimize any Adverse Conditions during the course of the performance thereof or resulting therefrom, and (z) except as may be required by applicable laws, Landlord shall not be permitted to change the configuration of the Building in a manner that results in an Adverse Condition. As used herein, an “Adverse Condition” shall mean (I) any unreasonable adverse interference with Tenant’s access to the Premises other than on a temporary basis during an on-going emergency, (II) any unreasonable adverse interference with Tenant’s use of the Premises as a first-class biotechnology project, and (III) any reduction in, or unreasonable adverse interference with Tenant’s access to, Tenant’s parking rights hereunder.

1.2 Condition of Premises. Except as expressly set forth in this Lease and in the Tenant Work Letter, Landlord shall not be obligated to provide or pay for any improvement, remodeling or refurbishment work or services related to the improvement, remodeling or refurbishment of the Premises, and Tenant shall accept the Premises in its “As Is” condition on the Lease Commencement Date. Pursuant to Civil Code Section 1938, Landlord states that, as of the date hereof, the Premises has not undergone inspection by a Certified Access Specialist (“CASp”) to determine whether the Premises meet all applicable construction-related accessibility standards under California Civil Code Section 55.53. Tenant also acknowledges that, except as otherwise expressly set forth in this Lease, neither Landlord nor any agent of Landlord has made any representation or warranty with respect to the Premises, the Building, or the Project or their condition, or with respect to the suitability thereof for the conduct of Tenant’s business (including, but not limited to, any zoning/conditional use permit requirements which shall be Tenant’s responsibility and Tenant’s failure to obtain any such zoning/use permits (if any are required) shall not affect Tenant’s obligations under this Lease). The taking of possession of the Premises by Tenant shall conclusively establish that the Premises (including the Tenant Improvements therein), the Building and the Project were at such time complete and in good, sanitary and satisfactory condition (except for matters that could not be reasonably discovered by Tenant during its inspection thereof prior to taking possession) and without any obligation on Landlord’s part to make any alterations, upgrades or improvements thereto. Notwithstanding anything to the contrary set forth in this Lease, Landlord shall, at its sole expense, cause the Project, the Building and the Premises (and each system, component and part of the Project, the Building and/or the Premises), as of the Commencement Date, to be in good working order, to be in good condition, and to be in compliance with all applicable laws. Any expenses incurred by Landlord to comply with the provisions of the preceding sentence shall not be included in any Operating Expenses that may be charged to Tenant in any manner under this Lease.

1.3 Rentable Square Feet. The rentable square feet of the Premises and the Building are as set forth in Section 6.1 of the Summary except that such rentable square feet of the Building shall be revised if and to the extent that the common areas of the Building are adjusted following the execution of this Lease, and such revision shall be reasonably determined by Landlord’s planner/designer consistent with the methods used to determine the rentable square feet of the Building prior to the execution of this Lease. Upon any such revision to the rentable square footage of the Building, and provided that such revised rentable square footage of the Building is used in a non-discriminatory manner for all tenants of the Building, then Tenant’s Share shall be modified in accordance with such determination. If such determination is made, it will be confirmed in writing by Landlord to Tenant; provided, however, that any such remeasurement shall be performed in a non-discriminatory manner vis-à-vis all tenants of the Building.

1.4 Right of First Refusal. Commencing as of the Lease Commencement Date and continuing for the first (1st) thirty-six (36) months of the initial Lease Term only (“Right of First Refusal Period”), Tenant shall have an ongoing right of first refusal with respect to vacant, available partial floor space on the third (3rd), fourth (4th), fifth (5th) and sixth (6th) floors of the Building (the “First Refusal Space”). Tenant’s right of first refusal shall be on the terms and conditions set forth in this Section 1.4. In no event shall First Refusal Space include any full floor space in the Building.

1.4.1 Procedure for Refusal. Landlord shall notify Tenant (the “First Refusal Notice”) from time to time when Landlord intends to enter into a bona fide letter of intent or lease with a tenant party for any First Refusal Space; provided, however, that Landlord shall not be obligated to provide Tenant with a First Refusal Notice in the event that such letter of intent pertains to a third party tenant who desires to lease at least one full floor in the Building as well as a partial floor in the Building (and such partial floor shall not be deemed to be First Refusal Space). The economic terms and conditions of Tenant’s lease of such First Refusal Space shall be the same economic terms and conditions as Tenant’s leasing of the Premises including the then-current Base Rent (subject to the scheduled increases set forth in the Summary) except that Tenant’s Share and Tenant’s parking space allocation shall be increased to take into account the addition of such First Refusal Space to the Premises (“First Refusal Economic Terms”).

1.4.2 Procedure for Acceptance. If Tenant wishes to exercise Tenant’s right of first refusal with respect to the space described in the First Refusal Notice, then within five (5) business days after delivery of the First Refusal Notice to Tenant (“Election Date”), Tenant shall deliver notice to Landlord of Tenant’s exercise of its right of first refusal with respect to the entire space described in the First Refusal Notice and on the First Refusal Economic Terms contained therein. If Tenant does not exercise its right of first refusal within the five (5) business day period (on all of the First Refusal Economic Terms), then Landlord shall, for a period of six (6) months, be free to lease the space described in the First Refusal Notice to anyone to whom Landlord desires on any terms Landlord desires and Tenant’s right of first refusal with respect to such space described in the First Refusal Notice shall thereupon

-2-	[GENESIS CAMPUS POINT AT 4242] [POSEIDA THERAPEUTICS, INC.]

automatically terminate and this Section 1.4 shall be deemed null and void and of no further force or effect with respect to such space (but not with respect to other First Refusal Space); provided, however, that in the event Landlord fails to enter into a lease for such space within such six (6) month period, then Tenant’s right of first refusal shall be deemed reinstated with respect to such space described in the First Refusal Notice. Notwithstanding anything to the contrary contained herein, Tenant must elect to exercise its right of first refusal, if at all, with respect to all of the space comprising such First Refusal Space offered by Landlord to Tenant at any particular time, and Tenant may not elect to lease only a portion thereof or object to any of the First Refusal Economic Terms.

1.4.3 Construction of First Refusal Space. Tenant shall take the First Refusal Space in its “As-Is” condition (except as otherwise provided in the First Refusal Notice), and Tenant shall be entitled to construct improvements in the First Refusal Space at Tenant’s expense, in accordance with and subject to the provisions of Article 8 of this Lease.

1.4.4 Lease of First Refusal Space. If Tenant timely exercises Tenant’s right to lease such First Refusal Space as set forth herein, Landlord and Tenant shall execute an amendment adding such First Refusal Space to this Lease upon the First Refusal Economic Terms set forth in Landlord’s First Refusal Notice and upon the same non-economic terms and conditions as applicable to the Premises then leased by Tenant under this Lease. Tenant shall commence payment of rent for such First Refusal Space and the Lease Term of such First Refusal Space shall commence upon the date of delivery of such First Refusal Space to Tenant. The Lease Term for such First Refusal Space shall be provided in the First Refusal Economic Terms.

1.4.5 No Defaults. The rights contained in this Section 1.4 shall be personal to the original Tenant executing this Lease (“Original Tenant”) and any Affiliate Assignee (as defined in Section 14.7 below), and may only be exercised by the Original Tenant or such Affiliate Assignee (and not any other assignee, sublessee or other transferee of the Original Tenant’s interest (or Affiliate Assignee’s interest) in this Lease) if the Original Tenant or such Affiliate Assignee actually occupies the entire Premises then leased by Original Tenant or such Affiliated Assignee as of the date of Tenant’s exercise of its right of first refusal. In addition, at Landlord’s option and in addition to Landlord’s other remedies set forth in this Lease, at law and/or in equity, Tenant shall not have the right to lease the First Refusal Space as provided in this Section 1.4 if, as of the date of the First Refusal Notice, or, at Landlord’s option, as of the scheduled date of delivery of such First Refusal Space to Tenant, Tenant is in default under this Lease beyond the expiration of all applicable notice and cure periods.

1.5 Right of First Offer. In the event (and only in the event) that Landlord, during the first thirty-six (36) months of the initial Lease Term (“First Offer Period”) elects to implement a multi-tenant leasing plan for the second (2nd) floor of the Building and if Landlord leases all but one (1) remaining space on such floor and if such space is less than 6,000 rentable square feet then (and only then), Tenant shall have a one-time right of first offer with respect to such space (“First Offer Space”). Tenant’s right of first offer shall be on the terms and conditions set forth in this Section 1.5.

1.5.1 Procedure for Offer. Landlord shall notify Tenant (the “First Offer Notice”) from time to time when Landlord determines, in Landlord’s sole and absolute (but good faith) discretion, that the First Offer Space becomes or is expected to become available for lease to third parties. The First Offer Notice shall describe the space so offered to Tenant and shall set forth the Base Rent and all of Landlord’s proposed economic terms and conditions applicable to Tenant’s lease of such space (collectively, the “First Offer Economic Terms”).

1.5.2 Procedure for Acceptance. If Tenant wishes to exercise Tenant’s right of first offer with respect to the space described in the First Offer Notice, then within five (5) business days after delivery of the First Offer Notice to Tenant, Tenant shall deliver notice to Landlord of Tenant’s exercise of its right of first offer with respect to the entire space described in the First Offer Notice and on the First Offer Economic Terms contained therein. If Tenant does not exercise its right of first offer within the five (5) business day period (on all of the First Offer Economic Terms), then Landlord shall be free to lease the space described in the First Offer Notice to anyone to whom Landlord desires on any terms Landlord desires (provided they are not materially more favorable to such third party than the First Offer Economic Terms, except to the extent commercially reasonably appropriate due to the improved creditworthiness of the proposed tenant compared to the creditworthiness of Tenant) and Tenant’s right of first offer shall thereupon automatically terminate and this Section 1.5 shall be null and void and of no further force or effect. Notwithstanding anything to the contrary contained herein, Tenant must elect to exercise its right of first offer, if at all, with respect to all of the space comprising the First Offer Space offered by Landlord to Tenant at any particular time, and Tenant may not elect to lease only a portion thereof or object to any of the First Offer Economic Terms. For purposes hereof, First Offer Economic Terms shall be materially more favorable to a third party if such First Offer Economic Terms reflect a net effective rental rate (including any rent abatement and Tenant Improvement costs/allowance and any other economic concessions) less than ninety percent (90%) of the net effective rental rate for such First Offer Space as those proposed by Landlord in the First Offer Notice to Tenant.

1.5.3 Construction of First Offer Space. Tenant shall take the First Offer Space in its “As-Is” condition (unless otherwise provided in the First Offer Notice as part of the First Offer Economic Terms), and Tenant shall be entitled to construct improvements in the First Offer Space at Tenant’s expense, in accordance with and subject to the provisions of Article 8 of this Lease.

1.5.4 Lease of First Offer Space. If Tenant timely exercises Tenant’s right to lease the First Offer Space as set forth herein, Landlord and Tenant shall execute an amendment adding such First Offer Space to this Lease upon the First Offer Economic Terms set forth in Landlord’s First Offer Notice and upon the same non-economic terms and conditions as applicable to the original Premises. Tenant shall commence payment of rent for the First Offer Space and the Lease Term of the First Offer Space shall commence upon the date of delivery of such space to

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Tenant. The Lease Term for the First Offer Space shall be as provided in the First Offer Notice as part of the First Offer Economic Terms.

1.5. No Defaults. The rights contained in this Section 1.5 shall be personal to the Original Tenant and any Affiliate Assignee, and may only be exercised by the Original Tenant or such Affiliate Assignee (and not any other assignee, sublessee or other transferee of the Original Tenant’s interest (or Affiliate Assignee’s interest) in this Lease) if the Original Tenant or such Affiliate Assignee occupies the entire Premises then being leased by Original Tenant or such Affiliate Assignee as of the date of Tenant’s exercise of its right of first offer. In addition, at Landlord’s option and in addition to Landlord’s other remedies set forth in this Lease, at law and/or in equity, Tenant shall not have the right to lease the First Offer Space as provided in this Section 1.5 if, as of the date of the First Offer Notice, or, at Landlord’s option, as of the scheduled date of delivery of such First Offer Space to Tenant, Tenant is in default under this Lease beyond the expiration of all applicable notice and cure periods.

ARTICLE 2

LEASE TERM

The term of this Lease (the “Lease Term”) shall be as set forth in Section 7.1 of the Summary and shall commence on the date (the “Lease Commencement Date”) set forth in Section 7.2 of the Summary (subject, however, to the terms of the Tenant Work Letter), and shall terminate on the date (the “Lease Expiration Date”) set forth in Section 7.3 of the Summary, unless this Lease is sooner terminated as hereinafter provided or if the Lease Term is renewed pursuant to the Extension Option Rider. For purposes of this Lease, the term “Lease Year” shall mean each consecutive twelve (12) month period during the Lease Term, provided that the last Lease Year shall end on the Lease Expiration Date. If Landlord does not deliver possession of the Premises to Tenant Ready for Occupancy on or before the anticipated Lease Commencement Date (as set forth in Section 7.2(ii) of the Summary), Landlord shall not be subject to any liability nor shall the validity of this Lease nor the obligations of Tenant hereunder be affected. If the Lease Commencement Date is a date which is other than the anticipated Lease Commencement Date set forth in Section 7.2(ii) of the Summary, then, following the Lease Commencement Date, Landlord shall deliver to Tenant a factually correct amendment to lease in the form attached hereto as Exhibit C, attached hereto, setting forth, among other things, the Lease Commencement Date and the Lease Expiration Date, and Tenant shall (absent manifest error) execute and return such amendment to Landlord within ten (10) business days after Tenant’s receipt thereof. If Tenant fails to execute and return such amendment (that is absent manifest error) within such 10-business day period, Tenant shall be deemed to have approved and confirmed the dates set forth therein, provided that such deemed approval shall not relieve Tenant of its obligation to execute and return the amendment (and such failure shall constitute a default by Tenant hereunder).

ARTICLE 3

BASE RENT

Tenant shall pay, without notice or demand, to Landlord at the address set forth in Section 3 of the Summary, or at such other place as Landlord may from time to time designate in writing, in currency or a check for currency which, at the time of payment, is legal tender for private or public debts in the United States of America, base rent (“Base Rent”) as set forth in Section 8 of the Summary, payable in equal monthly installments as set forth in Section 8 of the Summary in advance on or before the first day of each and every month during the Lease Term, without any setoff or deduction whatsoever. Landlord agrees to provide ACH information to Tenant. Concurrently with Tenant’s execution of this Lease, Tenant shall deliver to Landlord an amount equal to $64,029.50, which amount represents the Base Rent payable by Tenant for the Premises for the first (1st) full month of the Lease Term. If any rental payment date (including the Lease Commencement Date) falls on a day of the month other than the first day of such month or if any rental payment is for a period which is shorter than one month, then the rental for any such fractional month shall be a proportionate amount of a full calendar month’s rental based on the proportion that the number of days in such fractional month bears to the number of days in the calendar month during which such fractional month occurs. All other payments or adjustments required to be made under the terms of this Lease that require proration on a time basis shall be prorated on the same basis. Notwithstanding anything to the contrary contained herein and provided that Tenant faithfully performs all of the terms and conditions of this Lease, Landlord hereby agrees to abate Tenant’s obligation to pay (i) one hundred percent (100%) of Tenant’s monthly Base Rent for the second (2nd), third (3rd), fourth (4th) and fifth (5th) full months of the initial Lease Term, and (ii) fifty percent (50%) of Tenant’s monthly Base Rent for the sixth (6th), seventh (7th), eighth (8th) and ninth (9th) full months of the initial Lease Term (collectively the “Abated Rent”). During such abatement period, Tenant shall still be responsible for the payment of all of its other monetary obligations under this Lease. In the event of a default by Tenant under the terms of this Lease that results in early termination pursuant to the provisions of Article 19 of this Lease, then as a part of the recovery set forth in Article 19 of this Lease, Landlord shall be entitled to the recovery of the unamortized amount of the monthly Base Rent that was abated under the provisions of this Article 3.

ARTICLE 4

ADDITIONAL RENT

4.1 Additional Rent. In addition to paying the Base Rent specified in Article 3 above, Tenant shall pay as additional rent the sum of the following: (i) Tenant’s Share (as such term is defined below) of the annual Operating Expenses allocated to the Building (pursuant to Section 4.3.4 below); plus (ii) Tenant’s Share of the annual Tax Expenses allocated to the Building (pursuant to Section 4.3.4 below); plus (iii) Tenant’s Share of the annual Utilities Costs allocated to the Building (pursuant to Section 4.3.4 below). Such additional rent, together with any and all other amounts payable by Tenant to Landlord pursuant to the terms of this Lease (including, without limitation, pursuant to

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Article 6), shall be hereinafter collectively referred to as the “Additional Rent.” The Base Rent and Additional Rent are herein collectively referred to as the “Rent.” All amounts due under this Article 4 as Additional Rent shall be payable for the same periods and in the same manner, time and place as the Base Rent. Without limitation on other obligations of Tenant which shall survive the expiration of the Lease Term, the obligations of Tenant to pay the Additional Rent provided for in this Article 4 shall survive the expiration of the Lease Term.

4.2 Definitions. As used in this Article 4, the following terms shall have the meanings hereinafter set forth:

4.2.1 “Calendar Year” shall mean each calendar year in which any portion of the Lease Term falls, through and including the calendar year in which the Lease Term expires.

4.2.2 “Expense Year” shall mean each Calendar Year.

4.2.3 “Operating Expenses” shall mean all expenses, costs and amounts of every kind and nature which Landlord shall pay during any Expense Year because of or in connection with the ownership, management, maintenance, repair, restoration or operation of the Project, including, without limitation, any amounts paid for: (i) the cost of operating, maintaining, repairing, renovating and managing the utility systems, lab systems, central plant, mechanical systems, sanitary and storm drainage systems, any elevator systems (if applicable) and all other “Systems and Equipment” (as defined in Section 4.2.4 of this Lease), and the cost of supplies and equipment and maintenance and service contracts in connection therewith; (ii) the cost of licenses, certificates, permits and inspections, and the cost of contesting the validity or applicability of any governmental enactments which may affect Operating Expenses, and the costs incurred in connection with implementation and operation (by Landlord or any common area association(s) formed for the Project) of any transportation system management program or similar program; (iii) the cost of insurance carried by Landlord, in such amounts as Landlord may reasonably determine or as may be reasonably required by any mortgagees of any mortgage or the lessor of any ground lease affecting the Project; (iv) the cost of landscaping, relamping, supplies, tools, equipment and materials, and all fees, charges and other costs (including consulting fees, legal fees and accounting fees) incurred in connection with the management, operation, repair and maintenance of the Project; (v) any equipment rental agreements or management agreements (including a management fee provided that it does not exceed three percent (3%) of the annual gross revenues of the Project) and the fair rental value of any office space provided thereunder); (vi) wages, salaries and other compensation and benefits of all persons engaged in the operation, management, maintenance or security of the Project, and employer’s Social Security taxes, unemployment taxes or insurance, and any other taxes which may be levied on such wages, salaries, compensation and benefits; (vii) payments under any easement, license, operating agreement, declaration, restrictive covenant, underlying or ground lease (excluding rent), or instrument pertaining to the sharing of costs by the Project (including but not limited to, the CC&Rs described in Article 5 hereof); (viii) the cost of janitorial service, trash removal (provided, however, Operating Expenses shall not include the cost of janitorial services and trash removal services provided to the Premises or the premises of other tenants of the Building and/or the Project or the cost of replacing light bulbs, lamps, starters and ballasts for lighting fixtures in the Premises and the premises of other tenants in the Building and/or the Project to the extent such services are directly provided and paid for by Tenant pursuant to Section 6.6 below), alarm and security service, if any, window cleaning, replacement of wall and floor coverings, ceiling tiles and fixtures in lobbies, corridors, restrooms and other common or public areas or facilities, maintenance and replacement of curbs and walkways, repair to roofs and re-roofing; (ix) amortization (including interest on the unamortized cost) of the cost of acquiring or the rental expense of personal property used in the maintenance, operation and repair of the Project; (x) the cost of any capital improvements or other costs (I) which are intended as a labor-saving device or to effect other economies in the operation or maintenance of the Project or which are otherwise permitted hereunder, (II) made to the Project or any portion thereof after the Lease Commencement Date that are required under any governmental law or regulation, or (III) which are governmental mandated Conservation Costs (as defined below) and/or which are reasonably determined by Landlord to be in the best interests of the Project; provided, however, that if any such cost described in (I), (II) or (III) above (or any other Operating Expense), is a capital expenditure, such cost shall be amortized (including interest on the unamortized cost) as Landlord shall reasonably determine; and (xi) the costs and expenses of complying with, or participating in, conservation, recycling, sustainability, energy efficiency, waste reduction or other governmentally mandated programs or practices implemented or enacted from time to time at the Building and/or Project, including, without limitation, in connection with any LEED (Leadership in Energy and Environmental Design) rating or compliance system or program, including that currently coordinated through the U.S. Green Building Council or Energy Star rating and/or compliance system or program (collectively, “Conservation Costs”). If Landlord is not furnishing any particular work or service (the cost of which, if performed by Landlord, would be included in Operating Expenses) to a tenant who has undertaken to perform such work or service in lieu of the performance thereof by Landlord, Operating Expenses shall be deemed to be increased by an amount equal to the additional Operating Expenses which would reasonably have been incurred during such period by Landlord if it had at its own expense furnished such work or service to such tenant. If any of (x) the Building, (y) the Other Existing Buildings (but only during the period of time the same are included by Landlord within the Project) and (z) any additional buildings are added to the Project pursuant to Section 1.1.3 above (but only during the period of time after such additional buildings have been fully constructed and ready for occupancy and are included by Landlord within the Project) are less than ninety-five percent (95%) occupied during all or a portion of any Expense Year, Landlord shall make an appropriate adjustment to the variable components of Operating Expenses for such year or applicable portion thereof, employing sound accounting and management principles, to determine the amount of Operating Expenses that would have been paid had the Building, such Other Existing Buildings and such additional buildings (if any) been ninety-five percent (95%) occupied; and the amount so determined shall be deemed to have been the amount of Operating Expenses for such year, or applicable portion thereof.

Subject to the provisions of Section 4.3.4 below, Landlord shall have the right, from time to time, to equitably allocate some or all of the Operating Expenses (and/or Tax Expenses and Utilities Costs) between the Building and

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the Other Existing Buildings and/or among different tenants of the Project and/or among different buildings of the Project as and when such different buildings are constructed and added to (and/or excluded from) the Project or otherwise (the “Cost Pools”). Such Cost Pools may also include a reasonable allocation of certain Operating Expenses (and/or Tax Expenses and Utilities Costs) within or under covenants, conditions and restrictions affecting the Project. In addition, Landlord shall have the right from time to time, in its reasonable discretion, to include or exclude existing or future buildings in the Project for purposes of determining Operating Expenses, Tax Expenses and Utilities Costs and/or the provision of various services and amenities thereto, including allocation of Operating Expenses, Tax Expenses and Utilities Costs in any such Cost Pools.

Notwithstanding the foregoing, Operating Expenses shall not, however, include: (A) costs of leasing commissions, attorneys’ fees and other costs and expenses incurred in connection with negotiations or disputes with present or prospective tenants or other occupants of the Project; (B) costs (including permit, license and inspection costs) incurred in renovating or otherwise improving, decorating or redecorating rentable space for other tenants or vacant rentable space; (C) costs incurred due to the violation by Landlord of the terms and conditions of any lease of space in the Project; (D) costs of overhead or profit increment paid to Landlord or to subsidiaries or affiliates of Landlord for services in or in connection with the Project to the extent the same exceeds the costs of overhead and profit increment included in the costs of such services which could be obtained from third parties on a competitive basis; (E) except as otherwise specifically provided in this Section 4.2.3, costs of interest on debt or amortization on any mortgages, and rent payable under any ground lease of the Project; (F) Utilities Costs; (G) Tax Expenses and (H) any of the following (“Excluded Costs”):

(a) the original construction costs of the Premises, the Building or the Project and renovation prior to the date of this Lease and costs of correcting defects in such original construction or renovation;

(b) capital expenditures for expansion or reconfiguration of the Building or the Project;

(c) capital expenditures except as expressly set forth above and then only to the extent that they are capitalized over the useful life of such improvement;

(d) interest, principal or any other payments under any mortgage or similar debts of Landlord, financing costs and amortization of funds borrowed by Landlord, whether secured or unsecured and all payments of rent (but not taxes or operating expenses) under any ground lease or other underlying lease of all or any portion of the Building or the Project;

(e) reserves for or depreciation of the Building or the Project;

(f) advertising, marketing, legal and space planning expenses and leasing commissions and other costs and expenses incurred in procuring and leasing space to tenants for the Building or the Project, including any leasing office maintained in the Building or the Project, free rent and construction allowances for tenants;

(g) legal and other expenses incurred in the negotiation or enforcement of leases;

(h) completing, fixturing, improving, renovating, painting, redecorating or other work, which Landlord pays for or performs for other tenants within their premises, and costs of correcting defects in such work;

(i) costs to be reimbursed by other tenants of the Building or the Project or Taxes to be paid directly by Tenant or other tenants of the Building or the Project, whether or not actually paid;

(j) salaries, wages, benefits and other compensation paid to officers and employees of Landlord who are not assigned in whole or in part (and, if in part, then on a pro rata basis based on the amount of time devoted to the Building or the Project) to the operation, management, maintenance or repair of the Building or the Project;

(k) general organizational, administrative and overhead costs relating to maintaining Landlord’s existence, either as a corporation, partnership, or other entity, including general corporate, legal and accounting expenses;

(l) costs (including attorneys’ fees and costs of settlement, judgments and payments in lieu thereof) incurred in connection with disputes with tenants, other occupants, or prospective tenants, and costs and expenses, including legal fees, incurred in connection with negotiations or disputes with employees, consultants, management agents, leasing agents, purchasers or mortgagees of the Building;

(m) costs incurred by Landlord due to the violation by Landlord, its employees, agents or contractors or any tenant of the terms and conditions of any lease of space in the Building or the Project or any legal requirement;

(n) penalties, fines or interest incurred as a result of Landlord’s inability or failure to make payment of Taxes and/or to file any tax or informational returns when due, or from Landlord’s failure to make any payment of Taxes required to be made by Landlord hereunder before delinquency;

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(o) overhead and profit increment paid to Landlord or to subsidiaries or affiliates of Landlord for goods and/or services in or to the Building or the Project to the extent the same exceeds the costs of such goods and/or services rendered by unaffiliated third parties on a competitive basis;

(p) costs of Landlord’s charitable or political contributions, or of fine art maintained at the Building or the Project;

(q) costs in connection with services (including electricity), items or other benefits of a type which are not standard for the Building or the Project and which are not available to Tenant without specific charges therefor, but which are provided to another tenant or occupant of the Building or the Project, whether or not such other tenant or occupant is specifically charged therefor by Landlord;

(r) costs incurred in the sale or refinancing of the Building or the Project;

(s) items and services which Landlord offers selectively to one or more tenants of the Building or the Project (not including Tenant) without reimbursement;

(t) costs of repairs directly resulting from the gross negligence or willful misconduct of Landlord or its employees, officers, directors, contractors or agents;

(u) any costs incurred to remove, study, test or remediate hazardous materials that exist in or about the Building or the Project prior to the Commencement Date;

(v) the cost of installing or upgrading any utility metering for any part of the Building or the Project;

(w) a property management fee in excess of 3% of gross receipts;

(x) net income taxes of Landlord or the owner of any interest in the Building or the Project, franchise, capital stock, gift, estate or inheritance taxes or any federal, state or local documentary taxes imposed against the Building or the Project or any portion thereof or interest therein;

(y) any expenses otherwise includable within Operating Expenses to the extent actually reimbursed by persons other than tenants of the Building or the Project under leases for space in the Building or the Project; and

(z) the costs and expenses of complying with, or participating in, non-government mandated conservation, recycling, sustainability, energy efficiency, waste reduction or other programs or practices implemented or enacted from time to time at the Building and/or Project, including, without limitation, in connection with any LEED (Leadership in Energy and Environmental Design) rating or compliance system or program, including that currently coordinated through the U.S. Green Building Council or Energy Star rating and/or compliance system or program (and only government mandated programs and policies shall be included in Operating Expenses).

4.2.4 “Systems and Equipment” shall mean any plant (including any central plant), machinery, transformers, duct work, cable, wires, and other equipment, facilities, and systems designed to supply heat, ventilation, air conditioning and humidity or any other services or utilities, or comprising or serving as any component or portion of the electrical, gas, steam, plumbing, sprinkler, communications, alarm, lab, security, or fire/life safety systems or equipment, or any other mechanical, electrical, electronic, computer or other systems or equipment which serve the Building and/or any other building in the Project in whole or in part.

4.2.5 “Tax Expenses” shall mean all federal, state, county, or local governmental or municipal taxes, fees, assessments, charges or other impositions of every kind and nature, whether general, special, ordinary or extraordinary, (including, without limitation, real estate taxes, general and special assessments, transit assessments, fees and taxes, child care subsidies, fees and/or assessments, job training subsidies, fees and/or assessments, open space fees and/or assessments, housing subsidies and/or housing fund fees or assessments, public art fees and/or assessments, leasehold taxes or taxes based upon the receipt of rent, including gross receipts or sales taxes applicable to the receipt of rent, personal property taxes imposed upon the fixtures, machinery, equipment, apparatus, systems and equipment, appurtenances, furniture and other personal property used in connection with the Project), which Landlord shall pay during any Expense Year because of or in connection with the ownership, leasing and operation of the Project or Landlord’s interest therein. For purposes of this Lease, Tax Expenses shall be calculated as if (i) the tenant improvements in the Building, the Other Existing Buildings and any additional buildings added to the Project pursuant to Section 1.1.3 above (but only during the period of time that such Other Existing Buildings and additional buildings are included by Landlord within the Project) were fully constructed, and (ii) the Project, the Building, such Other Existing Buildings and such additional buildings (if any) and all tenant improvements therein were fully assessed for real estate tax purposes.

4.2.5.1 Tax Expenses shall include, without limitation:

(i) Any tax on Landlord’s rent, right to rent or other income from the Project or as against Landlord’s business of leasing any of the Project;

(ii) Any assessment, tax, fee, levy or charge in addition to, or in substitution, partially or totally, of any assessment, tax, fee, levy or charge previously included within the definition of real property tax, it being acknowledged by Tenant and Landlord that Proposition 13 was adopted by the voters of the State of

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California in the June 1978 election (“Proposition 13”) and that assessments, taxes, fees, levies and charges may be imposed by governmental agencies for such services as fire protection, street, sidewalk and road maintenance, refuse removal and for other governmental services formerly provided without charge to property owners or occupants. It is the intention of Tenant and Landlord that all such new and increased assessments, taxes, fees, levies, and charges and all similar assessments, taxes, fees, levies and charges be included within the definition of Tax Expenses for purposes of this Lease;

(iii) Any assessment, tax, fee, levy, or charge allocable to or measured by the area of the Premises or the rent payable hereunder, including, without limitation, any gross income tax upon or with respect to the possession, leasing, operating, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises, or any portion thereof;

(iv) Any assessment, tax, fee, levy or charge, upon this transaction or any document to which Tenant is a party, creating or transferring an interest or an estate in the Premises; and

(v) Any reasonable expenses incurred by Landlord in attempting to protest, reduce or minimize Tax Expenses.

4.2.5.2 Notwithstanding anything to the contrary contained in this Section 4.2.5, there shall be excluded from Tax Expenses (i) all excess profits taxes, franchise taxes, gift taxes, capital stock taxes, inheritance and succession taxes, estate taxes, federal and state net income taxes, and other taxes to the extent applicable to Landlord’s net income (as opposed to rents, receipts or income attributable to operations at the Project), (ii) any items included as Operating Expenses, (iii) any items paid by Tenant under Section 4.4 below and (iii) Excluded Costs.

4.2.6 “Tenant’s Share” shall mean the percentage set forth in Section 9 of the Summary. Tenant’s Share was calculated by dividing the number of rentable square feet of the Premises by the total rentable square feet in the Building (as set forth in Section 9 of the Summary), and stating such amount as a percentage. Landlord shall have the right from time to time to redetermine the rentable square feet of the Building (but only in accordance with Section 1.3), and Tenant’s Share shall be appropriately adjusted to reflect any such redetermination. If Tenant’s Share is adjusted pursuant to the foregoing, as to the Expense Year in which such adjustment occurs, Tenant’s Share for such year shall be determined on the basis of the number of days during such Expense Year that each such Tenant’s Share was in effect.

4.2.7 “Utilities Costs” shall mean all actual charges for utilities for the Building and the Project (including utilities for the Other Existing Buildings and additional buildings, if any, added to the Project during the period of time the same are included by Landlord within the Project) which Landlord shall pay during any Expense Year, including, but not limited to, the costs of water, sewer, gas and electricity, and the costs of HVAC and other utilities, including any lab utilities and central plant utilities (but excluding those charges for which tenants directly reimburse Landlord or otherwise pay directly to the utility company) as well as related fees, assessments, and surcharges. Utilities Costs shall be calculated assuming the Building (and, during the period of time when such buildings are included by Landlord within the Project, the Other Existing Buildings and any additional buildings, if any, added to the Project) are at least ninety-five percent (95%) occupied. If, during all or any part of any Expense Year, Landlord shall not provide any utilities (the cost of which, if provided by Landlord, would be included in Utilities Costs) to a tenant (including Tenant) who has undertaken to provide the same instead of Landlord, Utilities Costs shall be deemed to be increased by an amount equal to the additional Utilities Costs which would reasonably have been incurred during such period by Landlord if Landlord had at its own expense provided such utilities to such tenant. Utilities Costs shall include any costs of utilities which are allocated to the Project under any declaration, restrictive covenant, or other instrument pertaining to the sharing of costs by the Project or any portion thereof, including any covenants, conditions or restrictions now or hereafter recorded against or affecting the Project.

4.3 Calculation and Payment of Additional Rent.

4.3.1 Payment of Operating Expenses, Tax Expenses and Utilities Costs. For each Expense Year ending or commencing within the Lease Term, Tenant shall pay to Landlord, as Additional Rent, the following, which payment shall be made in the manner set forth in Section 4.3.2 below: (i) Tenant’s Share of Operating Expenses allocated to the Building pursuant to Section 4.3.4 below; plus (ii) Tenant’s Share of Tax Expenses allocated to the Building pursuant to Section 4.3.4 below; plus (iii) Tenant’s Share of Utilities Costs allocated to the Building pursuant to Section 4.3.4 below.

4.3.2 Statement of Actual Operating Expenses, Tax Expenses and Utilities Costs and Payment by Tenant. Landlord shall give to Tenant on or before the first (1st) day of June following the end of each Expense Year, a statement (the “Statement”) which shall state the Operating Expenses, Tax Expenses and Utilities Costs incurred or accrued for such preceding Expense Year that are allocated to the Building pursuant to Section 4.3.4 below, and which shall indicate therein Tenant’s Share thereof. Within thirty (30) days after Tenant’s receipt of the Statement for each Expense Year ending during the Lease Term, Tenant shall pay to Landlord the full amount of the Tenant’s Share of Operating Expenses, Tax Expenses and Utilities Costs for such Expense Year, less the amounts, if any, paid during such Expense Year as the Estimated Expenses as defined in and pursuant to Section 4.3.3 below. If any Statement reflects that Tenant has overpaid Tenant’s Share of Operating Expenses and/or Tenant’s Share of Tax Expenses and/or Tenant’s Share of Utilities Costs for such Expense Year, then Landlord shall credit such overpayment toward the additional Rent next due and payable to Tenant under this Lease unless the overpayment is greater than the additional Rent next due or reasonably estimated to be due during the balance of the Lease Term, in which event Landlord’s shall remit such overpayment to Tenant within thirty (30) days after such applicable Statement is delivered to Tenant. Even though the Lease Term has expired and Tenant has vacated the Premises, if the Statement for the

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Expense Year in which this Lease terminates reflects that Tenant has overpaid and/or underpaid Tenant’s Share of the Operating Expenses and/or Tenant’s Share of Tax Expenses and/or Tenant’s Share of Utilities Costs for such Expense Year, then within thirty (30) days after Landlord’s delivery of such Statement to Tenant, Landlord shall refund to Tenant any such overpayment, or Tenant shall pay to Landlord any such underpayment, as the case may be. Tenant’s failure to object to any Statement within sixty (60) days after Tenant’s receipt thereof shall constitute Tenant’s irrevocable waiver to object to the same. The provisions of this Section 4.3.2 shall survive the expiration or earlier termination of the Lease Term.

4.3.3 Statement of Estimated Operating Expenses, Tax Expenses and Utilities Costs. Landlord shall endeavor to give Tenant a yearly expense estimate statement (the “Estimate Statement”) which shall set forth Landlord’s reasonable estimate (the “Estimate”) of the total amount of Tenant’s Share of the Operating Expenses, Tax Expenses and Utilities Costs allocated to the Building pursuant to Section 4.3.4 below for the then-current Expense Year shall be, and which shall indicate therein Tenant’s Share thereof (the “Estimated Expenses”). The failure of Landlord to timely furnish the Estimate Statement for any Expense Year shall not preclude Landlord from enforcing its rights to collect any Estimated Expenses under this Article 4. Following Landlord’s delivery of the Estimate Statement for the then-current Expense Year, Tenant shall pay, with its next installment of Base Rent due, a fraction of the Estimated Expenses for the then-current Expense Year (reduced by any amounts paid pursuant to the last sentence of this Section 4.3.3). Such fraction shall have as its numerator the number of months which have elapsed in such current Expense Year to the month of such payment, both months inclusive, and shall have twelve (12) as its denominator. Until a new Estimate Statement is furnished, Tenant shall pay monthly, with the monthly Base Rent installments, an amount equal to one-twelfth (1/12) of the total Estimated Expenses set forth in the previous Estimate Statement delivered by Landlord to Tenant.

4.3.4 Allocation of Operating Expenses, Tax Expenses and Utilities Costs to Building. The parties acknowledge that the Building is part of a multi-building commercial project consisting of the Building, and the Other Existing Buildings and such other buildings as Landlord (and/or any other owners of the Project) may elect to construct and include as part of the Project from time to time (the Other Existing Buildings and any such other buildings are sometimes referred to herein, collectively, as the “Other Buildings”), and that certain of the costs and expenses incurred in connection with the Project (i.e. the Operating Expenses, Tax Expenses and Utilities Costs) shall be shared among the Building and/or such Other Buildings, while certain other costs and expenses which are solely attributable to the Building and such Other Buildings, as applicable, shall be allocated directly to the Building and the Other Buildings, respectively. Accordingly, as set forth in Sections 4.1 and 4.2 above, Operating Expenses, Tax Expenses and Utilities Costs are determined annually for the Project as a whole, and a portion of the Operating Expenses, Tax Expenses and Utilities Costs, which portion shall be determined by Landlord on an equitable basis, shall be allocated to the Building (as opposed to the tenants of the Other Buildings), and such portion so allocated shall be the amount of Operating Expenses, Tax Expenses and Utilities Costs payable with respect to the Building upon which Tenant’s Share shall be calculated. Such portion of the Operating Expenses, Tax Expenses and Utilities Costs allocated to the Building shall include all Operating Expenses, Tax Expenses and Utilities Costs which are attributable solely to the Building, and an equitable portion of the Operating Expenses, Tax Expenses and Utilities Costs attributable to the Project as a whole. As an example of such allocation with respect to Tax Expenses and Utilities Costs, it is anticipated that Landlord (and/or any other owners of the Project) may receive separate tax bills which separately assess the improvements component of Tax Expenses for each building in the Project and/or Landlord may receive separate utilities bills from the utilities companies identifying the Utilities Costs for certain of the utilities costs directly incurred by each such building (as measured by separate meters installed for each such building), and such separately assessed Tax Expenses and separately metered Utilities Costs shall be calculated for and allocated separately to each such applicable building. In addition, in the event Landlord (and/or any other owners of the Project) elect to subdivide certain common area portions of the Project such as landscaping, public and private streets, driveways, walkways, courtyards, plazas, transportation facilitation areas and/or accessways into a separate parcel or parcels of land (and/or separately convey all or any of such parcels to a common area association to own, operate and/or maintain same), the Operating Expenses, Tax Expenses and Utilities Costs for such common area parcels of land may be aggregated and then reasonably allocated by Landlord to the Building and such Other Buildings on an equitable basis as Landlord (and/or any applicable covenants, conditions and restrictions for any such common area association) shall provide from time to time.

4.4 Taxes and Other Charges for Which Tenant Is Directly Responsible. Tenant shall reimburse Landlord upon demand for all taxes or assessments required to be paid by Landlord (except to the extent included in Tax Expenses by Landlord), excluding state, local and federal personal or corporate income taxes measured by the net income of Landlord from all sources and estate and inheritance taxes, whether or not now customary or within the contemplation of the parties hereto, when:

4.4.1 said taxes are measured by or reasonably attributable to the cost or value of Tenant’s equipment, furniture, fixtures and other personal property located in the Premises, or by the cost or value of any leasehold improvements made in or to the Premises by or for Tenant, to the extent the cost or value of such leasehold improvements exceeds the cost or value of a building standard build-out as determined by Landlord regardless of whether title to such improvements shall be vested in Tenant or Landlord;

4.4.2 said taxes are assessed upon or with respect to the possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises or any portion of the Project; or

4.4.3 said taxes are assessed upon this transaction or any document to which Tenant is a party creating or transferring an interest or an estate in the Premises.

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4.5 Late Charges. If any installment of Rent or any other sum due from Tenant shall not be received by Landlord or Landlord’s designee by five (5) business days after the due date therefor, then Tenant shall pay to Landlord a late charge equal to five percent (5%) of the amount due; provided, however, that Landlord will waive the imposition of the late charge for the first late payment of rent in any one (1) calendar year. The late charge shall be deemed Additional Rent and the right to require it shall be in addition to all of Landlord’s other rights and remedies hereunder, at law and/or in equity and shall not be construed as liquidated damages or as limiting Landlord’s remedies in any manner. In addition to the late charge described above, any Rent or other amounts owing hereunder which are not paid by five (5) business days after the date that they are due shall thereafter bear interest until paid at a rate (the “Interest Rate”) equal to the lesser of (i) the “Prime Rate” or “Reference Rate” announced from time to time by the Bank of America (or such reasonable comparable national banking institution as selected by Landlord in the event Bank of America ceases to exist or publish a Prime Rate or Reference Rate), plus four percent (4%), or (ii) the highest rate permitted by applicable law.

4.6 Audit Rights. Tenant shall have the right, at Tenant’s cost, after reasonable notice to Landlord, to have Tenant’s authorized employees or agents inspect, at Landlord’s main corporate office during normal business hours, Landlord’s books, records and supporting documents concerning the Operating Expenses, Tax Expenses and Utilities Costs set forth in any Statement delivered by Landlord to Tenant for a particular Expense Year pursuant to Section 4.3.2 above and the twenty-four (24) months preceding any such Statement; provided, however, Tenant shall have no right to conduct such inspection or object to or otherwise dispute the amount of the Operating Expenses, Tax Expenses and Utilities Costs set forth in any such Statement, unless Tenant notifies Landlord of such inspection objection and dispute, completes such inspection within twelve (12) months immediately following Landlord’s delivery of a Statement (the “Review Period”); provided, further, that notwithstanding any such timely inspection, objection, dispute, and/or audit, and as a condition precedent to Tenant’s exercise of its right of inspection, objection, dispute, and/or audit as set forth in this Section 4.6, Tenant shall not be permitted to withhold payment of, and Tenant shall timely pay to Landlord, the full amounts as required by the provisions of this Article 4 in accordance with such Statement. However, such payment may be made under protest pending the outcome of any audit. In connection with any such inspection by Tenant, Landlord and Tenant shall reasonably cooperate with each other so that such inspection can be performed pursuant to a mutually acceptable schedule, in an expeditious manner and without undue interference with Landlord’s operation and management of the Project. If after such inspection and/or request for documentation, Tenant disputes the amount of the Operating Expenses, Tax Expenses and Utilities Costs set forth in the Statement, Tenant shall have the right, but not the obligation, within the Review Period, to cause an independent certified public accountant which is not paid on a contingency basis and which is mutually approved by Landlord and Tenant (the “Accountant”) to complete an audit of Landlord’s books and records to determine the proper amount of the Operating Expenses, Tax Expenses and Utilities Costs incurred and amounts payable by Tenant for the Expense Year which is the subject of such Statement. Such audit by the Accountant shall be final and binding upon Landlord and Tenant. If Landlord and Tenant cannot mutually agree as to the identity of the Accountant within thirty (30) days after Tenant notifies Landlord that Tenant desires an audit to be performed, then the Accountant shall be one of the “Big 4” accounting firms selected by Landlord, which is not paid on a contingency basis and is not, and has not been, otherwise employed or retained by Landlord. If such audit reveals that Landlord has over-charged Tenant, then within thirty (30) days after the results of such audit are made available to Landlord, Landlord shall reimburse to Tenant the amount of such over-charge. If the audit reveals that the Tenant was under-charged, then within thirty (30) days after the results of such audit are made available to Tenant, Tenant shall reimburse to Landlord the amount of such under-charge. Tenant agrees to pay the cost of such audit unless it is subsequently determined that Landlord’s original Statement which was the subject of such audit was in error to Tenant’s disadvantage by five percent (5%) or more of the total Operating Expenses, Tax Expenses and Utilities Costs which was the subject of the audit (in which case Landlord shall pay the cost of such audit). The payment by Tenant of any amounts pursuant to this Article 4 shall not preclude Tenant from questioning the correctness of any Statement provided by Landlord at any time during the Review Period, but the failure of Tenant to object thereto, conduct and complete its inspection and have the Accountant conduct and complete the audit as described above prior to the expiration of the Review Period shall be conclusively deemed Tenant’s approval of the Statement in question and the amount of Operating Expenses, Tax Expenses and Utilities Costs shown thereon, subject to Tenant’s right to review Statements for the prior twelve (12) months. In connection with any inspection and/or audit conducted by Tenant pursuant to this Section 4.6, Tenant agrees to keep, and to cause all of Tenant’s employees and consultants and the Accountant to keep, all of Landlord’s books and records and the audit, and all information pertaining thereto and the results thereof, strictly confidential, and in connection therewith, Tenant shall cause such employees, consultants and the Accountant to execute such reasonable confidentiality agreements as Landlord may require prior to conducting any such inspections and/or audits.

ARTICLE 5

USE OF PREMISES; HAZARDOUS MATERIALS; ODORS AND EXHAUST

5.1 Use. Tenant shall use the Premises solely for purposes consistent with the character of the Project as a first-class biotechnology project, including without limitation office and lab uses, and Tenant shall not use or permit the Premises to be used for any other purpose or purposes whatsoever. Tenant shall not use, or suffer or permit any person or persons to use, the Premises or any part thereof for any use or purpose contrary to the provisions of Exhibit D, attached hereto, or in violation of the laws of the United States of America, the state in which the Project is located, or the ordinances, regulations or requirements of the local municipal or county governing body or other lawful authorities having jurisdiction over the Project. Tenant shall comply with the Rules and Regulations and all recorded covenants, conditions, and restrictions, and the provisions of all ground or underlying leases, now or hereafter affecting the Project, including but not limited to, that certain Reciprocal Easement and Maintenance Agreement recorded in the Official Records of San Diego County on February 1, 2011 as Instrument No. 2011-0061146 and re-recorded on February 24, 2011 as Instrument No. 2011-0102151, as amended by that certain First Amendment to Reciprocal Easement and Maintenance Agreement recorded February 12, 2013 as Instrument No. 2013-00094397 (the existing “CC&Rs”), as the same may be amended, amended and restated, supplemented or otherwise modified from

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time to time; provided that any such amendments, restatements, supplements or modifications do not materially modify Tenant’s rights or obligations hereunder.

5.2 Hazardous Materials.

5.2.1 Definitions: As used in this Lease, the following terms have the following meanings:

(a) “Environmental Law” means any past, present or future federal, state or local statutory or common law, or any regulation, ordinance, code, plan, order, permit, grant, franchise, concession, restriction or agreement issued, entered, promulgated or approved thereunder, relating to (a) the environment, human health or safety, including, without limitation, emissions, discharges, releases or threatened releases of Hazardous Materials (as defined below) into the environment (including, without limitation, air, surface water, groundwater or land), or (b) the manufacture, generation, refining, processing, distribution, use, sale, treatment, receipt, storage, disposal, transport, arranging for transport, or handling of Hazardous Materials.

(b) “Environmental Permits” mean collectively, any and all permits, consents, licenses, approvals and registrations of any nature at any time required pursuant to, or in order to comply with, any Environmental Law or otherwise desired by Landlord including, but not limited to, any Spill Control Countermeasure Plan and any Hazardous Materials Management Plan.

(c) “Hazardous Materials” shall mean and include any hazardous or toxic materials, substances or wastes as now or hereafter (during the lease term) designated or regulated under any Environmental Law, including, without limitation, asbestos, petroleum, petroleum hydrocarbons and petroleum based products, urea formaldehyde foam insulation, polychlorinated biphenyls (“PCBs”), freon and other chlorofluorocarbons, “biohazardous waste,” “medical waste,” “infectious agent”, “mixed waste” or other waste under California Health and Safety Code §§ 117600 et, seq.

(d) “Release” shall mean with respect to any Hazardous Materials, any release, deposit, discharge, emission, leaking, pumping, leaching, spilling, seeping, injecting, pumping, pouring, emptying, escaping, dumping, disposing or other movement of Hazardous Materials.

5.2.2 Tenant’s Obligations – Environmental Permits. Tenant will (i) obtain and maintain in full force and effect all Environmental Permits that are required under any Environmental Laws applicable to Tenant’s operations or Tenant’s use of the Premises and (ii) be and remain in compliance with all terms and conditions of all such Environmental Permits and with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in all Environmental Laws applicable to Tenant or Tenant’s use of the Premises.

5.2.3 Tenant’s Obligations – Hazardous Materials. Except as expressly permitted herein, Tenant agrees not to cause or permit any Hazardous Materials to be brought upon, stored, used, handled, generated, released or disposed of on, in, under or about the Premises, or any other portion of the Property by Tenant, its agents, employees, subtenants, assignees, licensees, contractors or invitees (collectively, “Tenant’s Parties”), in violation of any Environmental Law without the prior written consent of Landlord, which consent Landlord may withhold in its sole and absolute discretion. Landlord acknowledges that it is not the intent of this Section 5.2 to prohibit or materially impair Tenant from operating its business for the uses permitted hereunder. Tenant may operate its business according to the custom of Tenant’s industry so long as the use or presence of Hazardous Materials is strictly and properly monitored in accordance with applicable Environmental Laws. As a material inducement to Landlord to allow Tenant to use Hazardous Materials in connection with its business, Tenant agrees to deliver to Landlord prior to the Lease Commencement Date a list identifying each type of Hazardous Material to be present at the Premises and setting forth any and all governmental approvals or permits required in connection with the presence of such Hazardous Material at the Premises (the “Hazardous Materials List”). Tenant shall deliver to Landlord an updated Hazardous Materials List on or prior to each annual anniversary of the Lease Commencement Date and shall also deliver an updated Hazardous Materials List before any new Hazardous Materials are brought to the Premises. Tenant shall deliver to Landlord (prior to the Lease Commencement Date or, if unavailable at the time, concurrently with the receipt from or submission to any Governmental Authority) true and correct copies of the following documents (hereinafter referred to as the “Documents”) relating to the handling, storage, disposal and emission of Hazardous Materials by Tenant at the Premises: permits; approvals; reports and correspondence; storage and management plans; notices of violations of applicable Environmental Laws; plans relating to the installation of any storage tanks to be installed in, on, under or about the Premises (provided that installation of storage tanks shall only be permitted after Landlord has given Tenant its written consent to do so, which consent Landlord may withhold in its sole and absolute discretion); and all closure plans or any other documents required by any and all governmental authorities for any storage tanks installed in, on, under or about the Premises for the closure of any such storage tanks. For each type of Hazardous Material listed, the Documents shall include (t) the chemical name, (u) the material state (e.g., solid, liquid, gas or cryogen), (v) the concentration, (w) the storage amount and storage condition (e.g., in cabinets or not in cabinets), (x) the use amount and use condition (e.g., open use or closed use), (y) the location (e.g., room number or other identification) and (z) if known, the chemical abstract service number. Tenant shall not be required, however, to provide Landlord with any portion of the Documents containing information of a proprietary nature, which Documents, in and of themselves, do not contain a reference to any Hazardous Materials or activities related to Hazardous Materials. Upon the expiration or earlier termination of this Lease, Tenant agrees to promptly remove from the Premises, the Building and the Project, at its sole cost and expense, any and all Hazardous Materials brought on to the Premises by Tenant, including any equipment or systems containing Hazardous Materials which are installed, brought upon, stored, used, generated or released upon, in, under or about the Premises, the Building and/or the Project or any portion thereof by Tenant or any of Tenant’s Parties during the Term of this Lease.

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5.2.4 Landlord’s Right to Conduct Environmental Assessment. At any time during the Lease Term, Landlord shall have the right, at Landlord’s sole cost and expense, to conduct an environmental assessment of the Premises (as well as any other areas in, on or about the Project that Landlord reasonably believes may have been affected adversely by Tenant’s use of the Premises (collectively, the “Affected Areas”) in order to confirm that the Premises and the Affected Areas do not contain any Hazardous Materials in violation of applicable Environmental Laws or under conditions constituting or likely to constitute a Release of Hazardous Materials. Such environmental assessment shall be a so-called “Phase I” assessment or such other level of investigation which shall be the standard of diligence in the purchase or lease of similar property at the time, together with, at Landlord’s sole cost and expense, any additional investigation and report which would customarily follow any discovery contained in such initial Phase I assessment (including, but not limited to, any so-called “Phase II” report). Such right to conduct such environmental assessment shall not be exercised more than once per calendar year unless Tenant is in default under this Section 5.2. Landlord shall use its best efforts to minimize any disruption to Tenant’s business or use of the Premises from any such assessment. Notwithstanding anything above to the contrary, in the event that any such environmental assessment performed by Landlord reveals that Tenant is in breach of this Lease pertaining to Hazardous Materials, then the cost of any such environmental assessment shall be at Tenant’s sole cost and expense.

5.2.5 Tenant’s Obligations to perform Corrective Action. If the data from any environmental assessment authorized and undertaken by Landlord pursuant to Section 5.2.4 supports a conclusion that Tenant has Released Hazardous Materials on, under or emanating from the Premises and the Affected Areas that may require any investigation and/or active response action, including without limitation active or passive remediation and monitoring or any combination of these activities (“Corrective Action”), Tenant shall undertake Corrective Action with respect to contamination caused by Tenant if, and to the extent, required by the governmental authority exercising jurisdiction over the matter. Any Corrective Action performed by Tenant will be performed with Landlord’s prior written approval, not to be unreasonably withheld, and in accordance with applicable Environmental Laws, at Tenant’s sole cost and expense and by an environmental consulting firm reasonably acceptable to Landlord. Tenant may perform the Corrective Action before or after the expiration or earlier termination of this Lease, to the extent permitted by governmental agencies with jurisdiction over the Premises, the Building and the Project (provided, however, that any Corrective Action performed after the expiration or earlier termination of this Lease shall be subject to the access fee provisions set forth below). Tenant or its consultant may install, inspect, maintain, replace and operate remediation equipment and conduct the Corrective Action as it considers necessary, subject to Landlord’s approval. Tenant and Landlord shall, in good faith, cooperate with each other with respect to any Corrective Action after the expiration or earlier termination of this Lease so as not to interfere unreasonably with the conduct of Landlord’s or any third party’s business on the Premises, the Building and the Project. It shall be reasonable for Landlord to require Tenant to deliver a “no further action” letter or substantially similar document from the applicable governmental agency and Landlord shall provide reasonable access until such time as such approval is obtained. Landlord’s “reasonableness” as used in the immediately preceding sentence shall be based on (i) the zoning of the Premises as of the date in question, and (ii) the logical uses of the Premises as of the date in question. If Landlord desires to situate a tenant in the Premises, the Building and the Project and remediation of the Premises and the Affected Areas is ongoing, Landlord shall be deemed to be unable to use the Premises, the Building and the Project in the way Landlord reasonably desires and Tenant shall be obligated to pay an access fee equal to the Monthly Rent until such time as Landlord is able to situate said tenant in the Premises, the Building and/or the Project. Tenant agrees to install, at Tenant’s sole cost and expense, screening around its remediation equipment so as to protect the aesthetic appeal of the Premises, the Building and the Project. Tenant also agrees to use reasonable efforts to locate its remediation and/or monitoring equipment, if any (subject to the requirements of Tenant’s consultant and governmental agencies with jurisdiction over the Premises, the Building and the Project) in a location which will allow Landlord, to the extent reasonably practicable, the ability to lease the Premises, the Building and the Project to a subsequent user. Any Hazardous Materials contamination on, in, under or about the Premises and the Affected Areas existing prior to commencement of this Lease are solely Landlord’s responsibility and Tenant shall have no obligations whatsoever for any investigation or remediation associated with Hazardous Materials existing on the premises prior to the Commencement Date. Landlord will indemnity Tenant for any and all costs and expenses associated with Hazardous Materials existing on the Premises prior to the Commencement Date; provided, however, that Landlord’s indemnity obligations shall not extend to loss of business, loss of profits or other consequential damages which may be suffered by Tenant.

5.2.6 Tenant’s Duty to Notify Landlord Regarding Releases. Tenant agrees to promptly notify Landlord of any Release of Hazardous Materials in the Premises, the Building or any other portion of the Project which Tenant becomes aware of during the Term of this Lease, whether caused by Tenant or any other persons or entities. In the event of any release of Hazardous Materials in violation of Environmental Laws caused or permitted by Tenant or any of Tenant’s Parties, Landlord shall have the right, but not the obligation, to cause Tenant, at Tenant’s sole cost and expense, to immediately take all legally required steps necessary to remediate such Release and prevent any similar future release. Tenant will, upon the reasonable and good faith request of Landlord at any time during which Landlord has a reasonable basis to conclude that Tenant is not in compliance with this Section 5.2 (and in any event no earlier than sixty (60) days and no later than thirty (30) days prior to the expiration of this Lease), cause to be performed a Phase I environmental assessment of the Premises at Tenant’s expense by an established environmental consulting firm reasonably acceptable to Landlord. In the event the assessment concludes that Tenant has caused conditions that require Corrective Action, then Tenant shall immediately perform the same at its sole cost and expense.

5.2.7 Tenant’s Environmental Indemnity. To the fullest extent permitted by law, Tenant agrees to promptly indemnify, protect, defend and hold harmless Landlord and Landlord’s members, partners, subpartners, independent contractors, officers, directors, shareholders, employees, agents, successors and assigns (collectively, “Landlord Parties”) from and against any and all claims, damages, judgments, suits, causes of action, losses, liabilities, penalties, fines, expenses and costs (including, without limitation, clean-up, removal, remediation and restoration costs, sums paid in settlement of claims, attorneys’ fees, consultant fees and expert fees and court costs) which arise or result from the presence of Hazardous Materials on, in, under or about the Premises, the Building or any other portion of the Project caused by Tenant or any of Tenant’s Parties during the Term of this Lease; provided, however, that Tenant’s indemnity obligations shall not extend to loss of business, loss of profits or other consequential

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damages which may be suffered by Landlord. Tenant’s obligations hereunder shall include, without limitation, and whether foreseeable or unforeseeable, all costs of any required or necessary repair, cleanup or detoxification or decontamination of the Premises, the Building and/or the Project, or the preparation and implementation of any closure, remedial action or other required plans in connection therewith. The provisions of this Section 5.2.7 will survive the expiration or earlier termination of this Lease.

5.2.8 Landlord’s Environmental Indemnity. To the fullest extent permitted by law, Landlord agrees to promptly indemnify, protect, defend and hold harmless Tenant and Tenant’s members, partners, subpartners, independent contractors, officers, directors, shareholders, employees, agents, successors and assigns (collectively, “Tenant Parties”) from and against any and all claims, damages, judgments, suits, causes of action, losses, liabilities, penalties, fines, expenses and costs (including, without limitation, clean-up, removal, remediation and restoration costs, sums paid in settlement of claims, attorneys’ fees, consultant fees and expert fees and court costs) which arise or result from the presence of Hazardous Materials on, in, under or about the Premises, the Building or any other portion of the Project caused by Landlord or any of Landlord’s Parties during the Term of this Lease; provided, however, that Landlord’s indemnity obligations shall not extend to loss of business, loss of profits or other consequential damages which may be suffered by Tenant.

5.2.9 Landlord’s Remediation. If Hazardous Materials are present at the Premises that are required by Environmental Law to be remediated and Tenant is not responsible therefor pursuant to Section 5.2, Landlord shall remediate such Hazardous Materials.

5.2.10 Hazardous Material Control Area. Tenant’s control area for chemical storage is located on the first (1st) floor of the Building and described on Exhibit A-2 attached hereto (“Hazardous Material Control Area”), which Hazardous Material Control Area is part of the Premises leased to Tenant and all terms and conditions of this Lease shall apply to Tenant’ leasing of the same for chemical use or storage.

5.3 Odors and Exhaust. Tenant acknowledges that Landlord would not enter into this Lease with Tenant unless Tenant assured Landlord that under no circumstances will the Premises be damaged by any exhaust from Tenant’s operations. Landlord and Tenant therefore agree as follows:

5.3.1 Tenant shall not cause or permit (or conduct any activities that would cause) any release of any odors or fumes of any kind from the Premises.

5.3.2 If the Building has a ventilation system that, in Landlord’s judgment, is adequate, suitable, and appropriate to vent the Premises in a manner that does not release odors affecting any indoor or outdoor part of the Premises, Tenant shall vent the Premises through such system. If Landlord at any time determines that any existing ventilation system is inadequate, or if no ventilation system exists, Tenant shall in compliance with applicable laws vent all fumes and odors from the Premises (and remove odors from Tenant’s exhaust stream) as Landlord reasonably requires consistent with practices at comparable buildings in San Diego County. The placement and configuration of all ventilation exhaust pipes, louvers and other equipment shall be subject to Landlord’s approval, not to be unreasonably withheld. Tenant acknowledges Landlord’s legitimate desire to maintain the Premises (indoor and outdoor areas) in an odor-free manner, and Landlord may require Tenant to abate and remove all odors in a manner that goes beyond the requirements of applicable laws.

5.3.3 Tenant shall, at Tenant’s sole cost and expense, provide odor eliminators and other devices (such as filters, air cleaners, scrubbers and whatever other equipment may in Landlord’s reasonable judgment be necessary or appropriate from time to time) to completely remove, eliminate and abate any odors, fumes or other substances in Tenant’s exhaust stream that, in Landlord’s judgment, emanate from the Premises. Any work Tenant performs under this Section 5.3 shall constitute Alterations.

5.3.4 Tenant’s responsibility to remove, eliminate and abate odors, fumes and exhaust shall continue throughout the Term.

5.3.5 If Tenant fails to install satisfactory odor control equipment within ten (10) business days after Landlord’s demand made at any time, then Landlord may, without limiting Landlord’s other rights and remedies, require Tenant to cease and suspend any operations in the Premises that, in Landlord’s determination, cause odors, fumes or exhaust.

ARTICLE 6

SERVICES AND UTILITIES

6.1 Standard Tenant Services. Landlord shall provide the following services on all days during the Lease Term, unless otherwise stated below.

6.1.1 Subject to all governmental rules and regulations applicable thereto, Landlord shall provide heating and air conditioning capacity to the Premises.

6.1.2 Landlord shall provide adequate electrical wiring and facilities for power for the Premises. Landlord shall designate the electricity utility provider from time to time.

6.1.3 Landlord shall provide nonexclusive automatic passenger elevator service at all times.

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6.1.4 Landlord shall provide water in the Common Areas and Premises for lavatory, drinking, laboratory and landscaping purposes. Such cost shall be paid by Tenant as Additional Rent.

6.2 Overstandard Tenant Use. Tenant shall not overload the Systems and Equipment serving the Building.

6.3 Utilities. Tenant shall pay for all water (including the cost to service, repair and replace reverse osmosis, de-ionized and other treated water), gas, heat, light, power, telephone, internet service, cable television, other telecommunications and other utilities supplied to the Premises, together with any fees, surcharges and taxes thereon. If any such utility is not separately metered or submetered to Tenant, Tenant shall pay Tenant’s Share of all charges of such utility jointly metered with other premises as Additional Rent or, in the alternative, Landlord may, at its option, monitor the usage of such utilities by Tenant and charge Tenant with the cost of purchasing, installing and monitoring such metering equipment, which cost shall be paid by Tenant as Additional Rent. To the extent that Tenant uses more than Tenant’s Share of any utilities, then Tenant shall pay Landlord Tenant’s Share of Operating Expenses to reflect such excess.

6.4 Interruption of Use. Tenant agrees that Landlord shall not be liable for damages, by abatement of Rent or otherwise, for failure to furnish or delay in furnishing any service (including, but not limited to, any central plant or other lab system, telephone and telecommunication services), or for any diminution in the quality or quantity thereof, when such failure or delay or diminution is occasioned, in whole or in part, by repairs, replacements, or improvements, by any strike, lockout or other labor trouble, by inability to secure electricity, gas, water, or other fuel at the Building or Project after reasonable effort to do so, by any accident or casualty whatsoever, by act or default of Tenant or other parties, or by any other cause beyond Landlord’s reasonable control; and such failures or delays or diminution shall never be deemed to constitute an eviction or disturbance of Tenant’s use and possession of the Premises or relieve Tenant from paying Rent or performing any of its obligations under this Lease. Furthermore, Landlord shall not be liable under any circumstances for a loss of, or injury to, property (including scientific research and any intellectual property) or for injury to, or interference with, Tenant’s business, including, without limitation, loss of profits, however occurring, through or in connection with or incidental to a failure to furnish any of the services or utilities as set forth in this Article 6.

6.5 Additional Services. Landlord shall also have the exclusive right, but not the obligation, to provide any additional services which may be required by Tenant, including, without limitation, locksmithing and additional repairs and maintenance, provided that Tenant shall pay to Landlord within ten (10) days after billing and as Additional Rent hereunder, the sum of all costs to Landlord of such additional services.

6.6 Janitorial Service. Landlord shall not be obligated to provide any janitorial services to the Premises or replace any light bulbs, lamps, starters and ballasts for lighting fixtures within the Premises. Tenant shall be solely responsible, at Tenant’s sole cost and expense, for (i) performing all janitorial services, trash removal and other cleaning of the Premises, and (ii) replacement of all light bulbs, lamps, starters and ballasts for lighting fixtures within the Premises, all as appropriate to maintain the Premises in a first-class manner consistent with the first-class nature of the Building and Project. Such services to be provided by Tenant shall be performed by contractors and pursuant to service contracts approved by Landlord. Tenant shall deposit trash as reasonably required in the area designated by Landlord from time to time. All trash containers must be covered and stored in a manner to prevent the emanation of odors into the Premises or the Project. Landlord shall have the right to inspect the Premises upon reasonable notice to Tenant and to require Tenant to provide additional cleaning, if necessary. In the event Tenant shall fail to provide any of the services described in this Section 6.6 to be performed by Tenant within five (5) days after notice from Landlord, which notice shall not be required in the event of an emergency, Landlord shall have the right to provide such services and any charge or cost incurred by Landlord in connection therewith shall be deemed Additional Rent due and payable by Tenant upon receipt by Tenant of a written statement of cost from Landlord.

6.7 Energy Statements. For any utilities serving the Premises for which Tenant is billed directly by such utility provider, Tenant agrees to furnish to Landlord (a) any invoices or statements for such utilities within thirty (30) days after Tenant’s receipt thereof, (b) within thirty (30) days after Landlord’s request, any other utility usage information reasonably requested by Landlord, and (c) within thirty (30) days after each calendar year during the Term, an ENERGY STAR® Statement of Performance (or similar comprehensive utility usage report if requested by Landlord) and any other information reasonably requested by Landlord for the immediately preceding year. Tenant shall retain records of utility usage at the Premises, including invoices and statements from the utility provider, for at least sixty (60) months, or such other period of time as may be requested by Landlord. Tenant acknowledges that any utility information for the Premises may be shared with third parties, including Landlord’s consultants and governmental authorities. In the event that Tenant fails to comply with this Section, Tenant hereby authorizes Landlord to collect utility usage information directly from the applicable utility providers and agree to pay Landlord a fee of One Thousand Dollars ($1,000) per month to collect such utility usage information.

6.8 Abatement of Rent When Tenant Is Prevented From Using Premises. Notwithstanding anything to the contrary in this Lease, if Tenant is prevented from using, and does not use, the Premises or any portion thereof, for five (5) consecutive business days (the “Eligibility Period”) as a result of (i) any repair, maintenance or alteration performed or failed to be performed by Landlord after the Commencement Date, including any Construction (as defined in Section 24.30 below), or (ii) any failure to provide to the Premises any of the essential utilities and services required to be provided in Sections 16.1(a) or 16.1(b) above, or (iii) any failure to provide access to the Premises including Tenant’s access to the Parking Areas, then Tenant’s obligation to pay Rent shall be abated or reduced, as the case may be, from and after the first (1st) day of the Eligibility Period and continuing until such time that Tenant continues to be so prevented from using, and does not use, the Premises or a portion thereof, in the proportion that the rentable square feet of the portion of the Premises that Tenant is prevented from using, and does not use, bears to the total rentable square feet of the Premises. To the extent Tenant shall be entitled to abatement of rent because of a

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damage or destruction pursuant to Section 18 or a taking pursuant to Section 19, then the Eligibility Period shall not be applicable.

6.9 Landlord’s Emergency Generator. Tenant shall have the right to draw power from the emergency generator serving the Project (“Generator”) at times when the emergency generator is in emergency operation; provided, however, that Tenant may only draw Tenant’s Share of Available Power for Tenant’s critical power requirements (i.e., certain portions of Tenant’s labs in the Premises). As used herein, Tenant’s Share of “Available Power” means two (2) 150 Amps, 120/208v panels.

ARTICLE 7

REPAIRS

7.1 Tenant’s Repairs. Subject to Landlord’s repair obligations in Sections 7.2 and 11.1 below, Tenant shall, at Tenant’s own expense, keep the Premises, including all improvements, fixtures and furnishings therein, in good order, repair and condition at all times during the Lease Term, which repair obligations shall include, without limitation, the obligation to promptly and adequately repair all damage to the Premises and replace or repair all damaged or broken fixtures and appurtenances, together with all portions (to the extent accessible to Tenant) of the HVAC, electrical, mechanical plumbing, life safety and lab systems from the point that such systems solely serves the Premises and all portions of all fume hoods and other exhaust systems (all such systems collectively being referred to as the “Premises Systems”), in a first-class condition. Tenant’s obligations shall include restorations, replacements or renewals, including capital expenditures for restorations, replacements or renewals which will have an expected life beyond the Term, when necessary to keep the Premises and all improvements thereon or a part thereof and the Premises Systems in first-class order, condition and repair and in compliance with all applicable laws. Except as expressly set forth in this Lease, it is intended by the parties hereto that Landlord shall have no obligation, in any manner whatsoever, to repair or maintain the Premises, the improvements located therein or the equipment therein, or the Premises Systems whether structural or nonstructural, all of which obligations are intended to be the expense of Tenant (whether or not such repairs, maintenance or restoration shall have an expected life extending beyond the Term). Tenant’s maintenance of the Premises Systems shall comply with the manufacturers’ recommended operating and maintenance procedures. Tenant shall enter into and pay for maintenance contracts (in forms reasonably satisfactory to Landlord, which may require, without limitation, that any third party contractor provide Landlord with evidence of insurance as reasonably required by Landlord) for the Premises Systems in accordance with the manufacturers’ recommended operating and maintenance procedures. Such maintenance contracts shall be with reputable contractors, reasonably satisfactory to Landlord, who shall have commercially reasonable experience in maintaining such systems in biotechnical facilities. Upon Landlord’s request, Tenant shall provide maintenance reports from any such contractors. Tenant shall be solely responsible for the cost of all improvements or alterations to the Premises or the Premises Systems required by law. Notwithstanding the foregoing, at Landlord’s option, or if Tenant fails to make such repairs, Landlord may, but need not, make such repairs and replacements, and Tenant shall pay Landlord the cost thereof, including a percentage of the cost thereof (to be uniformly established for the Building) sufficient to reimburse Landlord for all overhead, general conditions, fees and other costs or expenses arising from Landlord’s involvement with such repairs and replacements forthwith upon being billed for same. In addition, in the event Tenant has not provided Landlord with evidence that Tenant has entered into such service contracts, Landlord reserves the right, upon notice to Tenant, to procure and maintain any or all of such service contracts, and if Landlord so elects, Tenant shall reimburse Landlord, upon demand, for the costs thereof. Tenant shall, no later than January 31st of each calendar year during the Term, provide to Landlord a copy of the budget for maintenance, repairs and replacements at the Premises for the preceding calendar year, as well as a detailed summary of the amounts actually expended by Tenant during such period for maintenance, repairs and replacements at the Premises.

7.2 Landlord’s Repairs. Anything contained in Section 7.1 above to the contrary notwithstanding, and subject to Articles 11 and 12 below, Landlord shall repair and maintain the structural portions of the Building, including the mechanical, plumbing, elevator, HVAC and electrical systems serving the Building and not located in and exclusively serving the Premises; provided, however, to the extent such maintenance and repairs are caused by the act, neglect, fault of or omission of any duty by Tenant, its agents, servants, employees or invitees, Tenant shall pay to Landlord as Additional Rent, the reasonable cost of such maintenance and repairs. Except as expressly set forth in this Lease, Landlord shall not be liable for any failure to make any such repairs, or to perform any maintenance. Except as expressly set forth in this Lease, there shall be no abatement of rent and no liability of Landlord by reason of any injury to or interference with Tenant’s business arising from the making of any repairs, alterations or improvements in or to any portion of the Project, Building or the Premises or in or to fixtures, appurtenances and equipment therein. Tenant hereby waives and releases its right to make repairs at Landlord’s expense under Sections 1941 and 1942 of the California Civil Code; or under any similar law, statute, or ordinance now or hereafter in effect.

ARTICLE 8

ADDITIONS AND ALTERATIONS

8.1 Landlord’s Consent to Alterations. Tenant may not make any improvements, alterations, additions or changes to the Premises (collectively, the “Alterations”) without first procuring the prior written consent of Landlord to such Alterations, which consent shall be requested by Tenant not less than thirty (30) days prior to the commencement thereof, and which consent shall not be unreasonably withheld by Landlord; provided, however, Landlord may withhold its consent in its sole and absolute discretion with respect to any Alterations which may materially adversely affect the structural components of the Building or the Systems and Equipment or which can be seen from outside the Premises. Tenant shall pay for all overhead, general conditions, fees and other costs and expenses of the Alterations, and shall pay to Landlord a Landlord supervision fee of five percent (5%) of the cost of

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the Alterations. The construction of the initial improvements to the Premises shall be governed by the terms of the Tenant Work Letter and not the terms of this Article 8 and shall not be deemed “Alterations.”.

8.2 Manner of Construction. Landlord may impose, as a condition of its consent to all Alterations or repairs of the Premises, reasonable requirements, including, but not limited to, the requirement that Tenant utilize for such purposes only contractors, materials, mechanics and materialmen reasonably approved by Landlord. Tenant shall construct such Alterations and perform such repairs in compliance with any and all applicable rules and regulations of any federal, state, county or municipal code or ordinance and pursuant to a valid building permit, issued by the city in which the Building is located, and in conformance with Landlord’s reasonable construction rules and regulations. Landlord’s approval of the plans, specifications and working drawings for Tenant’s Alterations shall create no responsibility or liability on the part of Landlord for their completeness, design sufficiency, or compliance with all laws, rules and regulations of governmental agencies or authorities. All work with respect to any Alterations must be done in a good and workmanlike manner and diligently prosecuted to completion to the end that the Premises shall at all times be a complete unit except during the period of work. Tenant shall cause all Alterations to be performed in such manner as not to obstruct access by any person to the Building or Project or the common areas, and as not to obstruct the business of Landlord or other tenants of the Project, or interfere with the labor force working at the Project. If Tenant makes any Alterations, Tenant agrees to carry “Builder’s All Risk” insurance in an amount reasonably approved by Landlord covering the construction of such Alterations, and such other insurance as Landlord may reasonably require, it being understood and agreed that all of such Alterations shall be insured by Tenant pursuant to Article 10 below immediately upon completion thereof. If Landlord has reasonable cause therefor, then Landlord may require Tenant to obtain a lien and completion bond or some alternate form of security reasonably satisfactory to Landlord in an amount sufficient to ensure the lien-free completion of such Alterations and naming Landlord as a co-obligee. Upon completion of any Alterations, Tenant shall (i) cause a Notice of Completion to be recorded in the office of the Recorder of the county in which the Project is located in accordance with Section 3093 of the Civil Code of the State of California or any successor statute, (ii) deliver to the management office of the Building a reproducible copy of the “as built” drawings of the Alterations, and (iii) deliver to Landlord evidence of payment, contractors’ affidavits and full and final waivers of all liens for labor, services or materials.

8.3 Landlord’s Property. All Alterations, improvements, fixtures and/or equipment which may be installed or placed in or about the Premises (including, but not limited to, all floor and wall coverings, built-in cabinet work and paneling, sinks and related plumbing fixtures, laboratory benches, exterior venting fume hoods and walk-in freezers and refrigerators, ductwork, conduits, electrical panels and circuits), shall be at the sole cost of Tenant and shall be and become the property of Landlord. Furthermore, Landlord may require that Tenant remove any Alterations, improvements, fixtures and/or equipment upon the expiration or early termination of the Lease Term, and repair any damage to the Premises and Building caused by such removal (provided that Landlord so designates at the time that Landlord consents to such Alteration but Landlord will only be required to so designate in the event Tenant requests, in Tenant’s request for such consent, that Landlord make such determination). Notwithstanding anything above to the contrary, Tenant shall have the right to remove any fixtures or equipment (but not Alterations except for Alterations which are in the nature of equipment fixtures) from the Premises which have been paid solely by Tenant’s funds (and repair any damage to the Premises caused by such removal). If Tenant fails to complete such removal and/or to repair by the end of the Lease Term (plus a reasonable cure period not to exceed five (5) business days), Landlord may do so and may charge the cost thereof to Tenant.    Notwithstanding any other provision of this Article 8 to the contrary, in no event shall Tenant remove any improvement from the Premises as to which Landlord contributed payment, including the Tenant Improvements, without Landlord’s prior written consent, which consent Landlord may withhold in its sole and absolute discretion.

8.4 Wi-Fi Network. Without limiting the generality of the foregoing, if Tenant desires to install wireless intranet, Internet and communications network (“Wi-Fi Network”) in the Premises for the use by Tenant and its employees, then the same shall be subject to the provisions of this Section 8.4 (in addition to the other provisions of this Article 8). In the event Landlord consents to Tenant’s installation of such Wi-Fi Network, Tenant shall, in accordance with Article 15 below, remove the Wi-Fi Network from the Premises prior to the termination of the Lease. Tenant shall use the Wi-Fi Network so as not to cause any interference to other tenants in the Building or to other tenants at the Project or with any other tenant’s communication equipment, and not to damage the Building or Project or interfere with the normal operation of the Building or Project, and Tenant hereby agrees to indemnify, defend and hold Landlord harmless from and against any and all claims, costs, damages, expenses and liabilities (including attorneys’ fees) arising out of Tenant’s failure to comply with the provisions of this Section 8.4, except to the extent same is caused by the gross negligence or willful misconduct of Landlord and which is not covered by the insurance carried by Tenant under this Lease (or which would not be covered by the insurance required to be carried by Tenant under this Lease). Should any interference occur, Tenant shall take all necessary steps as soon as reasonably possible and no later than three (3) calendar days following such occurrence to correct such interference. If such interference continues after such three (3) day period, Tenant shall immediately cease operating such Wi-Fi Network until such interference is corrected or remedied to Landlord’s satisfaction. Tenant acknowledges that Landlord has granted and/or may grant telecommunication rights to other tenants and occupants of the Building and Project and to telecommunication service providers and in no event shall Landlord be liable to Tenant for any interference of the same with such Wi-Fi Network; provided, however, that Landlord will use commercially reasonable efforts to assist Tenant in resolving such interference. Landlord makes no representation that the Wi-Fi Network will be able to receive or transmit communication signals without interference or disturbance. Tenant shall (i) be solely responsible for any damage caused as a result of the Wi-Fi Network, (ii) comply with all precautions and safeguards recommended by all governmental authorities, (iii) pay for all necessary repairs, replacements to or maintenance of the Wi-Fi Network, and (iv) be responsible for any modifications, additions or repairs to the Building or Project, including without limitation, Building or Project systems or infrastructure, which are required by reason of the installation, operation or removal of Tenant’s Wi-Fi Network. The mere appearance of Tenant’s Wi-Fi Network outside the Premises shall not be deemed interference or a violation of this Section.

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ARTICLE 9

COVENANT AGAINST LIENS

Tenant has no authority or power to cause or permit any lien or encumbrance of any kind whatsoever, whether created by act of Tenant, operation of law or otherwise, to attach to or be placed upon the Project, Building or Premises, and any and all liens and encumbrances created by Tenant shall attach to Tenant’s interest only. Landlord shall have the right at all times to post and keep posted on the Premises any notice which it deems necessary for protection from such liens. Tenant shall not cause or permit any lien of mechanics or materialmen or others to be placed against the Project, the Building or the Premises with respect to work or services claimed to have been performed for or materials claimed to have been furnished to Tenant or the Premises, and, in case of any such lien attaching or notice of any lien, Tenant shall cause it to be immediately released and removed of record. If any such lien is not released and removed within five (5) business days after notice of such lien is delivered by Landlord to Tenant, then Landlord may, at its option, take all action necessary to release and remove such lien, without any duty to investigate the validity thereof, and all sums, costs and expenses, including reasonable attorneys’ fees and costs, incurred by Landlord in connection with such lien shall be deemed Additional Rent under this Lease and shall immediately be due and payable by Tenant. In the event that Tenant leases or finances the acquisition of equipment, furnishings or other personal property of a removable nature utilized by Tenant in the operation of Tenant’s business, Tenant warrants that any Uniform Commercial Code financing statement shall, upon its face or by exhibit thereto, indicate that such financing statement is applicable only to removable personal property of Tenant located within the Premises. In no event shall the address of the Premises be furnished on a financing statement without qualifying language as to applicability of the lien only to removable personal property located in an identified suite leased by Tenant. Should any holder of a financing statement record or place of record a financing statement that appears to constitute a lien against any interest of Landlord or against equipment that may be located other than within an identified suite leased by Tenant, Tenant shall, within ten (10) days after filing such financing statement, cause (a) a copy of the Lender security agreement or other documents to which the financing statement pertains to be furnished to Landlord to facilitate Landlord’s ability to demonstrate that the lien of such financing statement is not applicable to Landlord’s interest and (b) Tenant’s lender to amend such financing statement and any other documents of record to clarify that any liens imposed thereby are not applicable to any interest of Landlord in the Premises.

ARTICLE 10

INDEMNIFICATION AND INSURANCE

10.1 Indemnification and Waiver. Tenant hereby assumes all risk of damage to property and injury to persons, in, on, or about the Premises from any cause whatsoever and agrees that Landlord and the Landlord Parties shall not be liable for, and are hereby released from any responsibility for, any damage to property or injury to persons or resulting from the loss of use thereof, which damage or injury is sustained by Tenant or by other persons claiming through Tenant, except to the extent caused by the gross negligence or willful misconduct of Landlord or any Landlord Parties. Tenant shall indemnify, defend, protect, and hold harmless the Landlord Parties from any and all loss, cost, damage, expense and liability (including without limitation court costs and reasonable attorneys’ fees) (collectively, “Claims”) incurred in connection with or arising from any cause in, on or about the Premises (including, without limitation, Tenant’s installation, placement and removal of Alterations, improvements, fixtures and/or equipment in, on or about the Premises), due to the acts, omissions or negligence of Tenant or of any person claiming by, through or under Tenant, or of the contractors, agents, servants, employees, licensees or invitees of Tenant or any such person, in, on or about the Premises, the Building and Project, but only to the extent Tenant’s liability is not waived and released by Landlord pursuant to the terms of Section 10.4 of this Lease; provided, however, that Tenant’s indemnity shall, in no event, extend to loss of profits, loss of business or other consequential damages incurred by Landlord or any Landlord Parties. Notwithstanding anything in this Section 10.1 to the contrary, the foregoing assumption of risk, release and indemnity shall not apply to any Claims to the extent resulting from the gross negligence or willful misconduct of Landlord or any Landlord Parties (collectively, the “Excluded Claims”), and Landlord shall indemnify, protect, defend and hold harmless Tenant and Tenant’s officers, agents and employees (collectively, “Tenant Parties”) from and against any such Excluded Claims, but only to the extent Landlord’s liability is not waived and released by Tenant pursuant to the terms of Section 10.4 of this Lease (provided, however, that Landlord’s indemnity shall, in no event, extend to loss of profits, loss of business or other consequential damages incurred by Tenant or any Tenant Parties). Each party’s agreement to indemnify the other pursuant to this Section 10.1 is not intended and shall not relieve any insurance carrier of its obligations under policies required to be carried by the indemnifying party pursuant to the provisions of this Lease. The provisions of this Section 10.1 shall survive the expiration or sooner termination of this Lease. Notwithstanding anything in this Lease to the contrary but subject to Section 6.8 and Landlord’s indemnity obligations in this Lease, Landlord shall not be liable to Tenant for, and Tenant assumes all risk of, damage to personal property or scientific research or intellectual property, including loss of records kept by Tenant within the Premises and damage or losses caused by fire, electrical malfunction, gas explosion or water damage of any type (including broken water lines, malfunctioning fire sprinkler systems, malfunctioning lab systems including any malfunction of the central plant systems, roof leaks or stoppages of lines), except to the extent caused by the gross negligence or willful misconduct of Landlord or any Landlord Parties. Tenant further waives any claim for injury to Tenant’s business or loss of income relating to any such damage or destruction of personal property as described above.

10.2 Tenant’s Compliance with Landlord’s Fire and Casualty Insurance. Tenant shall, at Tenant’s expense, comply as to the Premises with all commercially reasonable insurance company requirements pertaining to the use of the Premises (provided they do not unreasonably interfere with Tenant’s use of the Premises as first-class biotechnology space. If Tenant’s conduct or use of the Premises (other than as first-class biotechnology space) causes any increase in the premium for such insurance policies, then Tenant shall reimburse Landlord for any such increase.

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Tenant, at Tenant’s expense, shall comply with all commercially reasonable rules, orders, regulations or requirements of the American Insurance Association (formerly the National Board of Fire Underwriters) and with any similar body.

10.3 Tenant’s Insurance. Tenant shall maintain the following coverages in the following amounts.

10.3.1 Commercial General Liability Insurance covering the insured against claims of bodily injury, personal injury and property damage arising out of Tenant’s operations, assumed liabilities or use of the Premises, including a Broad Form Commercial General Liability endorsement covering the insuring provisions of this Lease and the performance by Tenant of the indemnity agreements set forth in Section 10.1 above, (and with owned and non-owned automobile liability coverage, and liquor liability coverage if alcoholic beverages are served on the Premises) for limits of liability not less than:

Bodily Injury and Property Damage Liability	$5,000,000 each occurrence $6,000,000 annual aggregate

Personal Injury Liability	$5,000,000 each occurrence $6,000,000 annual aggregate 0% Insured’s participation

10.3.2 Physical Damage Insurance covering (i) all furniture, trade fixtures, equipment, merchandise and all other items of Tenant’s property on the Premises installed by, for, or at the expense of Tenant, (ii) the Tenant Improvements, including any Tenant Improvements which Landlord permits to be installed above the ceiling of the Premises or below the floor of the Premises, and (iii) all other improvements, alterations and additions to the Premises, including any improvements, alterations or additions installed at Tenant’s request above the ceiling of the Premises or below the floor of the Premises. Such insurance shall be written on a “physical loss or damage” basis under a “special form” policy, for the full replacement cost value new without deduction for depreciation of the covered items and in amounts that meet any co-insurance clauses of the policies of insurance and shall include a vandalism and malicious mischief endorsement, sprinkler leakage coverage and earthquake sprinkler leakage coverage.

10.3.3 Workers’ compensation insurance as required by law.

10.3.4 Loss-of-income, business interruption and extra-expense insurance in such amounts as will reimburse Tenant for direct and indirect loss of earnings attributable to all perils commonly insured against by prudent tenants or attributable to prevention of loss of access to the Premises or to the Building as a result of such perils.

10.3.5 Form of Policies. The minimum limits of policies of insurance required of Tenant under this Lease shall in no event limit the liability of Tenant under this Lease. Such insurance shall: (i) name Landlord, and any other party it so specifies, as an additional insured; (ii) specifically cover the liability assumed by Tenant under this Lease, including, but not limited to, Tenant’s obligations under Section 10.1 above (to the extent generally available in such coverage); (iii) be issued by an insurance company having a rating of not less than A-VIII in Best’s Insurance Guide or which is otherwise acceptable to Landlord and licensed to do business in the state in which the Project is located; (iv) be primary insurance as to all claims thereunder and provide that any insurance carried by Landlord is excess and is non-contributing with any insurance requirement of Tenant; (v) provide that said insurance shall not be canceled or coverage changed unless ten (10) days’ prior written notice shall have been given to Landlord and any mortgagee or ground or underlying lessor of Landlord (provided that such provision is commercially available); (vi) contain a cross-liability endorsement or severability of interest clause acceptable to Landlord; and (vii) with respect to the insurance required in Sections 10.3.1, 10.3.2 and 10.3.4 above, have deductible amounts not exceeding Fifty Thousand Dollars ($50,000.00). Tenant shall deliver such policies or certificates thereof to Landlord on or before the Lease Commencement Date and at least thirty (30) days before the expiration dates thereof. If Tenant shall fail to procure such insurance, or to deliver such policies or certificate, within such time periods, Landlord may, at its option, in addition to all of its other rights and remedies under this Lease, and without regard to any notice and cure periods set forth in Section 19.1, procure such policies for the account of Tenant, and the cost thereof shall be paid to Landlord as Additional Rent within ten (10) days after delivery of bills therefor. Tenant shall have the right to carry the insurance required hereunder in the form of blanket and/or umbrella policies.

10.4 Subrogation. Landlord and Tenant agree to have their respective insurance companies issuing property damage insurance waive any rights of subrogation that such companies may have against Landlord or Tenant, as the case may be. Landlord and Tenant hereby waive any right that either may have against the other on account of any loss or damage to their respective property to the extent such loss or damage is insurable under policies of insurance for fire and all risk coverage, theft, public liability, or other similar insurance.

ARTICLE 11

DAMAGE AND DESTRUCTION

11.1 Repair of Damage to Premises by Landlord. Tenant shall promptly notify Landlord of any damage to the Premises resulting from fire or any other casualty. If the Premises or any common areas of the Building or Project serving or providing access to the Premises shall be damaged by fire or other casualty, Landlord shall promptly and diligently, subject to reasonable delays for insurance adjustment or other matters beyond Landlord’s reasonable control, and subject to all other terms of this Article 11, restore the base, shell, and core of the Premises and such common areas. Such restoration shall be to substantially the same condition of the base, shell, and core of the Premises and common areas prior to the casualty, except for modifications required by zoning and building codes and other laws or by the holder of a mortgage on the Project and/or the Building, or the lessor of a ground or underlying lease

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with respect to the Building, or any other modifications to the common areas deemed desirable by Landlord, provided access to the Premises and any common restrooms serving the Premises shall not be materially impaired. Upon the occurrence of any damage to the Premises, Tenant shall assign to Landlord (or to any party designated by Landlord) all insurance proceeds payable to Tenant under Tenant’s insurance required under Section 10.3 of this Lease, and Landlord shall repair any damage to the tenant improvements and alterations installed in the Premises and shall return such tenant improvements and alterations to their original condition; provided that if the costs of such repair of such tenant improvements and Alterations by Landlord exceeds the amount of insurance proceeds received by Landlord therefor from Tenant’s insurance carrier, as assigned by Tenant, the excess costs of such repairs shall be paid by Tenant to Landlord prior to Landlord’s repair of the damage. In connection with such repairs and replacements of any such tenant improvements and Alterations, Tenant shall, prior to Landlord’s commencement of such improvement work, submit to Landlord, for Landlord’s review and approval, all plans, specifications and working drawings relating thereto, and Landlord shall select the contractors to perform such improvement work. Landlord shall not be liable for any inconvenience or annoyance to Tenant or its visitors, or injury to Tenant’s business resulting in any way from such damage or the repair thereof; provided however, that if such fire or other casualty shall have damaged the Premises or common areas necessary to Tenant’s occupancy, and if such damage is not the result of the negligence or willful misconduct of Tenant or Tenant’s employees, contractors, licensees, or invitees, Landlord shall allow Tenant a proportionate abatement of Base Rent and Tenant’s Share of Operating Expenses, Tax Expenses and Utilities Costs to the extent Landlord is reimbursed from the proceeds of rental interruption insurance purchased by Landlord as part of Operating Expenses, during the time and to the extent the Premises are unfit for occupancy for the purposes permitted under this Lease, and not occupied by Tenant as a result thereof.

11.2 Landlord’s Option to Repair. Notwithstanding Section 11.1 above to the contrary, Landlord may elect not to rebuild and/or restore the Premises, the Building and/or any other portion of the Project and instead terminate this Lease by notifying Tenant in writing of such termination within sixty (60) days after the date Landlord becomes aware of such damage, such notice to include a termination date giving Tenant ninety (90) days to vacate the Premises, but Landlord may so elect only if the Building shall be damaged by fire or other casualty or cause, whether or not the Premises are affected, and one or more of the following conditions is present: (i) repairs cannot reasonably be substantially completed within one hundred twenty (120) days after the date of such damage (when such repairs are made without the payment of overtime or other premiums); (ii) the holder of any mortgage on the Project and/or the Building or ground or underlying lessor with respect to the Project and/or the Building shall require that the insurance proceeds or any portion thereof be used to retire the mortgage debt, or shall terminate the ground or underlying lease, as the case may be; or (iii) the damage is not fully covered, except for deductible amounts, by Landlord’s insurance policies. In addition, if the Premises or the Building is destroyed or damaged to any substantial extent during the last year of the Lease Term, then notwithstanding anything contained in this Article 11, Landlord shall have the option to terminate this Lease by giving written notice to Tenant of the exercise of such option within thirty (30) days after such damage, in which event this Lease shall cease and terminate as of the date of such notice. Upon any such termination of this Lease pursuant to this Section 11.2, Tenant shall pay the Base Rent and Additional Rent, properly apportioned up to such date of termination, and both parties hereto shall thereafter be discharged of all further obligations under this Lease, except for those obligations which expressly survive the expiration or earlier termination of the Lease Term.

11.3 Waiver of Statutory Provisions. The provisions of this Lease, including this Article 11, constitute an express agreement between Landlord and Tenant with respect to any and all damage to, or destruction of, all or any part of the Premises, the Building or any other portion of the Project, and any statute or regulation of the state in which the Project is located, including, without limitation, Sections 1932(2) and 1933(4) of the California Civil Code, with respect to any rights or obligations concerning damage or destruction in the absence of an express agreement between the parties, and any other statute or regulation, now or hereafter in effect, shall have no application to this Lease or any damage or destruction to all or any part of the Premises, the Building or any other portion of the Project.

ARTICLE 12

CONDEMNATION

12.1 Permanent Taking. If the whole or any part of the Premises, Building or Project shall be taken by power of eminent domain or condemned by any competent authority for any public or quasi-public use or purpose, or if any adjacent property or street shall be so taken or condemned, or reconfigured or vacated by such authority in such manner as to require the use, reconstruction or remodeling of any part of the Premises, Building or Project, or if Landlord shall grant a deed or other instrument in lieu of such taking by eminent domain or condemnation, Landlord shall have the option to terminate this Lease upon ninety (90) days’ notice, provided such notice is given no later than one hundred eighty (180) days after the date of such taking, condemnation, deed or other instrument. If more than twenty-five percent (25%) of the rentable square feet of the Premises is taken, or if access to the Premises is substantially impaired, Tenant shall have the option to terminate this Lease upon ninety (90) days’ notice, provided such notice is given no later than one hundred eighty (180) days after the date of such taking. Landlord shall be entitled to receive the entire award or payment in connection therewith, except that Tenant shall have the right to file any separate claim available to Tenant for any taking of Tenant’s personal property and fixtures belonging to Tenant and removable by Tenant upon expiration of the Lease Term pursuant to the terms of this Lease, and for moving expenses, so long as such claim does not diminish the award available to Landlord, or its ground lessor or mortgagee with respect to the Project, and such claim is payable separately to Tenant. All Rent shall be apportioned as of the date of such termination, or the date of such taking, whichever shall first occur. If any part of the Premises shall be taken, and this Lease shall not be so terminated, the Base Rent and Tenant’s Share of Operating Expenses, Tax Expenses and Utilities Costs shall be proportionately abated. Tenant hereby waives any and all rights it might otherwise have pursuant to Section 1265.130 of The California Code of Civil Procedure.

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12.2 Temporary Taking. Notwithstanding anything to the contrary contained in this Article 12, in the event of a temporary taking of all or any portion of the Premises for a period of one hundred and eighty (180) days or less, then this Lease shall not terminate but the Base Rent and Tenant’s Share of Operating Expenses, Tax Expenses and Utilities Costs shall be abated for the period of such taking in proportion to the ratio that the amount of rentable square feet of the Premises taken bears to the total rentable square feet of the Premises. Landlord shall be entitled to receive the entire award made in connection with any such temporary taking.

ARTICLE 13

COVENANT OF QUIET ENJOYMENT

Landlord covenants that Tenant, on paying the Rent, charges for services and other payments herein reserved and on keeping, observing and performing all the other terms, covenants, conditions, and agreements herein contained on the part of Tenant to be kept, observed and performed, shall, during the Lease Term, peaceably and quietly have, hold and enjoy the Premises subject to the terms, covenants, conditions, and agreements hereof without interference by any persons lawfully claiming by or through Landlord. The foregoing covenant is in lieu of any other covenant express or implied.

ARTICLE 14

ASSIGNMENT AND SUBLETTING

14.1 Transfers. Tenant shall not, without the prior written consent of Landlord, assign, mortgage, pledge, hypothecate, encumber, or permit any lien to attach to, or otherwise transfer, this Lease or any interest hereunder, permit any assignment or other such foregoing transfer of this Lease or any interest hereunder by operation of law, sublet the Premises or any part thereof, or permit the use of the Premises by any persons other than Tenant and its employees (all of the foregoing are hereinafter sometimes referred to collectively as “Transfers” and any person to whom any Transfer is made or sought to be made is hereinafter sometimes referred to as a “Transferee”). If Tenant shall desire Landlord’s consent to any Transfer, Tenant shall notify Landlord in writing, which notice (the “Transfer Notice”) shall include (i) the proposed effective date of the Transfer, which shall not be less than thirty (30) days nor more than one hundred eighty (180) days after the date of delivery of the Transfer Notice, (ii) a description of the portion of the Premises to be transferred (the “Subject Space”), (iii) all of the terms of the proposed Transfer, the name and address of the proposed Transferee, and a copy of all existing and/or proposed documentation pertaining to the proposed Transfer, (iv) current financial statements of the proposed Transferee certified by an officer, partner or owner thereof (which Landlord shall treat as confidential and not disclose), (v) a list of Hazardous Materials, certified by the proposed Transferee to be true and correct, that the proposed Transferee intends to use or store in the Premises, and (vi) such other information as Landlord may reasonably require. Any Transfer made without Landlord’s prior written consent shall, at Landlord’s option, be null, void and of no effect, and shall, at Landlord’s option, constitute a default by Tenant under this Lease. Whether or not Landlord shall grant consent, within thirty (30) days after written request by Landlord, Tenant shall pay to Landlord One Thousand Five Hundred Dollars ($1,500.00) to reimburse Landlord for its review and processing fees, and Tenant shall also reimburse Landlord for any reasonable legal fees incurred by Landlord in connection with Tenant’s proposed Transfer.

14.2 Landlord’s Consent. Landlord shall not unreasonably withhold its consent to any proposed Transfer on the terms specified in the Transfer Notice. In no event shall Landlord be deemed to be unreasonable for declining to consent to a Transfer to a transferee jeopardizing directly or indirectly the status of Landlord or any of Landlord’s affiliates as a Real Estate Investment Trust under the Internal Revenue Code of 1986 (as the same may be amended from time to time, the “Revenue Code”) in accordance with the following sentence. Notwithstanding anything contained in this Lease to the contrary, (w) no Transfer shall be consummated on any basis such that the rental or other amounts to be paid by the occupant, assignee, manager or other transferee thereunder would be based, in whole or in part, on the income or profits derived by the business activities of such occupant, assignee, manager or other transferee; (x) Tenant shall not furnish or render any services to an occupant, assignee, manager or other transferee with respect to whom transfer consideration is required to be paid, or manage or operate the Premises or any capital additions so transferred, with respect to which transfer consideration is being paid; (y) Tenant shall not consummate a Transfer with any person in which Landlord owns an interest, directly or indirectly (by applying constructive ownership rules set forth in Section 856(d)(5) of the Revenue Code); and (z) Tenant shall not consummate a Transfer with any person or in any manner that could cause any portion of the amounts received by Landlord pursuant to this Lease or any sublease, license or other arrangement for the right to use, occupy or possess any portion of the Premises to fail to qualify as “rents from real property” within the meaning of Section 856(d) of the Revenue Code, or any similar or successor provision thereto or which could cause any other income of Landlord to fail to qualify as income described in Section 856(c)(2) of the Revenue Code. The parties hereby agree that it shall be reasonable under this Lease and under any applicable law for Landlord to withhold consent to any proposed Transfer where one or more of the following apply, without limitation as to other reasonable grounds for withholding consent:

14.2.1 The Transferee is of a character or reputation or engaged in a business which is not consistent with the quality of the Building or Project;

14.2.2 The Transferee intends to use the Subject Space for purposes which are not permitted under this Lease;

14.2.3 The Transferee is either a governmental agency or instrumentality thereof;

14.2.4 The Transfer will result in more than a reasonable and safe number of occupants per floor within the Subject Space;

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14.2.5 The Transferee is not a party of reasonable financial worth and/or financial stability in light of the responsibilities involved under the Lease on the date consent is requested;

14.2.6 The proposed Transfer would cause Landlord to be in violation of another lease or agreement to which Landlord is a party, or would give an occupant of the Project a right to cancel its lease, provided that Landlord notified Tenant of such restrictions prior to the date of this Lease;

14.2.7 The terms of the proposed Transfer will allow the Transferee to exercise a right of renewal, right of expansion, right of first offer, or other similar right held by Tenant (or will allow the Transferee to occupy space leased by Tenant pursuant to any such right); or

14.2.8 Either the proposed Transferee, or any person or entity which directly or indirectly, controls, is controlled by, or is under common control with, the proposed Transferee, (i) occupies space in the Project at the time of the request for consent, or (ii) is negotiating with Landlord to lease space in the Project at such time.

If Landlord consents to any Transfer pursuant to the terms of this Section 14.2 (and does not exercise any recapture rights Landlord may have under Section 14.4 below), Tenant may within six (6) months after Landlord’s consent, enter into such Transfer of the Premises or portion thereof, upon substantially the same terms and conditions as are set forth in the Transfer Notice furnished by Tenant to Landlord pursuant to Section 14.1 above, provided that if there are any changes in the terms and conditions from those specified in the Transfer Notice (i) such that Landlord would initially have been entitled to refuse its consent to such Transfer under this Section 14.2, or (ii) which would cause the proposed Transfer to be materially more favorable to the Transferee than the terms set forth in Tenant’s original Transfer Notice, Tenant shall again submit the Transfer to Landlord for its approval and other action under this Article 14 (including Landlord’s right of recapture, if any, under Section 14.4 of this Lease).

14.3 Transfer Premium. If Landlord consents to a Transfer, as a condition thereto which the parties hereby agree is reasonable, Tenant shall pay to Landlord fifty percent (50%) of any Transfer Premium received by Tenant from such Transferee. “Transfer Premium” shall mean all rent, additional rent or other consideration payable by such Transferee in excess of the Rent and Additional Rent payable by Tenant under this Lease on a per rentable square foot basis if less than all of the Premises is transferred, after deducting the reasonable expenses incurred by Tenant for (i) any reasonable changes, alterations and improvements to the Premises in connection with the Transfer (but only to the extent approved by Landlord), and (ii) any reasonable brokerage commissions, marketing expenses, allowances or other reasonable costs in connection with the Transfer (collectively, the “Subleasing Costs”). Transfer Premium shall also include, but not be limited to, key money and bonus money paid by Transferee to Tenant as compensation for such Transfer, and any payment in excess of fair market value for services rendered by Tenant to Transferee.

14.4 Landlord’s Option as to Subject Space. Notwithstanding anything to the contrary contained in this Article 14, if the proposed Transfer is an assignment (to other than an Affiliate) or a sublessee with respect to the balance of the Lease Term, Landlord shall have the option, by giving written notice to Tenant within ten (10) days after receipt of any Transfer Notice, to recapture the Subject Space. Such recapture notice shall terminate this Lease with respect to the Subject Space as of the date stated in the Transfer Notice as the effective date of the proposed Transfer until the last day of the term of the Transfer as set forth in the Transfer Notice. If this Lease is terminated with respect to less than the entire Premises, the Rent reserved herein shall be prorated on the basis of the rentable square feet retained by Tenant in proportion to the rentable square feet contained in the Premises, and this Lease as so amended shall continue thereafter in full force and effect, and upon request of either party, the parties shall execute written confirmation of the same. If Landlord declines, or fails to elect in a timely manner to recapture the Subject Space under this Section 14.4, then, provided Landlord has consented to the proposed Transfer, Tenant shall be entitled to proceed to transfer the Subject Space to the proposed Transferee, subject to provisions of the last paragraph of Section 14.2 above.

14.5 Effect of Transfer. If Landlord consents to a Transfer: (i) the terms and conditions of this Lease shall in no way be deemed to have been waived or modified; (ii) such consent shall not be deemed consent to any further Transfer by either Tenant or a Transferee; (iii) Tenant shall deliver to Landlord, promptly after execution, an original executed copy of all documentation pertaining to the Transfer in form reasonably acceptable to Landlord; and (iv) no Transfer relating to this Lease or agreement entered into with respect thereto, whether with or without Landlord’s consent, shall relieve Tenant or any guarantor of the Lease from liability under this Lease. Landlord or its authorized representatives shall have the right at all reasonable times to audit the books, records and papers of Tenant relating to any Transfer, and shall have the right to make copies thereof, provided that Landlord executes a commercially reasonable non-disclosure agreement. If the Transfer Premium respecting any Transfer shall be found understated, Tenant shall, within thirty (30) days after demand, pay the deficiency and Landlord’s costs of such audit.

14.6 Additional Transfers. For purposes of this Lease, the term “Transfer” shall also include: (i) if Tenant is a partnership or limited liability company, the withdrawal or change, voluntary, involuntary or by operation of law, of more than fifty percent (50%) of the partners or members, or transfer of more than fifty percent (50%) of the partnership or membership interests, within a twelve (12)-month period, or the dissolution of the partnership without immediate reconstitution thereof; and (ii) if Tenant is a closely held corporation (i.e., whose stock is not publicly held and not traded through an exchange or over the counter), (A) the dissolution, merger, consolidation or other reorganization of Tenant, (B) the sale or other transfer of more than an aggregate of fifty percent (50%) of the voting shares of Tenant (other than to immediate family members by reason of gift or death), within a twelve (12)-month period, or (C) the sale, mortgage, hypothecation or pledge of more than an aggregate of fifty percent (50%) of the value of the unencumbered assets of Tenant within a twelve (12)-month period.

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14.7 Affiliated Companies/Restructuring of Business Organization. Neither (A) the assignment or subletting by Tenant of all or any portion of this Lease or the Premises to (i) a parent or subsidiary of Tenant, or (ii) any person or entity which controls, is controlled by or under common control with Tenant, or (iii) any entity which purchases all or substantially all of the assets of Tenant in one or a series of transactions, or (iv) any entity into which Tenant is merged or consolidated (all such persons or entities described in (i), (ii), (iii) and (iv) being sometimes hereinafter referred to as “Affiliates”), nor (B) any transfer of the stock of Tenant, shall be deemed a Transfer under this Article 14, provided that:

14.7.1 Any such Affiliate was not formed, nor was such financing intended, as a subterfuge to avoid the obligations of this Article 14;

14.7.2 Tenant gives Landlord prior written notice of any such assignment, sublease, financing or public offering, unless precluded by non-disclosure obligations, in which case Tenant shall notify Landlord promptly thereafter;

14.7.3 Tenant or any such Affiliate has, following the effective date of any such assignment, sublease, financing or public offering, a tangible net worth, in the aggregate, computed in accordance with generally accepted accounting principles, which is equal to or greater than Tenant as of the effective date of any such assignment, sublease, financing or public offering;

14.7.4 Any such Affiliate shall assume, in a written document reasonably satisfactory to Landlord and delivered to Landlord upon or prior to the effective date of such assignment or sublease, all the obligations of Tenant under this Lease; and

14.7.5 Tenant shall remain fully liable for all obligations to be performed by Tenant under this Lease.

An Affiliate that is an assignee of Original Tenant’s (or a prior Affiliate Assignee’s) entire interest in this Lease may be referred to as an “Affiliate Assignee.”

ARTICLE 15

SURRENDER; OWNERSHIP AND REMOVAL OF PERSONAL PROPERTY

15.1 Surrender of Premises. No act or thing done by Landlord or any agent or employee of Landlord during the Lease Term shall be deemed to constitute an acceptance by Landlord of a surrender of the Premises unless such intent is specifically acknowledged in a writing signed by Landlord. The delivery of keys to the Premises to Landlord or any agent or employee of Landlord shall not constitute a surrender of the Premises or effect a termination of this Lease, whether or not the keys are thereafter retained by Landlord, and notwithstanding such delivery Tenant shall be entitled to the return of such keys at any reasonable time upon request until this Lease shall have been properly terminated. The voluntary or other surrender of this Lease by Tenant, whether accepted by Landlord or not, or a mutual termination hereof, shall not work a merger, and at the option of Landlord shall operate as an assignment to Landlord of all subleases or subtenancies affecting the Premises.

15.2 Removal of Tenant Property by Tenant. Upon the expiration of the Lease Term, or upon any earlier termination of this Lease, Tenant shall, subject to the provisions of this Article 15, quit and surrender possession of the Premises to Landlord in as good order and condition as when Tenant took possession and as thereafter improved by Landlord and/or Tenant, reasonable wear and tear and repairs which are specifically made the responsibility of Landlord hereunder excepted. Tenant’s restoration obligations with respect to any Alterations may also include satisfying Landlord’s commercially reasonable procedures regarding the cleaning of any lab systems and sealing any connection points of any such lab systems to the Premises, all at Tenant’s sole cost and expense. Upon such expiration or termination, Tenant shall, without expense to Landlord, remove or cause to be removed from the Premises all telephone, data, and other cabling and wiring (including any cabling and wiring associated with the Wi-Fi Network, if any) installed or caused to be installed by Tenant (including any cabling and wiring, installed above the ceiling of the Premises or below the floor of the Premises), all debris and rubbish, and such items of furniture, equipment, free-standing cabinet work, and other articles of personal property owned by Tenant or installed or placed by Tenant at its expense in the Premises, and such similar articles of any other persons claiming under Tenant, as Landlord may, in its sole discretion, require to be removed, and Tenant shall repair at its own expense all damage to the Premises and Building resulting from such removal. Tenant’s obligations under this Section 15.2 shall survive the expiration or earlier termination of this Lease.

ARTICLE 16

HOLDING OVER

If Tenant holds over after the expiration of the Lease Term hereof, with or without the express or implied consent of Landlord, such tenancy shall be from month-to-month only, and shall not constitute a renewal hereof or an extension for any further term, and in such case Base Rent shall be payable at a monthly rate equal to one hundred fifty percent (150%) of the Base Rent applicable during the last rental period of the Lease Term under this Lease. Such month-to-month tenancy shall be subject to every other term, covenant and agreement contained herein. Landlord hereby expressly reserves the right to require Tenant to surrender possession of the Premises to Landlord as provided in this Lease upon the expiration or other termination of this Lease. The provisions of this Article 16 shall not be deemed to limit or constitute a waiver of any other rights or remedies of Landlord provided herein or at law. If Tenant fails to surrender the Premises prior to three months after the termination or expiration of this Lease, in addition

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to any other liabilities to Landlord accruing therefrom, Tenant shall protect, defend, indemnify and hold Landlord harmless from all loss, costs (including reasonable attorneys’ fees) and liability resulting from such failure, including, without limiting the generality of the foregoing, any claims made by any succeeding tenant founded upon such failure to surrender, and any lost profits to Landlord resulting therefrom.

ARTICLE 17

ESTOPPEL CERTIFICATES

Within ten (10) days following a request in writing by Landlord, Tenant shall execute and deliver to Landlord an estoppel certificate, which, as submitted by Landlord, shall be in the form as may be required by any prospective mortgagee or purchaser of the Project (or any portion thereof), indicating therein any exceptions thereto that may exist at that time, and shall also contain any other information reasonably requested by Landlord or Landlord’s mortgagee or Landlord’s prospective mortgagees. Tenant shall execute and deliver whatever other instruments may be reasonably required for such purposes. Failure by Tenant to so deliver such estoppel certificate shall be a material default of the provisions of this Lease. Upon request from time to time, Tenant agrees to provide to Landlord, within ten (10) days after Landlord’s delivery of written request therefor, current financial statements for Tenant, dated no earlier than one (1) year prior to such written request, certified as accurate by Tenant or, if available, audited financial statements prepared by an independent certified public accountant with copies of the auditor’s statement; provided that Landlord executes Tenant’s customary and commercially reasonable non-disclosure agreement.

ARTICLE 18

SUBORDINATION

This Lease is subject and subordinate to all present and future ground leases of the Project and to the lien of any mortgages or trust deeds, now or hereafter in force against the Project, if any, and to all renewals, extensions, modifications, consolidations and replacements thereof, and to all advances made or hereafter to be made upon the security of such mortgages or trust deeds, unless the holders of such mortgages or trust deeds, or the lessors under such ground lease, require in writing that this Lease be superior thereto; provided, however, that a condition precedent to the subordination of this Lease to any future ground or underlying lease or to the lien of any future mortgage or deed of trust is that Landlord shall obtain for the benefit of Tenant a commercially reasonable subordination, non-disturbance and attornment agreement from the landlord or lender of such future instrument. Tenant covenants and agrees in the event any proceedings are brought for the foreclosure of any such mortgage, or if any ground lease is terminated, to attorn, without any deductions or set-offs whatsoever, to the purchaser upon any such foreclosure sale, or to the lessor of such ground lease, as the case may be, if so requested to do so by such purchaser or lessor, and to recognize such purchaser or lessor as the lessor under this Lease. Tenant shall, within five (5) days of request by Landlord, execute such further instruments or assurances as Landlord may reasonably deem necessary to evidence or confirm the subordination or superiority of this Lease to any such mortgages, trust deeds, or ground leases. Tenant waives the provisions of any current or future statute, rule or law which may give or purport to give Tenant any right or election to terminate or otherwise adversely affect this Lease and the obligations of the Tenant hereunder in the event of any foreclosure proceeding or sale. Within sixty (60) days after the execution of this Lease, Landlord shall obtain a non-disturbance agreement from the holder of any pre-existing mortgage encumbering the Building in the form attached hereto as Exhibit E. In the event that Landlord is unable to provide the non-disturbance agreement within said sixty (60) days, then Tenant shall have the right to terminate this Lease.

ARTICLE 19

TENANT’S DEFAULTS; LANDLORD’S REMEDIES

19.1 Events of Default by Tenant. All covenants and agreements to be kept or performed by Tenant under this Lease shall be performed by Tenant at Tenant’s sole cost and expense and without any reduction of Rent. Tenant shall only be deemed to be in default or breach of this Lease upon the occurrence of any of the following:

19.1.1 Any failure by Tenant to pay any Rent, Additional Rent or any other charge required to be paid under this Lease, or any part thereof, within five (5) days after delivery of written notice that the same was not paid when due, provided however, that any such notice shall be in lieu of, and not in addition to, any notice required under California Code of Civil Procedure Section 1161 or any similar or successor law; or

19.1.2 Any failure by Tenant to observe or perform any other provision, covenant or condition of this Lease to be observed or performed by Tenant (other than the payment of Rent or Additional Rent) where such failure continues for fifteen (15) days after written notice thereof from Landlord to Tenant; provided however, that any such notice shall be in lieu of, and not in addition to, any notice required under California Code of Civil Procedure Section 1161 or any similar or successor law; and provided further that if the nature of such default is such that the same cannot reasonably be cured within a fifteen (15)-day period, Tenant shall not be deemed to be in default if it diligently commences such cure within such period and thereafter diligently proceeds to rectify and cure said default as soon as possible; or

19.1.3 Permanent abandonment of the Premises by Tenant.

19.1.4 Tenant makes an assignment for the benefit of creditors.

19.1.5 A receiver, trustee or custodian is appointed to or does take title, possession or control of all or substantially all of Tenant’s assets and Tenant does not cure same within one hundred twenty (120) days.

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19.1.6 Tenant files a voluntary petition under the United States Bankruptcy Code or any successor statute (as the same may be amended from time to time, (the “Bankruptcy Code”) or an order for relief is entered against Tenant pursuant to a voluntary or involuntary proceeding commenced under any chapter of the Bankruptcy Code and is not dismissed within one hundred twenty (120) days.

19.1.7 Any involuntary petition is filed against Tenant under any chapter of the Bankruptcy Code and is not dismissed within one hundred twenty (120) days.

19.1.8 Intentionally blank.

19.1.9 Tenant fails to deliver an estoppel certificate in accordance with Article 17 following a second request from Landlord and the passage of five (5) business days.

19.1.10 Tenant’s interest in this Lease is attached, executed upon or otherwise judicially seized and such action is not released within one hundred twenty (120) days of the action.

19.2 Landlord’s Remedies Upon Default. Upon the occurrence of any such default by Tenant, Landlord shall have, in addition to any other remedies available to Landlord at law or in equity, the option to pursue any one or more of the following remedies, each and all of which shall be cumulative and nonexclusive, without any notice or demand whatsoever.

19.2.1 Terminate this Lease, in which event Tenant shall immediately surrender the Premises to Landlord, and if Tenant fails to do so, Landlord may, without prejudice to any other remedy which it may have for possession or arrearages in rent, enter upon and take possession of the Premises and expel or remove Tenant and any other person who may be occupying the Premises or any part thereof, without being liable for prosecution or any claim for damages therefor; and Landlord may recover from Tenant the following:

(i) the worth at the time of award of any unpaid rent which has been earned at the time of such termination; plus

(ii) the worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

(iii) the worth at the time of award of the amount by which the unpaid rent for the balance of the Lease Term after the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

(iv) any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant’s failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, specifically including but not limited to, brokerage commissions and advertising expenses incurred, expenses of remodeling the Premises or any portion thereof for a new tenant, whether for the same or a different use, and any special concessions made to obtain a new tenant; plus

(v) at Landlord’s election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable law.

The term “rent” as used in this Section 19.2 shall be deemed to be and to mean all sums of every nature required to be paid by Tenant pursuant to the terms of this Lease, whether to Landlord or to others. As used in Sections 19.2.1(i) and (ii), above, the “worth at the time of award” shall be computed by allowing interest at the Interest Rate set forth in Section 4.5 above. As used in Section 19.2.1(iii) above, the “worth at the time of award” shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%).

19.2.2 Landlord shall have the remedy described in California Civil Code Section 1951.4 (lessor may continue lease in effect after lessee’s breach and abandonment and recover rent as it becomes due, if lessee has the right to sublet or assign, subject only to reasonable limitations). Accordingly, if Landlord does not elect to terminate this Lease on account of any default by Tenant, Landlord may, from time to time, without terminating this Lease, enforce all of its rights and remedies under this Lease, including the right to recover all rent as it becomes due.

19.2.3 Landlord may, but shall not be obligated to, make any such payment or perform or otherwise cure any such obligation, provision, covenant or condition on Tenant’s part to be observed or performed (and may enter the Premises for such purposes). In the event of Tenant’s failure to perform any of its obligations or covenants under this Lease, and such failure to perform poses a material risk of injury or harm to persons or damage to or loss of property, then Landlord shall have the right to cure or otherwise perform such covenant or obligation at any time after such failure to perform by Tenant, whether or not any such notice or cure period set forth in Section 19.1 above has expired. Any such actions undertaken by Landlord pursuant to the foregoing provisions of this Section 19.2.3 shall not be deemed a waiver of Landlord’s rights and remedies as a result of Tenant’s failure to perform and shall not release Tenant from any of its obligations under this Lease.

19.3 Payment by Tenant. Tenant shall pay to Landlord, within ten (10) days after delivery by Landlord to Tenant of statements therefor: (i) sums equal to expenditures reasonably made and obligations incurred by Landlord in connection with Landlord’s performance or cure of any of Tenant’s obligations pursuant to the provisions of Section 19.2.3 above; and (ii) sums equal to all expenditures made and obligations incurred by Landlord in collecting

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or attempting to collect the Rent or in enforcing or attempting to enforce any rights of Landlord under this Lease or pursuant to law, including, without limitation, all legal fees and other amounts so expended. Tenant’s obligations under this Section 19.3 shall survive the expiration or sooner termination of the Lease Term.

19.4 Sublessees of Tenant. Whether or not Landlord elects to terminate this Lease on account of any default by Tenant, as set forth in this Article 19, Landlord shall have the right to terminate any and all subleases, licenses, concessions or other consensual arrangements for possession entered into by Tenant and affecting the Premises or may, in Landlord’s sole discretion, succeed to Tenant’s interest in such subleases, licenses, concessions or arrangements. If Landlord elects to succeed to Tenant’s interest in any such subleases, licenses, concessions or arrangements, Tenant shall, as of the date of notice by Landlord of such election, have no further right to or interest in the rent or other consideration receivable thereunder.

19.5 Waiver of Default. No waiver by Landlord of any violation or breach by Tenant of any of the terms, provisions and covenants herein contained shall be deemed or construed to constitute a waiver of any other or later violation or breach by Tenant of the same or any other of the terms, provisions, and covenants herein contained. Forbearance by Landlord in enforcement of one or more of the remedies herein provided upon a default by Tenant shall not be deemed or construed to constitute a waiver of such default. The acceptance of any Rent hereunder by Landlord following the occurrence of any default, whether or not known to Landlord, shall not be deemed a waiver of any such default, except only a default in the payment of the Rent so accepted.

19.6 Efforts to Relet. For the purposes of this Article 19, Tenant’s right to possession shall not be deemed to have been terminated by efforts of Landlord to relet the Premises, by its acts of maintenance or preservation with respect to the Premises, or by appointment of a receiver to protect Landlord’s interests hereunder. The foregoing enumeration is not exhaustive, but merely illustrative of acts which may be performed by Landlord without terminating Tenant’s right to possession.

19.7 Bankruptcy. In the event a debtor, trustee or debtor in possession under the Bankruptcy Code, or another person with similar rights, duties and powers under any other applicable laws, proposes to cure any default under this Lease or to assume or assign this Lease and is obliged to provide adequate assurance to Landlord that (a) a default shall be cured, (b) Landlord shall be compensated for its damages arising from any breach of this Lease and (c) future performance of Tenant’s obligations under this Lease shall occur, then such adequate assurances shall include any or all of the following, as designated by Landlord in its sole and absolute discretion:

(i) Those acts specified in the Bankruptcy Code or other applicable laws as included within the meaning of “adequate assurance,” even if this Lease does not concern a shopping center or other facility described in such applicable laws;

(ii) A prompt cash payment to compensate Landlord for any monetary defaults or actual damages arising directly from a breach of this Lease;

(iii) A cash deposit in an amount at least equal to the then-current amount of the Security Deposit; or

(iv) The assumption or assignment of all of Tenant’s interest and obligations under this Lease.

ARTICLE 20

SECURITY DEPOSIT

Concurrent with Tenant’s execution of this Lease, Tenant shall deposit with Landlord a security deposit (the “Security Deposit”) in the amount set forth in Section 10 of the Summary. The Security Deposit shall be held by Landlord as security for the faithful performance by Tenant of all the terms, covenants, and conditions of this Lease to be kept and performed by Tenant during the Lease Term. If Tenant defaults with respect to any provisions of this Lease beyond the expiration of all applicable notice and cure periods, including, but not limited to, the provisions relating to the payment of Rent, Landlord may, but shall not be required to, use, apply or retain all or any part of the Security Deposit for the payment of any Rent or any other sum in default, or for the payment of any amount that Landlord may spend or become obligated to spend by reason of Tenant’s default, or to compensate Landlord for any other loss or damage that Landlord may suffer by reason of Tenant’s default. If any portion of the Security Deposit is so used or applied, Tenant shall, within five (5) business days after written demand therefor, deposit cash with Landlord in an amount sufficient to restore the Security Deposit to its original amount, and Tenant’s failure to do so shall be a default under this Lease. If Tenant is not in default of this Lease at the expiration or termination of this Lease beyond the expiration of all applicable notice and cure periods, the Security Deposit, or any balance thereof, shall be returned to Tenant, or, at Landlord’s option, to the last assignee of Tenant’s interest hereunder, within sixty (60) days following the expiration of the Lease Term. Tenant shall not be entitled to any interest on the Security Deposit. Tenant hereby waives the provisions of Section 1950.7 of the California Civil Code, and all other provisions of law, now or hereafter in force, which provide that Landlord may claim from a security deposit only those sums reasonably necessary to remedy defaults in the payment of rent, to repair damage caused by Tenant or to clean the Premises, it being agreed that Landlord may, in addition, claim those sums reasonably necessary to compensate Landlord for any other loss or damage, foreseeable or unforeseeable, caused by the act or omission of Tenant or any officer, employee, agent or invitee of Tenant. In the event of bankruptcy or other debtor-creditor proceedings against Tenant, the Security Deposit shall be deemed to be applied first to the payment of Rent and other charges due Landlord for all periods prior to the filing of such proceedings.

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ARTICLE 21

COMPLIANCE WITH LAW

Tenant shall not do anything or suffer anything to be done in or about the Premises which will in any way conflict with any law, statute, ordinance or other governmental rule, regulation or requirement now in force or which may hereafter be enacted or promulgated. At its sole cost and expense, Tenant shall promptly comply with all such governmental measures, other than the making of structural changes or changes to the Building’s life safety system (collectively the “Excluded Changes”); provided, however, to the extent such Excluded Changes are required due to or triggered by Tenant’s improvements or alterations to and/or manner of use of the Premises, Landlord shall perform such work, at Tenant’s cost (which shall be paid by Tenant to Landlord within ten (10) days after Tenant’s receipt of invoice therefor from Landlord). In addition, Tenant shall fully comply with all present or future programs intended to manage parking, transportation or traffic in and around the Project, and in connection therewith, Tenant shall take responsible action for the transportation planning and management of all employees located at the Premises by working directly with Landlord, any governmental transportation management organization or any other transportation-related committees or entities. The judgment of any court of competent jurisdiction or the admission of Tenant in any judicial action, regardless of whether Landlord is a party thereto, that Tenant has violated any of said governmental measures, shall be conclusive of that fact as between Landlord and Tenant.

ARTICLE 22

ENTRY BY LANDLORD

Landlord reserves the right at all reasonable times and upon reasonable notice to Tenant to enter the Premises to: (i) inspect them; (ii) show the Premises to prospective purchasers, mortgagees or tenants, or to the ground lessors; (iii) to post notices of nonresponsibility; or (iv) alter, improve or repair the Premises or the Building if necessary to comply with current building codes or other applicable laws, or for structural alterations, repairs or improvements to the Building, or as Landlord may otherwise reasonably desire or deem necessary. Notwithstanding anything to the contrary contained in this Article 22, Landlord may enter the Premises at any time, without notice to Tenant, in emergency situations and/or to perform janitorial or other services required of Landlord pursuant to this Lease. Any such entries shall be without the abatement of Rent and shall include the right to take such reasonable steps as required to accomplish the stated purposes; provided, however, that Landlord shall use commercially reasonable efforts to minimize any disruption to Tenant’s business operations in the Premises during any such entry. Subject to Section 6.8 and Landlord’s indemnity obligations in this Lease, Tenant hereby waives any claims for damages or for any injuries or inconvenience to or interference with Tenant’s business, lost profits, any loss of occupancy or quiet enjoyment of the Premises, and any other loss occasioned thereby. For each of the above purposes, Landlord shall at all times have a key with which to unlock all the doors in the Premises, excluding Tenant’s vaults, safes and special security areas designated in advance by Tenant. In an emergency, Landlord shall have the right to enter without notice and use any means that Landlord may deem proper to open the doors in and to the Premises. Any entry into the Premises in the manner hereinbefore described shall not be deemed to be a forcible or unlawful entry into, or a detainer of, the Premises, or an actual or constructive eviction of Tenant from any portion of the Premises. Notwithstanding anything to the contrary set forth in this Article 22, Tenant may designate certain areas of the Premises as “Secured Areas” should Tenant require such areas for the purpose of securing certain valuable property or confidential information. In connection with the foregoing, Landlord shall not enter such Secured Areas except in the event of an emergency (and in such event Landlord agrees to keep any information discovered in such emergency entry strictly confidential). Landlord need not clean any area designated by Tenant as a Secured Area and shall only maintain or repair such secured areas to the extent (i) such repair or maintenance is required in order to maintain and repair the Building Structure and/or the Building Systems; (ii) as required by applicable laws, or (iii) in response to specific requests by Tenant and in accordance with a schedule reasonably designated by Tenant, subject to Landlord’s reasonable approval.

ARTICLE 23

PARKING

Throughout the Lease Term, Tenant shall have the right to use, on a “first-come, first-serve” basis, in common with other tenants of the Building and free of parking charges, the number of unreserved parking spaces set forth in Section 12 of the Summary, which unreserved parking spaces are located in the Parking Areas servicing the Building as shall be reasonably designated by Landlord from time to time for unreserved parking for the tenants of the Building. Tenant’s continued right to use the parking spaces is conditioned upon (i) Tenant abiding by (A) the Parking Rules and Regulations which are in effect on the date hereof, as set forth in the attached Exhibit D and all reasonable modifications and additions thereto which are prescribed from time to time for the orderly operation and use of the Parking Areas by Landlord, and/or Landlord’s Parking Operator (as defined below), and (B) all recorded covenants, conditions and restrictions affecting the Building, and (ii) upon Tenant’s cooperation in seeing that Tenant’s employees and visitors also comply with the Parking Rules and Regulations (and all such modifications and additions thereto, as the case may be), any such other rules and regulations and covenants, conditions and restrictions. So long as Tenant’s parking rights are not adversely affected (including Tenant being provided with the number of parking spaces to which Tenant is entitled to under this Lease and Landlord providing a reasonable number of visitor parking spaces), Landlord specifically reserve the right to change the size, configuration, design, layout, location and all other aspects of the Parking Areas (including without limitation, implementing paid visitor parking), and Tenant acknowledges and agrees that Landlord may, without incurring any liability to Tenant and without any abatement of Rent under this Lease, from time to time, close-off or restrict access to the Parking Areas. Landlord may delegate its responsibilities hereunder to a parking operator (the “Parking Operator”) in which case the Parking Operator shall have all the rights of control attributed hereby to Landlord. Any parking tax or other charges imposed by governmental authorities in connection with the use of such parking shall be paid directly by Tenant or the parking users, or, if directly imposed against

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Landlord, Tenant shall reimburse Landlord for all such taxes and/or charges within ten (10) days after Landlord’s demand therefor. The parking rights provided to Tenant pursuant to this Article 23 are provided solely for use by Tenant’s own personnel and such rights may not be transferred, assigned, subleased or otherwise alienated by Tenant without Landlord’s prior approval, except in connection with an assignment of this Lease or sublease of the Premises made in accordance with Article 14 above. All visitor parking by Tenant’s visitors shall be subject to availability, as reasonably determined by Landlord (and/or the Parking Operator, as the case may be), parking in such visitor parking areas as may be designated by Landlord (and/or the Parking Operator from time to time, and payment by such visitors of the prevailing visitor parking rate (if any) charged by Landlord (and/or the Parking Operator) from time to time.

ARTICLE 24

MISCELLANEOUS PROVISIONS

24.1 Terms; Captions. The necessary grammatical changes required to make the provisions hereof apply either to corporations or partnerships or individuals, men or women, as the case may require, shall in all cases be assumed as though in each case fully expressed. The captions of Articles and Sections are for convenience only and shall not be deemed to limit, construe, affect or alter the meaning of such Articles and Sections.

24.2 Binding Effect. Each of the provisions of this Lease shall extend to and shall, as the case may require, bind or inure to the benefit not only of Landlord and of Tenant, but also of their respective successors or assigns, provided this clause shall not permit any assignment by Tenant contrary to the provisions of Article 14 above.

24.3 No Waiver. No waiver of any provision of this Lease shall be implied by any failure of a party to enforce any remedy on account of the violation of such provision, even if such violation shall continue or be repeated subsequently, any waiver by a party of any provision of this Lease may only be in writing, and no express waiver shall affect any provision other than the one specified in such waiver and that one only for the time and in the manner specifically stated. No receipt of monies by Landlord from Tenant after the termination of this Lease shall in any way alter the length of the Lease Term or of Tenant’s right of possession hereunder or after the giving of any notice shall reinstate, continue or extend the Lease Term or affect any notice given Tenant prior to the receipt of such monies, it being agreed that after the service of notice or the commencement of a suit or after final judgment for possession of the Premises, Landlord may receive and collect any Rent due, and the payment of said Rent shall not waive or affect said notice, suit or judgment.

24.4 Modification of Lease. If any current or prospective mortgagee or ground lessor for the Project requires modifications to this Lease, which modifications will not cause an increased cost or expense to Tenant or in any other way adversely (other than adversely in a non-material manner) change the rights and obligations of Tenant hereunder, then and in such event, Tenant agrees that this Lease may be so modified and agrees to execute whatever commercially reasonable documents are required therefor and deliver the same to Landlord within ten (10) days following the request therefor. If Landlord or any such current or prospective mortgagee or ground lessor require execution of a short form of Lease for recording, containing, among other customary provisions, the names of the parties, a description of the Premises and the Lease Term, Tenant shall execute such short form of Lease (provided that such form is in a commercially reasonable form) and to deliver the same to Landlord within ten (10) days following the request therefor.

24.5 Transfer of Landlord’s Interest. Landlord has the right to transfer all or any portion of its interest in the Project, the Building and/or in this Lease, and upon any such transfer, Landlord shall automatically be released from all liability under this Lease for matters arising after such transfer and Tenant shall look solely to such transferee for the performance of Landlord’s obligations hereunder after the date of transfer. The liability of any transferee of Landlord shall be limited to the interest of such transferee in the Project and such transferee shall be without personal liability under this Lease, and Tenant hereby expressly waives and releases such personal liability on behalf of itself and all persons claiming by, through or under Tenant. Landlord may also assign its interest in this Lease to a mortgage lender as additional security but such assignment shall not release Landlord from its obligations hereunder and Tenant shall continue to look to Landlord for the performance of its obligations hereunder. None of the Landlord’s partners, shareholders, directors, officers, employees, members or agents shall be personally liable for Landlord’s obligations or any deficiency under this Lease, and service of process shall not be made against any shareholder, member, director, officer, employee or agent of Landlord or any of Landlord’s affiliates. No partner, shareholder, director, officer, employee, member or agent of Landlord or any of its affiliates shall be sued or named as a party in any suit or action, and service of process shall not be made against any partner or member of Landlord except as may be necessary to secure jurisdiction of the partnership, joint venture or limited liability company, as applicable. No partner, shareholder, director, officer, employee, member or agent of Landlord or any of its affiliates shall be required to answer or otherwise plead to any service of process, and no judgment shall be taken or writ of execution levied against any partner, shareholder, director, officer, employee, member or agent of Landlord or any of its affiliates.

24.6 Prohibition Against Recording. Except as provided in Section 24.4 of this Lease, neither this Lease, nor any memorandum, affidavit or other writing with respect thereto, shall be recorded by Tenant or by anyone acting through, under or on behalf of Tenant, and the recording thereof in violation of this provision shall make this Lease null and void at Landlord’s election.

24.7 Landlord’s Title; Air Rights. Landlord’s title is and always shall be paramount to the title of Tenant. Nothing herein contained shall empower Tenant to do any act which can, shall or may encumber the title of Landlord. No rights to any view or to light or air over any property, whether belonging to Landlord or any other person, are granted to Tenant by this Lease.

24.8 Tenant’s Signs.

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24.8.1 Interim Signs. Tenant shall be entitled, at its sole cost and expense, to one (1) identification sign on or near the entry doors of the Premises and for multi-tenant floors (if any) on which the Premises are located, one (1) identification or directional sign, as designated by Landlord, in the elevator lobby on the floor on which the Premises are located. Such signs shall be installed by a signage contractor designated by Landlord. The location, quality, design, style, lighting and size of such signs shall be consistent with the Landlord’s Building standard signage program and shall be subject to Landlord’s prior written approval, which shall not be unreasonably withheld, conditioned or delayed. Upon the expiration or earlier termination of this Lease, Tenant shall be responsible, at its sole cost and expense, for the removal of such signage and the repair of all damage to the Building caused by such removal. Except for such identification signs, Tenant may not install any signs on the exterior or roof of the Building, the Other Existing Buildings or the common areas of the Building or the Project. Any signs, window coverings, or blinds (even if the same are located behind the Landlord approved window coverings for the Building), or other items visible from the exterior of the Premises or Building are subject to the prior approval of Landlord, in its sole and absolute discretion.

24.8.2 Conditional Monument Sign. Subject to the approval of all applicable governmental and quasi- governmental entities, and subject to all applicable governmental and quasi-governmental laws, rules, regulations and codes and any covenants, conditions and restrictions affecting the Real Property, in the event that Landlord elects, in its sole discretion, to construct a multi-tenant monument sign serving the Building (“Conditional Monument Sign”), then Landlord shall allow Tenant the non-exclusive right to have one (1) name sign (“Name Sign”) containing the name “Poseida Therapeutics” on such Conditional Monument Sign (the size of which Name Sign shall be consistent with the size of other name signs on the Conditional Monument Sign). In the event Tenant effects a name change, then Tenant shall have the right to have the Name Sign reflect such change so long as such name would not offend the sensibilities of an institutional landlord in the general vicinity of the Building. In such event, the design, size, specifications, graphics, materials, manner of affixing, exact location, colors and lighting (if applicable) of Tenant’s Name Sign shall be (i) consistent with the quality and appearance of the Project, (ii) subject to the approval of all applicable governmental and quasi-governmental authorities, and subject to all applicable governmental and quasi-governmental laws, rules, regulations and codes and any covenants, conditions and restrictions affecting the Real Property, and (iii) subject to Landlord’s approval (which shall not be unreasonably withheld, conditioned or delayed). Landlord shall install Tenant’s Name Sign at Tenant’s sole cost and expense. In addition, Tenant shall be responsible for all other costs attributable to the fabrication, insurance, lighting (if applicable), maintenance, repair and removal of Tenant’s Name Sign. The conditional signage right granted to Tenant under this Section 24.8.2 is personal to the Original Tenant and any Affiliate Assignee and may not be exercised or used by or assigned to any other person or entity. In addition, Original Tenant (or such Affiliate Assignee, as the case may be) shall no longer have any right to Tenant’s Name Sign if at any time during the Term the Original Tenant (or such Affiliate Assignee) does not lease and occupy the entire Premises then leased by Tenant hereunder. Upon the expiration or sooner termination of this Lease, or upon the earlier termination of Tenant’s signage rights under this Section 24.8.2, Landlord shall have the right to permanently remove Tenant’s Name Sign from the Building and/or the Project and to repair all damage to the Building and/or the Project resulting from such removal and restore the affected area to its original condition existing prior to the installation of such Name Sign, and Tenant shall reimburse Landlord for the costs thereof.

24.9 Relationship of Parties. Nothing contained in this Lease shall be deemed or construed by the parties hereto or by any third party to create the relationship of principal and agent, partnership, joint venturer or any association between Landlord and Tenant, it being expressly understood and agreed that neither the method of computation of Rent nor any act of the parties hereto shall be deemed to create any relationship between Landlord and Tenant other than the relationship of landlord and tenant.

24.10 Application of Payments. Landlord shall have the right to apply payments received from Tenant pursuant to this Lease, regardless of Tenant’s designation of such payments, to satisfy any obligations of Tenant hereunder, in such order and amounts as Landlord, in its sole discretion, may elect.

24.11 Time of Essence. Time is of the essence of this Lease and each of its provisions.

24.12 Partial Invalidity. If any term, provision or condition contained in this Lease shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term, provision or condition to persons or circumstances other than those with respect to which it is invalid or unenforceable, shall not be affected thereby, and each and every other term, provision and condition of this Lease shall be valid and enforceable to the fullest extent possible permitted by law.

24.13 No Warranty. In executing and delivering this Lease, Tenant has not relied on any representation, including, but not limited to, any representation whatsoever as to the amount of any item comprising Additional Rent or the amount of the Additional Rent in the aggregate or that Landlord is furnishing the same services to other tenants, at all, on the same level or on the same basis, or any warranty or any statement of Landlord which is not set forth herein or in one or more of the Exhibits attached hereto.

24.14 Landlord Exculpation. Notwithstanding anything in this Lease to the contrary, and notwithstanding any applicable law to the contrary, the liability of Landlord and the Landlord Parties under this Lease (including any successor landlord) and any recourse by Tenant against Landlord or the Landlord Parties shall be limited solely and exclusively to an amount which is equal to the ownership interest of Landlord in the Project (excluding any proceeds thereof), and neither Landlord, nor any of the Landlord Parties shall have any personal liability therefor, and Tenant hereby expressly waives and releases such personal liability on behalf of itself and all persons claiming by, through or under Tenant.

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24.15 Entire Agreement. There are no oral agreements between the parties hereto affecting this Lease and this Lease supersedes and cancels any and all previous negotiations, arrangements, brochures, agreements and understandings, if any, between the parties hereto or displayed by Landlord to Tenant with respect to the subject matter thereof, and none thereof shall be used to interpret or construe this Lease. This Lease and any side letter or separate agreement executed by Landlord and Tenant in connection with this Lease and dated of even date herewith contain all of the terms, covenants, conditions, warranties and agreements of the parties relating in any manner to the rental, use and occupancy of the Premises, shall be considered to be the only agreement between the parties hereto and their representatives and agents, and none of the terms, covenants, conditions or provisions of this Lease can be modified, deleted or added to except in writing signed by the parties hereto. All negotiations and oral agreements acceptable to both parties have been merged into and are included herein. There are no other representations or warranties between the parties, and all reliance with respect to representations is based totally upon the representations and agreements contained in this Lease.

24.16 Right to Lease. Landlord reserves the absolute right to effect such other tenancies in the Building, the Other Existing Buildings and/or in any other building and/or any other portion of the Project as Landlord in the exercise of its sole business judgment shall determine to best promote the interests of the Project. Tenant does not rely on the fact, nor does Landlord represent, that any specific tenant or type or number of tenants shall, during the Lease Term, occupy any space in the Building, the Other Existing Buildings or Project.

24.17 Force Majeure. Any prevention, delay or stoppage due to strikes, lockouts, labor disputes, acts of God, inability to obtain services, labor, or materials or reasonable substitutes therefor, governmental actions, civil commotions, fire or other casualty, and other causes beyond the reasonable control of the party obligated to perform, except with respect to the obligations imposed with regard to Rent and other charges to be paid by Tenant pursuant to this Lease and except with respect to Tenant’s obligations under the Tenant Work Letter (collectively, the “Force Majeure”), notwithstanding anything to the contrary contained in this Lease, shall excuse the performance of such party for a period equal to any such prevention, delay or stoppage and, therefore, if this Lease specifies a time period for performance of an obligation of either party, that time period shall be extended by the period of any delay in such party’s performance caused by a Force Majeure.

24.18 Waiver of Redemption by Tenant. Tenant hereby waives for Tenant and for all those claiming under Tenant all right now or hereafter existing to redeem by order or judgment of any court or by any legal process or writ, Tenant’s right of occupancy of the Premises after any termination of this Lease.

24.19 Notices. All notices, demands, statements or communications (collectively, “Notices”) given or required to be given by either party to the other hereunder shall be in writing, shall be sent by United States certified or registered mail, postage prepaid, return receipt requested, or delivered personally or sent by overnight courier services that provides for proof of delivery (i) to Tenant at the appropriate address set forth in Section 5 of the Summary, or to such other place as Tenant may from time to time designate in a Notice to Landlord; or (ii) to Landlord at the addresses set forth in Section 3 of the Summary, or to such other firm or to such other place as Landlord may from time to time designate in a Notice to Tenant. Any Notice will be deemed given (A) upon the date delivered or rejected if it is mailed as provided in this Section 24.19, or (B) upon the date personal delivery is made or rejected, or (C) upon the date the overnight courier delivery is made or rejected, as the case may be. If Tenant is notified of the identity and address of Landlord’s mortgagee or ground lessor, Tenant shall give to such mortgagee or ground lessor written notice of any default by Landlord under the terms of this Lease by registered or certified mail, and such mortgagee or ground lessor shall be given a reasonable opportunity to cure such default prior to Tenant’s exercising any remedy available to Tenant.

24.20 Joint and Several. If there is more than one person or entity executing this Lease as Tenant, the obligations imposed upon such persons and entities under this Lease are and shall be joint and several.

24.21 Representations. Tenant guarantees, warrants and represents that (a) Tenant is duly incorporated or otherwise established or formed and validly existing under the laws of its state of incorporation, establishment or formation, (b) Tenant has and is duly qualified to do business in the state in which the Project is located, (c) Tenant has full corporate, partnership, trust, association or other appropriate power and authority to enter into this Lease and to perform all Tenant’s obligations hereunder, (d) each person (and all of the persons if more than one signs) signing this Lease on behalf of Tenant is duly and validly authorized to do so and (e) neither (i) the execution, delivery or performance of this Lease nor (ii) the consummation of the transactions contemplated hereby will violate or conflict with any provision of documents or instruments under which Tenant is constituted or to which Tenant is a party. In addition, Tenant guarantees, warrants and represents that none of (x) it, (y) its affiliates or partners nor (z) to the best of its knowledge, its members, shareholders or other equity owners or any of their respective employees, officers, directors, representatives or agents is a person or entity with whom U.S. persons or entities are restricted from doing business under regulations of the Office of Foreign Asset Control (“OFAC”) of the Department of the Treasury (including those named on OFAC’s Specially Designated and Blocked Persons List) or under any statute, executive order (including the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism) or other similar governmental action.

24.22 Jury Trial; Attorneys’ Fees. IF EITHER PARTY COMMENCES LITIGATION AGAINST THE OTHER FOR THE SPECIFIC PERFORMANCE OF THIS LEASE, FOR DAMAGES FOR THE BREACH HEREOF OR OTHERWISE FOR ENFORCEMENT OF ANY REMEDY HEREUNDER, THE PARTIES HERETO AGREE TO AND HEREBY DO WAIVE ANY RIGHT TO A TRIAL BY JURY. In the event of any such commencement of litigation, the prevailing party shall be entitled to recover from the other party such costs and reasonable attorneys’ fees as may have been incurred, including any and all costs incurred in enforcing, perfecting and executing such judgment.

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24.23 Governing Law. This Lease shall be construed and enforced in accordance with the laws of the state in which the Project is located.

24.24 Submission of Lease. Submission of this instrument for examination or signature by Tenant does not constitute a reservation of or an option for lease, and it is not effective as a lease or otherwise until execution and delivery by both Landlord and Tenant.

24.25 Brokers. Landlord and Tenant each hereby represents and warrants to the other party that it (i) has had no dealings with any real estate broker or agent in connection with the negotiation of this Lease, excepting only the real estate brokers or agents specified in Section 11 of the Summary (collectively, the “Brokers”), and (ii) knows of no other real estate broker or agent who is entitled to a commission in connection with this Lease. Each party agrees to indemnify and defend the other party against and hold the other party harmless from any and all claims, demands, losses, liabilities, lawsuits, judgments, and costs and expenses (including without limitation reasonable attorneys’ fees) with respect to any leasing commission or equivalent compensation alleged to be owing on account of the indemnifying party’s dealings with any real estate broker or agent in connection with this Lease other than the Brokers.

24.26 Independent Covenants. This Lease shall be construed as though the covenants herein between Landlord and Tenant are independent and not dependent and Tenant hereby expressly waives the benefit of any statute to the contrary and agrees that if Landlord fails to perform its obligations set forth herein, Tenant shall not be entitled to make any repairs or perform any acts hereunder at Landlord’s expense or to any setoff of the Rent or other amounts owing hereunder against Landlord; provided, however, that the foregoing shall in no way impair the right of Tenant to commence a separate action against Landlord for any violation by Landlord of the provisions hereof so long as notice is first given to Landlord and any holder of a mortgage or deed of trust covering the Building, Project or any portion thereof, of whose address Tenant has theretofore been notified, and an opportunity is granted to Landlord and such holder to correct such violations as provided above.

24.27 Building Name and Signage. Landlord shall have the right at any time to change the name(s) of the Building, the Other Existing Buildings and Project and to install, affix and maintain any and all signs on the exterior and on the interior of the Building, the Other Existing Buildings and any portion of the Project as Landlord may, in Landlord’s sole discretion, desire; provided that Landlord does not change such name more often than twice during the Lease Term. Tenant shall not use the names of the Building, the Other Existing Buildings or Project or use pictures or illustrations of the Building, the Other Existing Buildings or Project in advertising or other publicity, without the prior written consent of Landlord.

24.28 Building Directory. If the Building contains a tenant name directory, Landlord shall include Tenant’s name and location in the Building on one (1) line on the Building directory. The initial cost of such directory signage shall be paid for by Landlord, but any subsequent charges thereto shall be at Tenant’s cost. In the event Landlord elects (in its sole discretion) to install a monument sign serving the Building, then Landlord may, at Landlord’s election and at Tenant’s sole cost, provide Tenant with Building-standard tenant identification on such monument sign (if any).

24.29 Intentionally blank

24.30 Landlord’s Construction. Except as specifically set forth in this Lease or in the Tenant Work Letter: (i) Landlord has no obligation to alter, remodel, improve, renovate, repair or decorate the Premises, the Building, the Other Existing Buildings, the Project, or any part thereof; and (ii) no representations or warranties respecting the condition of the Premises, the Building, the Other Existing Buildings or the Project have been made by Landlord to Tenant. Tenant acknowledges that prior to and during the Lease Term, Landlord (and/or any common area association) will be completing construction and/or demolition work pertaining to various portions of the Building, the Other Existing Buildings, the Premises, and/or the Project, including without limitation, landscaping and tenant improvements for premises for other tenants and, at Landlord’s sole election, such other buildings, improvements, landscaping and other facilities within or as part of the Project as Landlord (and/or such common area association) shall from time to time desire (collectively, the “Construction”), provided that, notwithstanding anything to the contrary in this Lease, such Construction does not cause any Adverse Condition. In connection with such Construction, Landlord may, among other things, erect scaffolding or other necessary structures in the Building and/or the Other Existing Buildings, limit or eliminate access to portions of the Project, including portions of the common areas, or perform work in the Building, the Other Existing Buildings and/or the Project, which work may create noise, dust or leave debris in the Building, the Other Existing Buildings and/or the Project. Subject to Section 6.8 above, and Landlord’s indemnity obligations in this Lease, Tenant hereby agrees that such Construction and Landlord’s actions in connection with such Construction shall in no way constitute a constructive eviction of Tenant nor entitle Tenant to any abatement of Rent. Landlord reserves full control over the Project to the extent not inconsistent with Tenant’s enjoyment the same as provided in this Lease. This reservation includes Landlord’s right to subdivide the Project and convert portions of the Project to condominium units, change the size of the Project by selling all or a portion of the Project or adding real property and any improvements thereon to the Project; grant easements and licenses to third parties and maintain or establish ownership of the Buildings separate from the fee title to the Project, provided in each instance that it has no adverse effect on Tenant or Tenant’s use of the Premises, parking or any other rights under this Lease.

24.31 Intentionally Omitted.

24.32 Net Lease. This Lease shall be deemed and construed to be an “absolute net lease” and, except as herein expressly provided, Landlord shall receive all payments required to be made by Tenant free from all charges, assessments, impositions, expenses and deductions of any and every kind or nature whatsoever. Landlord shall not

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be required to furnish any services or facilities or to make any repairs, replacements or alterations of any kind in or on the Premises except as specifically provided herein.

[Remainder of Page Intentionally Left Blank; Signatures on Next Page]

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IN WITNESS WHEREOF, Landlord and Tenant have caused this Lease to be executed the day and date first above written.

“Landlord”:

AP3-SD1 CAMPUS POINT LLC,
a Delaware limited liability company

By:	/s/ W. Neil Fox, III
Name:	W. Neil Fox, III
Its:	Chief Executive Officer

“Tenant”:

POSEIDA THERAPEUTICS, INC.,
a Delaware corporation

By:	/s/ Nishan de Silva
Name: Nishan de Silva
Its: President

By:	/s/ Nishan de Silva
Name: Nishan de Silva
Its: Secretary

***

If Tenant is a CORPORATION, the authorized officers must sign on behalf of the corporation and indicate the capacity in which they are signing. The Lease must be executed by the president or vice president and the secretary or assistant secretary, unless the bylaws or a resolution of the board of directors shall otherwise provide, in which event, the bylaws or a certified copy of the resolution, as the case may be, must be attached to this Lease.

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EXHIBIT A

OUTLINE OF FLOOR PLAN OF PREMISES

OPEN TO BELOW
OPEN TO BELOW
OPEN TO BELOW
ROOF DECK
PATIO DECK
ROOF DECK
A
B
C
D
1
2
3
4
5
6

EXHIBIT A-1

SITE PLAN OF PROJECT

EXHIBIT A-2

HAZARDOUS MATERIAL CONTROL AREA

EXHIBIT A-2 -1-	[GENESIS CAMPUS POINT AT 4242] [POSEIDA THERAPEUTICS, INC.]

EXHIBIT B

TENANT WORK LETTER

This Tenant Work Letter (“Tenant Work Letter”) sets forth the terms and conditions relating to the construction of improvements for the Premises. All references in this Tenant Work Letter to the “Lease” shall mean the relevant portions of the Lease to which this Tenant Work Letter is attached as Exhibit B.

SECTION 1

BASE, SHELL AND CORE

Landlord has previously constructed the base, shell and core (i) of the Premises and (ii) of the floor(s) of the Building on which the Premises are located (collectively, the “Base, Shell and Core”), and Tenant shall accept the Base, Shell and Core in its current “As-Is” condition existing as of the date of the Lease and the Lease Commencement Date. Except as otherwise provided below, Landlord shall not be obligated to make or pay for any alterations or improvements to the Premises, the Building or the Project.

SECTION 2

CONSTRUCTION DRAWINGS FOR THE PREMISES

Prior to the execution of the Lease, Landlord and Tenant have approved a preliminary space plan for the construction of certain improvements in the Premises (collectively, “Tenant improvements”) prepared by McFarlane Architects dated February 24, 2016 (the “Tenant Cost Space Plan”), which Tenant Cost Space Plan is attached hereto as Schedule 2; and which Tenant Cost Space Plan replaces the detailed space plan for the construction of certain Building-standard improvements in the Premises, which space plan has been prepared by McFarlane Architects and is dated November 19, 2015 (the “Landlord Cost Final Space Plan”), which Landlord Cost Final Space Plan is attached hereto as Schedule 1 Also attached as Schedule 3 is a preliminary budget for the additional costs created by the Tenant Cost Space Plan compared to the Landlord Cost Final Space Plan (the “Preliminary Budget”) and an equipment list of Tenant’s equipment to be installed by Tenant in the Premises (“Equipment List”), which Equipment List is attached hereto as Schedule 4. Landlord and Tenant acknowledge and agree that (a) the change of the Tenant Improvements from those pursuant to the Landlord Cost Final Space Plan to those pursuant to the Tenant Cost Space Plan (the “Change in Improvements”) will increase the total cost for the Tenant Improvements to be incurred by Landlord for design, permitting and construction, (b) Tenant shall be responsible for such increase in accordance with the provisions of this Tenant Work Letter, (c) the Preliminary Budget is an estimate only of the costs anticipated to be incurred by Landlord in connection with additional costs of the permitting, design and construction of the Change in Improvements. As such, Tenant acknowledges and agrees that, notwithstanding such Preliminary Budget, Tenant shall be responsible for all out of pocket third party costs related to the Change in Improvements plus a construction supervision and management fee (the “Landlord Supervision Fee”) to Landlord in an amount equal to the product of (i) four percent (4%) and (ii) the costs of permitting, design and construction of the Change in Improvements; provided, however, that Landlord and Tenant agree to work in good faith to achieve the Preliminary Budget costs for the Change in Improvements, which shall be based on open book budgeting for fairness to both Landlord and Tenant; provided further, however, that so long as Tenant does not request a Tenant Cost Change (as defined below), then Tenant’s responsibility for the cost of the Change in Improvements (including the Landlord Supervision Fee) shall not exceed Four Hundred Fifty Thousand Dollars ($450,000.00) (the “Conditional Cost Cap”). As used herein, “Tenant Cost Changes” shall mean (i) a change requested by Tenant (and implemented by Landlord) to the Tenant Improvements which increase (including when aggregated with other Tenant Cost Changes) the cost of the Change in Improvements above the Conditional Cost Cap, ii) an increase in the architectural design hours above those set forth in the Architectural Bid attached hereto as Schedule 5 and/or (iii) changes in the Equipment List including changes in size, specifications, quantity as well as location changes from the locations set forth in the Tenant Cost Space Plan. All Tenant Change Costs shall be deemed to increase the Conditional Cost Cap (by the amount of the total Tenant Change Costs). Based upon and in conformity with the Tenant Cost Space Plan, Landlord shall cause its architect and engineers to prepare and deliver to Tenant, for Tenant’s approval, detailed specifications and engineered working drawings for the tenant improvements shown on the Tenant Cost Space Plan (the “Working Drawings”). The Working Drawings shall incorporate modifications to the Tenant Cost Space Plan as necessary to comply with the floor load and other structural and system requirements of the Building. To the extent that the finishes and specifications are not completely set forth in the Tenant Cost Space Plan for any portion of the tenant improvements depicted thereon, the actual specifications and finish work shall be in accordance with the specifications for the Building’s standard tenant improvement items, as reasonably determined by Landlord. Within three (3) business days after Tenant’s receipt of the Working Drawings, Tenant shall approve or disapprove the same, which approval shall not be unreasonably withheld; provided, however, that Tenant may only disapprove the Working Drawings to the extent such Working Drawings are inconsistent with the Tenant Cost Space Plan and only if Tenant delivers to Landlord, within such three (3) business day period, specific changes proposed by Tenant which are consistent with the Tenant Cost Space Plan and do not constitute changes which would result in any of the circumstances described in items (i) through (iv) hereinbelow. If any such revisions are timely and properly proposed by Tenant, Landlord shall cause its architect and engineers to revise the Working Drawings to incorporate such revisions and submit the same for Tenant’s approval in accordance with the foregoing provisions, and the parties shall follow the foregoing procedures for approving the Working Drawings until the same are finally approved by Landlord and Tenant. Upon Landlord’s and Tenant’s approval of the Working Drawings, the same shall be known as the “Approved Working Drawings”. Once the Approved Working Drawings have been approved by Landlord and Tenant, Tenant shall make no changes, change orders or modifications thereto without the prior written consent of Landlord, which consent may be withheld in Landlord’s reasonable discretion if such change or modification would: (i) delay the Substantial

EXHIBIT B -1-	[GENESIS CAMPUS POINT AT 4242] [POSEIDA THERAPEUTICS, INC.]

Completion of the Premises (as defined below); (ii)increase the costs of the design, permitting and construction of the Change in Improvements above the Conditional Cost Cap; (iii) be of a quality lower than the quality of the standard tenant improvement items for the Building; and/or (iv) require any changes to the Base, Shell and Core or structural improvements or systems of the Building. The Tenant Cost Space Plan, Working Drawings and Approved Working Drawings shall be collectively referred to herein as, the “Construction Drawings”.

SECTION 3

CONSTRUCTION AND PAYMENT FOR COSTS OF TENANT IMPROVEMENTS

3.1 Contractor. A contractor, under the supervision of and selected by Landlord, shall construct the Tenant Improvements (the “Contractor”).

3.2 Cost Proposal. Contemporaneously with each step of the approval process with respect to the Approved Working Drawings described in Section 2 above, Landlord shall provide Tenant with a cost proposal for the Change in Improvements reflected in such Approved Working Drawings, which cost proposal shall include, as nearly as possible, the costs of the design, permitting and construction of the Change in Improvements (the “Cost Proposal”) and such costs (subject to the limits set forth in Section 2 above) shall be referred to herein as “Tenant’s Contribution”.

3.3 Construction of Tenant Improvements by Landlord’s Contractor under the Supervision of Landlord.

3.3.1 Tenant’s Contribution Amount. The date that the Final Cost Proposal is approved by the parties shall be the “Cost Proposal Delivery Date”. If, after the Cost Proposal Delivery Date, any revisions, changes, or substitutions shall be made by Tenant to the Construction Drawings or the Tenant Improvements, any additional costs which arise in connection with such revisions, changes or substitutions shall be added to the Cost Proposal and shall be paid by Tenant to Landlord within five (5) business days after Landlord’s request therefor. Tenant’s failure to approve a Cost Proposal within three (3) business days after its receipt shall be deemed a Tenant Delay.

3.3.2 Monthly Draw Requests. Tenant will be responsible for Tenant’s Contribution. During the construction of the Tenant Improvements, Landlord will submit monthly draw requests to Tenant and Tenant shall make monthly disbursements in accordance with this Section. On or before the first day of each calendar month during the construction of the Tenant Improvements (or such other date as Landlord may designate), Landlord shall deliver to Tenant a request for payment detailing the relevant portion of the Tenant’s Contribution then due. Within ten (10) business days after Tenant’s receipt of the applicable payment request, Tenant will reimburse Landlord for the relevant portion of the Tenant’s Contribution, provided that in no event shall Tenant owe more than the Conditional Cost Cap (which Conditional Cost Cap is subject to increase in the event of a Tenant Cost Change).

3.3.3 Landlord Supervision. After Landlord selects the Contractor, Landlord shall independently retain the Contractor to construct the Tenant Improvements in accordance with the Approved Working Drawings and Landlord shall supervise the construction by the Contractor

SECTION 4

READY FOR OCCUPANCY;

SUBSTANTIAL COMPLETION OF THE TENANT IMPROVEMENTS

4.1 Ready for Occupancy; Substantial Completion. For purposes of the Lease, including for purposes of determining the Lease Commencement Date (as set forth in Section 7.2 of the Summary); (i) the Premises shall be “Ready for Occupancy” upon Substantial Completion of the Premises; and (ii) ”Substantial Completion of the Premises” shall occur upon the completion of construction of the Tenant Improvements in the Premises pursuant to the Approved Working Drawings, with the exception of any punch list items that do not materially and adversely affect Tenant’s use and occupancy of the Premises (and which Landlord can complete during Tenant’s occupancy of the Premises without unreasonable interference therewith) and any tenant fixtures, work-stations, built-in furniture, or equipment to be installed by Tenant or under the supervision of the Contractor. Landlord shall complete any such punchlist items within a reasonable period of time following the Lease Commencement Date.

4.2 Delay of the Substantial Completion of the Premises. If there shall be a delay or there are delays in the Substantial Completion of the Premises as a result of any of the following (collectively, “Tenant Delays”):

4.2.1 Tenant’s failure to timely approve the Working Drawings or any other matter requiring Tenant’s approval;

4.2.2 an event of default under the Lease (beyond applicable notice and cure periods), or a breach by Tenant of the terms of this Tenant Work Letter where such breach continues for more than five (5) business days after written notice thereof from Landlord to Tenant, provided that if the nature of such breach is such that the same cannot reasonably be cured within a five (5) business day period, Tenant shall not be deemed to have delayed the date of Substantial Completion if Tenant diligently commences to cure such breach within such period and thereafter diligently proceeds to rectify and cure said breach as soon as possible (“Work Letter Default”);

4.2.3 Tenant’s request for changes in any of the Construction Drawings or the Cost Proposal;

4.2.4 Tenant’s requirement for non-Building standard materials, components, finishes or improvements which are not available in a commercially reasonable time given the estimated date of Substantial

EXHIBIT B -2-	[GENESIS CAMPUS POINT AT 4242] [POSEIDA THERAPEUTICS, INC.]

Completion of the Premises, as set forth in the Lease, or which are different from, or not included in, Landlord’s standard tenant improvement items for the Building;

4.2.5 changes to the Base, Shell and Core, structural components or structural components or systems of the Building required by the Approved Working Drawings;

4.2.6 any changes in the Construction Drawings and/or the Tenant Improvements required by applicable laws if such changes are directly attributable to Tenant’s use of the Premises or Tenant’s specialized tenant improvement(s) (as determined by Landlord); or

4.2.7 any other acts or omissions of Tenant, or its agents, or employees which Landlord contends are causing an actual delay in Substantial Completion of the Tenant Improvements, where such act or omission is not cured within two (2) business days after written notice thereof from Landlord to Tenant.

then, notwithstanding anything to the contrary set forth in the Lease and regardless of the actual date of Substantial Completion of the Premises, the Lease Commencement Date (as set forth in Section 7.2 of the Summary) shall be deemed to be the date the Lease Commencement Date would have occurred if no Tenant Delays, as set forth above, had occurred.

SECTION 5

MISCELLANEOUS

5.1 Tenant’s Entry Into the Premises Prior to Substantial Completion. Subject to the terms hereof and provided that Tenant and its agents do not interfere with the Contractor’s work in the Project, the Building and the Premises, at Landlord’s reasonable discretion, Landlord shall use commercially reasonable efforts to allow Tenant access to the Premises not less than thirty (30) days prior to the anticipated Substantial Completion of the Premises (which early entry date is estimated to be May 15, 2016) for the purpose of Tenant installing equipment and/or fixtures (including Tenant’s data and telephone equipment) and Tenant’s furniture in the Premises. Prior to Tenant’s entry into the Premises as permitted by the terms of this Section 5.1, Tenant shall submit a schedule to Landlord and the Contractor, for their approval, which schedule shall detail the timing and purpose of Tenant’s entry. In connection with any such entry, Tenant acknowledges and agrees that Tenant’s employees, agents, contractors, consultants, workmen, mechanics, suppliers and invitees shall fully cooperate, work in harmony and not, in any manner, interfere with Landlord or Landlord’s contractors (including the Contractor), agents or representatives in performing work in the Project, the Building and the Premises, or interfere with the general operation of the Building and/or the Project. If at any time any such person representing Tenant shall not be cooperative or shall otherwise cause or threaten to cause any such disharmony or interference, including, without limitation, labor disharmony, and Tenant fails to immediately institute and maintain corrective actions as directed by Landlord, then Landlord may revoke Tenant’s entry rights upon twenty-four (24) hours’ prior written notice to Tenant. Tenant acknowledges and agrees that any such entry into and occupancy of the Premises or any portion thereof by Tenant or any person or entity working for or on behalf of Tenant shall be deemed to be subject to all of the terms, covenants, conditions and provisions of the Lease, excluding only the covenant to pay Rent (until the occurrence of the Lease Commencement Date). Such requirements shall include, without limitation, that Tenant and any other parties allowed access to the Premises shall provide Landlord with evidence of insurance as required by Landlord. Tenant further acknowledges and agrees that Landlord shall not be liable for any injury, loss or damage which may occur to any of Tenant’s work made in or about the Premises in connection with such entry or to any property placed therein prior to the Lease Commencement Date, the same being at Tenant’s sole risk and liability. Tenant shall be liable to Landlord for any damage to any portion of the Premises, including the Tenant Improvement work caused by Tenant or any of Tenant’s employees, agents, contractors, consultants, workmen, mechanics, suppliers and invitees. If the performance of Tenant’s work in connection with such entry causes extra costs to be incurred by Landlord or requires the use of any Building services, Tenant shall promptly reimburse Landlord for such extra costs and/or shall pay Landlord for such Building services at Landlord’s standard rates then in effect. In addition, Tenant shall hold Landlord harmless from and indemnify, protect and defend Landlord against any loss or damage to the Premises or Project and against injury to any persons caused by Tenant’s actions pursuant to this Section 5.1.

5.2 Termination. Notwithstanding anything in the Lease (including this Tenant Work Letter) to the contrary, Tenant acknowledges and agrees that Landlord shall have the right to terminate the Lease by giving Tenant written notice of the exercise of such option (in which event the Lease shall cease and terminate as of the date of such notice) if Landlord has made an earnest effort but is unable to obtain the Permits for the Tenant Improvements within one hundred and eighty (180) days from the date of the full execution and delivery of the Lease by Landlord and Tenant. Upon such termination, the parties shall be relieved of all further obligations under the Lease except for those obligations under the Lease which expressly survive the expiration or sooner termination of the Lease.

5.3 Tenant’s Representative. Tenant has designated Nishan de Silva as its sole representative with respect to the matters set forth in this Tenant Work Letter, who shall have full authority and responsibility to act on behalf of the Tenant as required in this Tenant Work Letter.

5.4 Landlord’s Representative. Landlord has designated BJ Van Aken as its sole representative with respect to the matters set forth in this Tenant Work Letter, who, until further notice to Tenant, shall have full authority and responsibility to act on behalf of the Landlord as required in this Tenant Work Letter.

5.5 Time of the Essence in This Tenant Work Letter. Unless otherwise indicated, all references herein to a “number of days” shall mean and refer to calendar days. If any item requiring approval is timely disapproved by Landlord, the procedure for preparation of the document and approval thereof shall be repeated until the document is

EXHIBIT B -3-	[GENESIS CAMPUS POINT AT 4242] [POSEIDA THERAPEUTICS, INC.]

approved by Landlord. Both Landlord and Tenant shall use commercially reasonable, good faith, efforts and all due diligence to cooperate with each other to complete all phases of the Construction Drawings and the permitting process and to receive the permits, as soon as possible after the execution of the Lease, and, in that regard, shall meet on a scheduled basis to be determined by Landlord and Tenant, to discuss progress in connection with the same.

5.6 Tenant’s Lease Default. Notwithstanding any provision to the contrary contained in the Lease, if an event of default by Tenant of this Tenant Work Letter or the Lease has occurred at any time on or before the Substantial Completion of the Premises and remains after the expiration of applicable notice and cure periods, then (i) in addition to all other rights and remedies granted to Landlord pursuant to the Lease, at law and/or in equity, Landlord shall have the right to cause the Contractor to suspend the construction of the Premises (in which case, Tenant shall be responsible for any delay in the Substantial Completion of the Premises caused by such work stoppage as a Tenant Delay as set forth in Section 4.2 above), and (ii) all other obligations of Landlord under the terms of this Tenant Work Letter shall be forgiven until such time as such default is cured pursuant to the terms of the Lease (in which case, Tenant shall be responsible for any delay in the Substantial Completion of the Premises caused by such inaction by Landlord as a Tenant Delay). In addition, if the Lease is terminated prior to the Lease Commencement Date, for any reason due to a default by Tenant as described in Section 19.1 of the Lease or for a Work Letter Default, in addition to any other remedies available to Landlord under the Lease, at law and/or in equity, Tenant shall pay to Landlord, as Additional Rent under the Lease, within five (5) business days after Tenant’s receipt of a statement therefor, any portion of the Tenant Contribution incurred by Landlord and not reimbursed or otherwise paid by Tenant through the date of such termination in connection with the Tenant Improvements to the extent installed and/or constructed as of such date of termination.

EXHIBIT B -4-	[GENESIS CAMPUS POINT AT 4242] [POSEIDA THERAPEUTICS, INC.]

SCHEDULE 1

LANDLORD COST FINAL SPACE PLAN

OPEN TO BELOW
OPEN TO BELOW
OPEN TO BELOW
ROOF DECK
PATIO DECK
ROOF DECK
ELEV
6
5
4
3
2
1
A
B
C
D
D.5

SCHEDULE 1 -1-

SCHEDULE 2

TENANT COST SPACE PLAN

SCHEDULE 2 -1-	[GENESIS CAMPUS POINT AT 4242] [POSEIDA THERAPEUTICS, INC.]

SCHEDULE 2 -2-	[GENESIS CAMPUS POINT AT 4242] [POSEIDA THERAPEUTICS, INC.]

SCHEDULE 3

PRELIMINARY BUDGET

Scope	SF	Unit	$ Per	TOTAL COST
Additional 3 Private Offices	1	LS	$ 58,063.08	$ 58,063
Relocate Fume Hood	1	LS	$ 24,003.87	$ 24,004
Add Piped CO2	1	LS	$ 15,419.87	$ 15,420
Add two lab sinks	1	LS	$ 35,620.08	$ 35,620
Add Two (2) Island Benches	1	LS	$ 75,762.00	$ 75,762
Lab Support Room Tables (inc power)	1	LS	$ 9,873.00	$ 9,873
Enclose Lab Support	1	LS	$ 81,319.16	$ 81,319
Rooms/Lab Equipment				
Electrical and Utility Additions				
Site Management/Temp Protection	1	LS	$ 10,382.09	$ 10,382
Qualifications			**DIRECT CONSTRUCTION COST**	$ 310,443
Includes MEP design, CO2 manifold and piping to Incubators. Excludes Shelving at Elevator Lobby, Lab Equipment (BSC's, etc), additional plumbing utilities and architectural design.			Construction Contingency	Included
			Subcontractor Default Insurance	Included
			Liability Insurances	Included
			Contractors Fee	Included
			INDIRECT CONSTRUCTION COST	$ -
			TOTAL CONSTRUCTION COST	$ 310,443
			$ PER GSF / PROJECT GROSS SQUARE FEET (GSF)	$ 19
			Design	MEP Included
			City Fees	Excluded
			Design Contingency	Excluded
			Testing/Inspection Service	Excluded
			CapAssure	Excluded
			OTHER COSTS	$ -
			TOTAL PROJECT COSTS	$ 310,443
			$ PER GSF / PROJECT GROSS SQUARE FEET (GSF)	$ 19

Austin JB Pacific 4242 Poseida High Level Budget R1 Scope Breakout Level 7 -16,210 RSF Space February 22, 2016 TOTAL Scope SF Unit s Per COST Additional 3 Private Offices 1 LS $ 58.063,08 $ 58.063 Relocate Fume Hood 1 LS $ 24.003 87 $ 24.004 Add Piped C02 1 LS $ 15.410.87 $ 15.420 Add two lab sinks 1 LS S 35.620 08 $ 35.620 Add Two (2) Island Benches 1 LS $ 75.762 00 $ 75.762 Lab Support Room Tables (inc power) 1 LS S 9.873 00 S 9,873 Enclose Lab Support 1 LS $ 81.318.16 $ 81.310 Rooms/Lab Equipment Electrical and Utility Additions Site Management/Temp Protection 1 LS $ 10.382-00 $ 10.382 Qualifications | DIRECT CONSTRUCTION COST $ 310.443 Includes MEP Design, CO2 Constructor Contingency Included manifold and piping to Subcontractor Default insurance Include Exdudes Shelving Liability Insurances Included , Contractors Fee induced additional plumbing utilises and architectural design CONSTRUCTION COST S Design MEP Included City Fees Excluded Design Contingency Excluded Testing/lnspection Service Excluded Cap Assure Excluded OTHER COSTS $ - TOTAL PROJECT COSTS $ 310.443 $ PER GSF / PROJECT GROSS SQUARE FEET (GSF) $ 10

SCHEDULE 3 -1-	[GENESIS CAMPUS POINT AT 4242] [POSEIDA THERAPEUTICS, INC.]

GENESIS Campus Point - Poseida TI Pricing (16,210 RSF)				
	Poseida 7th Floor Plan			
Total Construction	$	310,443.00	$	19.15
Design + Permits	$	47,200.00	$	2.91
Construction Mgmt (4%)	$	14,305.72	$	0.88
Total	$	371,948.72	$	22.95
Total Tenant Co-Investment	$	371,948.72	$	22.95

Poseida 7th Floor Plan Total Construction $ 310.443 00 $ 1915 Design + Permit 5 47.20000 S 2.91 Construction Mgmt (4%) S 14.305 72 $ 0.88 Total 371.948 72 $ 22.95 Total Tenant Co- Investment $ 371.948 72 S 22.95

SCHEDULE 3 -2-	[GENESIS CAMPUS POINT AT 4242] [POSEIDA THERAPEUTICS, INC.]

SCHEDULE 4

EQUIPMENT LIST

[illegible]
Laboratory Equipment List

No.	Equipment	Manufacturer and Model	Weight	Dimensions	Electrical	Plumbing	Mechanical	Remarks	Identification Notes
1	Water dispenser	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]
2	coffee machine [illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]
3	microwave for food	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]
4	refrigerator [illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]
5	Ultra-Low Temperature Upright Freezer [illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]
6	Ultra-Low Temperature Upright Freezer [illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]
7	VWR® symphony™ Upright Laboratory Freezers [illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]
8	VWR® symphony™ Upright Laboratory Freezers [illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]
9	VWR® symphony™ Laboratory Refrigerators with Glass Doors, 1 to 10°C	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]
10	VWR® symphony™ Laboratory Refrigerators with Glass Doors, 1 to 10°C	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]
11	SterilGARD [illegible] biosafety cabinet [illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]
12	SterilGARD [illegible] biosafety cabinet [illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]
13	SterilGARD [illegible] biosafety cabinet [illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]
14	SterilGARD [illegible] biosafety cabinet [illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]
15	SterilGARD [illegible] biosafety cabinet [illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]
16	Heracell [illegible] incubator (double stacked)	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]
17	Heracell [illegible] incubator (double stacked)	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]
18	New Brunswick [illegible] incubator shaker [illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]
19	Medium [illegible] incubator	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]
20	[illegible] Fume Hood [illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]
21	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]
22	Sorvall [illegible] Centrifuge	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]
23	Scotsman™ [illegible] Flake Ice Makers	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]
24	gel imager [illegible] Imaging System [illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]
25	[illegible] Millipore Milli-Q™ Integral Systems	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]
26	LN2 freezer VWR® CryoPro® Auto-Fill Systems, [illegible] Standard Series	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]
27	45 Gallon Flammable Storage	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]
28	nanodrop 2000 spectrophotometer with laptop	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]
29	VWR® Rocking Platform Shakers, [illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]
30	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]
31	microwave for gels	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]
32	Eppendorf® Microcentrifuges, [illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]

SCHEDULE 4 -1-

SCHEDULE 5

ARCHITECTURAL BID

February 25, 2016

Mr. Neil Fox

Chief Executive Officer

Phase3 Real Estate Partners

4380 La Jolla Village Drive, Suite 230

San Diego, CA 92122

RE:	Professional Services Proposal 424 Campus Point Court – Level 7 – Poseida TI San Diego, CA MA No. 15-117-22

Dear Neil:

Thank you for considering McFarlane Architects, Inc. (MA) as a provider of professional design services. We are excited about the opportunity to be of service to Phase3 Real Estate Partners (P3RE) on this project.

I.	PROJECT DESCRIPTION

A.	Architectural Basic Services:

1.	The project’s scope of work is a tenant improvement on the seventh floor of this building.

2.	The Construction Documents of the Project will be prepared as a Construction Plan Change to the current 4242 CPC Permitted set of Documents, and not multiple packages requiring multiple permits.

II.	PROPOSED DESIGN PROFESSIONALS

A.	The Project will require the services of professional engineers; however, MA understands that P3RE will contract with them directly or indirectly. MA will have no consultants under this Agreement.

B.

MA understands the scope of the mechanical, plumbing and electrical engineering to be the full responsibility of the General Contractor, who will select Design/Build subcontractors for those disciplines; therefor MA accepts no liability for their Work.

C.

MA understands that P3RE will contract directly with a Lab Planner who will have primary responsibility for the design, construction documentation, and construction administration of the lab furniture as outlined in SRA’s Scope of Services.

D.

MA will participate in the lab programming and lab design process, and coordinate its efforts as is typical of the Architect of Record with the lab planner. It will be MA that will be responsible for the design and delineation of the architectural components of the lab space including walls, doors, windows, ceilings, finishes, and coordination thereof with MEP engineers.

Architecture • Planning • Interiors	6333 Greenwich Drive, Suite 150, San Diego, CA 92122 • P: 858.453.1150 • Fax 858.453.1911

SCHEDULE 5

PHASE 3 PROPERTIES, INC.

4242 Campus Point Court – Level 7 – Poseida TI

Professional Services Agreement

MA Project No.: 15-117-22

February 25, 2016

Page: 2 of 7

III.	PROFESSIONAL SERVICES OF SCOPE OF WORK

MA’s services consist of those described in this Section for the Project as described in Section I, and includeusual and customary design and engineering services of those Consultants described in Section III. Services notset forth in this Section are Additional Services.

A.	Project Management:

1.

MA will consult with P3RE, research applicable design criteria, lead and coordinate customary design related activities, establish Project procedures, assist in the development of schedules, review budgets and estimates prepared by others, maintain Project records, distribute Project Documents, and communicate with members of the Project team.

2.

MA will prepare for and conduct period coordination meetings appropriate to the pace of the Project through completion of the Construction Documents, but not more frequently than one (1) per week, and document and distribute meeting minutes noting decisions made and direction given.

3.	MA will review existing documents and drawings of the Project and visit the Project site to become familiar with the existing conditions of the site, structures, and surrounding elements.

B.	Design Services for Architectural Design

1.	Construction Documents and Permitting:

a.

Based on approval of the Design Development Documents, and upon the P3RE’s authorization of any adjustments in the Project requirements and the budget for the Cost of the Work, MA will prepare Construction Documents and Specifications for approval, bidding and constructions. The Construction Documents shall illustrate and describe the further development of the approved Design Development Documents and shall consist of Drawing and Specifications settling forth in detail the quality levels of materials and systems and other requirements for the construction of the Work. The Construction Documents will be prepared in sufficient detail to enable a knowledgeable General Contractor following established industry practices to complete construction with only routine inquiries and clarifications. Where appropriate, the Construction Documents will consist of performance specifications sufficient to enable the affected subcontractors to design and construct their particular portions of the Project. MA and P3RE acknowledge that in order to construct the Work the Contractor will provide additional information, including Shop Drawings, Product Data, Samples and other similar submittals, which MA will review in accordance with Construction Administration services per this Agreement.

b.	The Construction Documents may include the following:

i.	Typical Title Sheets and City Required Project Information,

ii.	City Required Means of Egress Plans,

iii.	Floor Plan,

iv.	Demolition Plan

v.	Finish Plan,

vi.	Wall Sections,

Architecture • Planning • Interiors	6333 Greenwich Drive, Suite 150, San Diego, CA 92122 • P: 858.453.1150 • Fax 858.453.1911

SCHEDULE 5

PHASE 3 PROPERTIES, INC.

4242 Campus Point Court – Level 7 – Poseida TI

Professional Services Agreement

MA Project No.: 15-117-22

February 25, 2016

Page: 3 of 7

vii.	Reflected Ceiling Plan,

viii.	Enlarged Plans and Interior Elevations,

ix.	Schedules (Door, Window, Finish and Equipment information),

x.	Details (Typical details of framing, ceilings, doors, windows, roofing, etc.)

c.

MA will review the Construction Documents in accordance with the current building code, meet with the appropriate regulatory agencies for preliminary approvals, and MA will review drawings produced by other design professionals hired by P3RE.

d.	MA will research material and product specifications.

e.	MA will design finish material patterns, and select colors of finish materials.

f.

MA will prepare Plan Check Submittal Applications, Forms, and Documents; submit the Construction Documents for the building permit to the City of San Diego. MA will respond to Plan Check comments, incorporate into the Construction Documents design requirements and assist P3RE in obtaining approvals for the building permits.

g.	MA will issue Construction Documents P3RE’s General Contractor for bidding, and issue clarifications.

2.	Construction

a.

MA will attend periodic construction meetings and visit the construction site, on the same day, at intervals appropriate to the stage of construction to become generally familiar with the progress and quality of the portion of the Work completed, and to determine, in general, if the Work observed is being performed in a manner indicating that the Work, when fully completed, will be in accordance with the Contract Documents. However, MA will not be required to make exhaustive or continuous on-site inspections to check the quality or quantity of the Work. On the basis of the site visits, MA will keep the P3RE reasonably informed about the progress and quality of the portion of the Work completed, and report to P3RE (1) known deviations from the Contract Documents and from the most recent construction schedule submitted by the Contractor, and (2) defects and deficiencies observed in the Work.

b.

MA will review and comment on shop drawings, product data, and samples. MA will review and take other appropriate action upon the Contractor’s submittals such as Shop Drawings, Product Data and Samples, but only for the limited purpose of checking for conformance with information given and the design concept expressed in the Contract Documents. Review of such submittals is not for the purpose of determining the accuracy and completeness of other information such as dimensions, quantities, and installation or performance of equipment or systems, which are the Contractor’s responsibility. MA’s review shall not constitute approval of safety precautions or, unless otherwise specifically stated by MA, of any construction means, methods, techniques, sequences or procedures. MA’s approval of a specific item shall not indicate approval of an assembly of which the item is a component.

c.

MA will review and respond to requests for information about the Contract Documents. MA’s specifications set forth the requirements for request for information. Requests for information shall include, at a minimum, a detailed written statement that indicates the specific Drawings or Specifications in need of clarification and the nature of the clarification requested. MA’s response to such requests shall be made in writing within any time limits agreed upon, or otherwise with reasonable promptness. If appropriate, MA will prepare and issue supplemental Drawings and Specifications in response to requests for information.

Architecture • Planning • Interiors	6333 Greenwich Drive, Suite 150, San Diego, CA 92122 • P: 858.453.1150 • Fax 858.453.1911

SCHEDULE 5

PHASE 3 PROPERTIES, INC.

4242 Campus Point Court – Level 7 – Poseida TI

Professional Services Agreement

MA Project No.: 15-117-22

February 25, 2016

Page: 4 of 7

d.	MA will prepare a punch list upon completion of construction, and prepare a Certificate of Substantial Completion for Project Closeout.

e.	MA will produce record drawings based on markups provided by the General Contractor in electronic form and coordinate the printing of those electronic files as a reimbursable expense.

IV.	ADDITIONAL SERVICES

A.

Additional Services listed below are NOT included in this Agreement, but may be required for the Project. MA will provide Additional Services only if specifically designated and agreed to in writing for additional compensation. Additional Services may be provided after execution of this Agreement, without invalidating the Agreement.

•  Land Survey Services

•  Geotechnical Service

•  Creation of Flow Diagrams

•  Existing Facility Surveys/Due Diligence

•  ADA Accessibility Surveys

•  Economic Feasibility Surveys

•  Site Analysis and/or Selection

•  Environmental Studies and Reports

•  Coordination of Owner-Supplied Data

•  Preparation of Contractor Bid Forms

•  Deferred Approval Processing

•  GMP Validation/Creation of FDA Drawings

•  Life Cycle Cost Analysis

•  Discretionary Permit Submittals/Processing

•  Creation of As-built or Record Drawings in any format of the existing building

•  Full-time Site Representation during Construction

•  Instructions and Solicitations to Bidders

•  Preparation, Processing or Submittal for Property Owner Association Approvals

•  Signage Design or Submittals for Permits

•  Design of A/V Equipment Systems

•  Sprinkler Alarm and Low Voltage Systems

•  Civil Engineering

•  Landscape Design

•  Structural Engineering

•  Mechanical and Plumbing Engineering

•  Process Piping Engineering

•  Electrical Engineering

•  Special Bidding and Contract Negotiation

•  Value Engineering

•  Cost Estimating

•  Construction Management

•  Start-up/Commissioning of HVAC

•  Post-Contract/Occupancy Evaluations

•  Acoustical Analysis or Design

•  Vibration Analysis or Design

•  Plans and Specifications of Furniture, Fixtures and Equipment

•  Alternate Means and Methods Applications and Processing

•  LEED Certification & Documentation

•  Preparation, Processing or Submittal for Variances

•  Selection of Furniture, Fixtures & Equipment

•  Hazardous Materials Reports

•  Food Services Design

V.	SCHEDULE

A.

A Project Schedule has been developed by JB Pacific and identifies the following time frames. MA is providing the following dates as suggested durations to allow for proper study, coordination, and documentation. Should the time frames decrease from those shown, MA will be given the opportunity to re-evaluate at that time and to submit a request for additional fees to complete the same scope of work in a reduced time frame.

1.	Construction Documents: 5 Weeks

2.	Permit Process Estimate (Construction Plan Change) 4 Weeks

Architecture • Planning • Interiors	6333 Greenwich Drive, Suite 150, San Diego, CA 92122 • P: 858.453.1150 • Fax 858.453.1911

SCHEDULE 5

PHASE 3 PROPERTIES, INC.

4242 Campus Point Court – Level 7 – Poseida TI

Professional Services Agreement

MA Project No.: 15-117-22

February 25, 2016

Page: 5 of 7

VI.	COMPENSATION AND PAYMENTS

A.	MA proposes to perform these services for a fixed fee based on the assumed Scope of Work, Project Schedule, Assumptions, Terms and Conditions of this Agreement per the table below.

B.	Professional Fee Matrix:

Phase:	Totals
Construction Documents (Principal=20 hours; Project Manager=100 hours; Drafter=120 hours)	$31,200
Permitting (Project Manager=4 hours; Drafter=20 hours)	$2,400
Construction Admin. (Project Manager=32 hours)	$5,600

Professional Fee Totals	$39,200

Estimated Permit Fees are $8,000

C.	Reimbursable Expenses:

Reimbursable expenses are in additional to professional fees and are billed at cost times the Direct Cost Multiplier. Reimbursable expenses include the costs of printing, plotting, photocopying, postage, and delivery/messenger services associated with the reproduction and handling of documents; long distance communications; mileage and parking reimbursement; transportation costs including airfare, lodging, and meals outside of San Diego County; fees for securing approvals of public regulatory agencies, renderings, photography, models and mock-ups requested by others. Consultant reimbursable expenses are billed the same.

VII.	MISCELLANEOUR ASSUMPTIONS, TERMS, AND CONDITIONS

A.	This Proposal will be an Attachment to a Master Professional Services Agreement.

B.

MA’s coordination of P3RE’s professional consultants is intended only to help to avoid conflicts.MA has no responsibility or liability for any Construction Documents, calculations or specifications prepared by any consultant employed by P3RE for P3RE’s Project.

C.

MA assumes there will be no hazardous occupancies within the building or on the site in separate building or containers as defined by the California Building Code, and that hazardous materials will be limited to the amount allowed in the California Building Code Tables 307.1(1) and 307.1(2).

D.	MA assumes that systems furniture design can be references as block layouts only. Furniture, furnishing and equipment (FF&E) plans and specifications systems are not included the Scope of Services.

E.	For the purposes of this proposal, MA assumes that no amendments to the existing Discretionary or Development Permits are required.

Architecture • Planning • Interiors	6333 Greenwich Drive, Suite 150, San Diego, CA 92122 • P: 858.453.1150 • Fax 858.453.1911

SCHEDULE 5

PHASE 3 PROPERTIES, INC.

4242 Campus Point Court – Level 7 – Poseida TI

Professional Services Agreement

MA Project No.: 15-117-22

February 25, 2016

Page: 6 of 7

VIII.	TERMINATION

A.

This proposed Agreement will be valid for a period of sixty (60) days, commencing from the date at the top of this Agreement, and must be accepted within that time period unless stipulated to by MA in writing to extend beyond that period.

We want to thank you for considering McFarlane Architects, Inc. If this proposal meets with your approval, please sign both originals authorizing MA to proceed, retain one copy for your records and return one copy to our office. We welcome your comment and questions.

Respectfully submitted,	Accepted:

Neal K. McFarlane AIA President McFarlane Architects, Inc. Architect License No. C-23691	Neil Fox Chief Executive Officer Phase3 Real Estate Partners Date:

cc:	Mike Gernity, Phase 3 Properties, Inc. BJ Van Aken, Phase 3 Properties, Inc.

Architecture • Planning • Interiors	6333 Greenwich Drive, Suite 150, San Diego, CA 92122 • P: 858.453.1150 • Fax 858.453.1911

SCHEDULE 5

PHASE 3 PROPERTIES, INC.

4242 Campus Point Court – Level 7 – Poseida TI

Professional Services Agreement

MA Project No.: 15-117-22

February 25, 2016

Page: 7 of 7

2015 HOURLY RATE SCHEDULE	ATTACHMENT “A”

Personnel	Rate

1. Principal	$225

2. Vice President	$175

3. Associate	$150

4. Senior Architect	$125

5. Architect	$115

6. Architectural Intern III/Job Captain	$95

7. Architectural Intern II/Senior CAD Operator	$85

8. Architectural Intern I/CAD Operator	$75

9. Administrative Staff	$70

Miscellaneous

1. Reimbursable Expenses (Direct Cost Multiplier)	1.15

2. Consultant Expenses (Direct Cost Multiplier)	1.15

3. Band Plotting	$2.75/SF

4. Presentation Plotting	$3.25/SF

5. Mileage	$0.575/Mile

Terms

1.  Reimbursable expenses are in addition to professional fees and are billed at cost times the Direct Cost Multiplier. Reimbursable expenses include the costs of printing, plotting, photocopying, postage, and delivery/messenger services associated with the reproduction and handling of documents; long distance communications; mileage and parking reimbursement; transportation costs including airfare, lodging, and meals outside of San Diego County; fees for securing approvals of public regulatory agencies, renderings, photography, models and mockups requested by others. Consultant reimbursable expenses are billed the same.

2.  Rates are subject to annual adjustments.

3.  Payment for services is due upon presentation of the invoice. Interest charges for late payments will be applied according to the terms and conditions of the contract.

4.  Hourly rates for services requiring overtime are negotiable when authorized by the client.

Architecture • Planning • Interiors	6333 Greenwich Drive, Suite 150, San Diego, CA 92122 • P: 858.453.1150 • Fax 858.453.1911

SCHEDULE 5

EXHIBIT C

CONFIRMATION OF LEASE TERMS/AMENDMENT TO LEASE

This CONFIRMATION OF LEASE TERMS/AMENDMENT TO LEASE (“Confirmation/Amendment”) is made and entered into effective as of                     , 20        , by and between AP3-SD1 CAMPUS POINT LLC, a Delaware limited liability company (“Landlord”) and                         , a                          (“Tenant”).

R E C I T A L S :

A. Landlord and Tenant entered into that certain Lease dated as of                              (the “Lease”) pursuant to which Landlord leased to Tenant and Tenant leased from Landlord certain “Premises”, as described in the Lease, in that certain building located at                              ,                         , California             .

B. Except as otherwise set forth herein, all capitalized terms used in this Amendment shall have the same meaning as such terms have in the Lease.

C. Landlord and Tenant desire to amend the Lease to confirm the commencement and expiration dates of the term, as hereinafter provided.

NOW, THEREFORE, in consideration of the foregoing Recitals and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Confirmation of Dates. The parties hereby confirm that (a) the Premises are Ready for Occupancy, and (b) the term of the Lease commenced as of                              for a term of                              ending on                                      (unless sooner terminated as provided in the Lease. Tenant shall commence to pay rent on                     , 20         (“Rent Commencement Date”).

2. No Further Modification. Except as set forth in this Confirmation/Amendment, all of the terms and provisions of the Lease shall remain unmodified and in full force and effect.

IN WITNESS WHEREOF, this Confirmation/Amendment has been executed as of the day and year first above written.

“Landlord”:

AP3-SD1 CAMPUS POINT LLC, a Delaware limited liability company

By:
Name:
Its:

“Tenant”:

,
a

By:
Name:
Its:

By:
Name:
Its:

EXHIBIT C

EXHIBIT D

RULES AND REGULATIONS

Tenant shall faithfully observe and comply with the following Rules and Regulations and the Parking Rules and Regulations. Landlord shall not be responsible to Tenant for the nonperformance of any of said Rules and Regulations and/or the Parking Rules and Regulations by or otherwise with respect to the acts or omissions of any other tenants or occupants of the Building and/or the Project. In the event of any inconsistency between any provision of the following Rules and Regulations and the provisions of the Lease, the provisions of the Lease shall control. In the event Landlord’s consent or approval is required pursuant to any of the following Rules and Regulations, such consent or approval shall not be unreasonably withheld, conditioned or delayed.

1. Tenant shall not place any lock(s) on any door, or install any security system (including, without limitation, card key systems, alarms or security cameras), in the Premises without Landlord’s prior written consent, which consent shall not be unreasonably withheld, and Landlord shall have the right to retain at all times and to use keys or other access codes or devices to all locks and/or security systems within and to the Premises. A reasonable number of keys to the locks on the entry doors of the Premises shall be furnished by Landlord to Tenant at Tenant’s cost, and Tenant shall not make any duplicate keys. All keys shall be returned to Landlord at the expiration or earlier termination of the Lease. Further, if and to the extent Tenant re-keys, re-programs or otherwise changes any locks in or for the Premises, all such locks and key systems must be consistent with the master lock and key system at the Building, all at Tenant’s sole cost and expense.

2. All doors opening to public corridors shall be kept closed at all times except for normal ingress and egress to the Premises, unless electrical hold backs have been installed. Sidewalks, doorways, passages, entrances, vestibules, halls, stairways and other Common Areas shall not be obstructed by Tenant or used by Tenant for any purpose other than ingress and egress to and from the Premises, and Tenant, its employees and agents shall not loiter in the entrances or corridors.

3. Landlord reserves the right to close and keep locked all entrance and exit doors of the Building during such hours as are customary for comparable buildings in the vicinity of the Building. Tenant and its employees and agents shall ensure that the doors to the Building are securely closed and locked when leaving the Premises if it is after the normal hours of business for the Building. Any tenant, its employees, agents or any other persons entering or leaving the Building at any time when it is so locked, or any time when it is considered to be after normal business hours for the Building, may be required to sign the Building register when so doing. After-hours access by Tenant’s authorized employees may be provided by hard-key, card-key access or other procedures adopted by Landlord from time to time; Tenant shall pay for the costs of all access cards provided to Tenant’s employees and all replacements thereof for lost, stolen and/or damaged cards. Access to the Building and/or the Project may be refused unless the person seeking access has proper identification or has a previously arranged pass for such access. Landlord and its agents shall in no case be liable for damages for any error with regard to the admission to or exclusion from the Building and/or the Project of any person. In case of invasion, mob, riot, public excitement, or other commotion, Landlord reserves the right to prevent access to the Building and/or the Project during the continuance of same by any means it deems appropriate for the safety and protection of life and property.

4. Landlord shall have the right to prescribe the weight, size and position of all safes and other heavy property brought into the Building. Safes and other heavy objects shall, if considered necessary by Landlord, stand on supports of such thickness as is necessary to properly distribute the weight. Landlord will not be responsible for loss of or damage to any such safe or property in any case. All damage done to any part of the Building, its contents, occupants and/or visitors by moving or maintaining any such safe or other property shall be the sole responsibility of Tenant and any expense of said damage or injury shall be borne by Tenant.

5. No furniture, freight, packages, supplies, equipment or merchandise will be brought into or removed from the Building or carried up or down in the elevators, except upon prior notice to Landlord, and in such manner, in such specific elevator, and between such hours as shall be designated by Landlord. Tenant shall provide Landlord with not less than 24 hours’ prior notice of the need to utilize an elevator for any such purpose, so as to provide Landlord with a reasonable period to schedule such use and to install such padding or take such other actions or prescribe such procedures as are appropriate to protect against damage to the elevators or other parts of the Building. Tenant shall assume all risk for damage to articles moved and injury to any persons resulting from such activity described herein. If equipment, property, or personnel of Landlord or of any other party is damaged or injured as a result of or in connection with such activity described herein, Tenant shall be solely liable for any resulting damage or loss.

6. Landlord shall have the right to control and operate the public portions of the Building and Project, the public facilities, the heating and air conditioning, and any other facilities furnished for the common use of tenants, in such manner as is customary for comparable buildings in the vicinity of the Building.

7. No signs, advertisements or notices shall be painted or affixed to windows, doors or other parts of the Building, except those of such color, size, style and in such places as are first approved in writing by Landlord. Landlord shall have the right to remove any signs, advertisements, and notices not approved in writing by Landlord without notice to and at the expense of Tenant. Landlord may provide and maintain in the first floor (main lobby) of the Building an alphabetical directory board or other directory device listing tenants, and no other directory shall be permitted unless previously consented to by Landlord in writing.

EXHIBIT D

8. The requirements of Tenant will be attended to only upon application at the management office of the Project or at such office location designated by Landlord. Employees of Landlord shall not perform any work or do anything outside their regular duties unless under special instruction from Landlord.

9. Tenant shall not disturb (by use of any television, radio or musical instrument, making loud or disruptive noises, creating offensive odors or otherwise), solicit, or canvass any occupant of the Building and/or the Project and shall cooperate with Landlord or Landlord’s agents to prevent same.

10. The toilet rooms, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed, and no foreign substance of any kind whatsoever shall be thrown therein. The expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by the tenant who, or whose employees or invitees, shall have caused it.

11. Tenant shall not overload the floor of the Premises. Tenant shall not mark, drive nails or screws, or drill into the partitions, woodwork or plaster or in any way deface the Premises or any part thereof without Landlord’s consent first had and obtained; provided, however, Landlord’s prior consent shall not be required with respect to Tenant’s placement of pictures and other normal office wall hangings on the interior walls of the Premises (but at the end of the Lease Term, Tenant shall repair any holes and other damage to the Premises resulting therefrom).

12. Except for vending machines intended for the sole use of Tenant’s employees and invitees, no vending machine or machines of any description other than fractional horsepower office machines shall be installed, maintained or operated upon the Premises without the written consent of Landlord. Tenant shall not install, operate or maintain in the Premises or in any other area of the Building, electrical equipment that would overload the electrical system beyond its capacity for proper, efficient and safe operation as determined solely by Landlord.

13. Tenant shall not use any method of heating or air conditioning other than that which may be supplied by Landlord, without the prior written consent of Landlord. Tenant shall not furnish cooling or heating to the Premises, including, without limitation, the use of electronic or gas heating devices, portable coolers (such as “move n cools”) or space heaters, without Landlord’s prior written consent, and any such approval will be for devices that meet federal, state and local code.

14. No inflammable, explosive or dangerous fluids or substances shall be used or kept by Tenant in the Premises, Building and/or about the Project, except for those substances as are typically found in similar premises used for general office and/or laboratory purposes and are being used by Tenant in a safe manner and in accordance with all applicable Laws, rules and regulations. Tenant shall not, without Landlord’s prior written consent, use, store, install, spill, remove, release or dispose of, within or about the Premises or any other portion of the Project, any asbestos-containing materials or any solid, liquid or gaseous material now or subsequently considered toxic or hazardous under the provisions of 42 U.S.C. Section 9601 et seq. or any other applicable environmental Laws which may now or later be in effect. Tenant shall comply with all Laws pertaining to and governing the use of these materials by Tenant, and shall remain solely liable for the costs of abatement and removal.

15. Tenant shall not use, keep or permit to be used or kept, any foul or noxious gas or substance in or on the Premises, or permit or allow the Premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Building and/or the Project by reason of noise, odors, or vibrations, or interfere in any way with other tenants or those having business therewith.

16. Tenant shall not bring into or keep within the Project, the Building or the Premises any animals (except those assisting handicapped persons), birds, fish tanks, bicycles (bicycles can be stored in the bicycle storage area serving the Project) or other vehicles.

17. Tenant shall not use or occupy the Premises in any manner or for any purpose which might injure the reputation or impair the present or future value of the Premises, the Building and/or the Project. Tenant shall not use, or permit any part of the Premises to be used, for lodging, sleeping or for any illegal purpose.

18. No cooking shall be done or permitted by Tenant on the Premises, nor shall the Premises be used for the storage of merchandise or for any improper, objectionable or immoral purposes. Notwithstanding the foregoing, Underwriters’ laboratory-approved equipment and microwave ovens may be used in the Premises for heating food and brewing coffee, tea, hot chocolate and similar beverages, provided that such use is in accordance with all applicable federal, state and city laws, codes, ordinances, rules and regulations, and does not cause odors which are objectionable to Landlord and other tenants. Whenever possible, Tenant shall utilize and purchase Energy Star products in their suites. Tenant understands the importance of energy conservation and sustainability to both the Landlord and the Project, and will assist in conserving energy in their suite with regards to practices and equipment.

19. Landlord will approve where and how telephone and telegraph wires and other cabling are to be introduced to the Premises. No boring or cutting for wires shall be allowed without the consent of Landlord. The location of telephone, call boxes and other office equipment and/or systems affixed to the Premises shall be subject to the approval of Landlord. Tenant shall not use more than its proportionate share of telephone lines and other telecommunication facilities available to service the Building.

20. Landlord reserves the right to exclude or expel from the Building and/or the Project any person who, in the judgment of Landlord, is intoxicated or under the influence of liquor or drugs, or who shall in any manner do any act in violation of any of these Rules and Regulations or cause harm to Building occupants and/or property.

EXHIBIT D

21. All contractors, contractor’s representatives and installation technicians performing work in the Building or at the Project shall be subject to Landlord’s prior approval, which approval shall not be unreasonably withheld, and shall be required to comply with Landlord’s standard rules, regulations, policies and procedures, which may be revised from time to time.

22. Tenant shall not employ any person other than the janitor of Landlord for the purpose of cleaning the Premises without prior written consent of Landlord, and without Landlord’s consent, no person or persons shall be permitted to enter the Building for the purpose of cleaning the same. Tenant shall not cause any unnecessary labor by reason of Tenant’s carelessness or indifference in the preservation of good order and cleanliness.

23. Tenant at all times shall maintain the entire Premises in a neat and clean, first class condition, free of debris. Tenant shall not place items, including, without limitation, any boxes, files, trash receptacles or loose cabling or wiring, in or near any window to the Premises which would be visible anywhere from the exterior of the Premises.

24. Tenant shall not waste electricity, water or air conditioning and agrees to cooperate fully with Landlord to ensure the most effective operation of the Building’s heating and air conditioning system, including, without limitation, the use of window blinds to block solar heat load, and shall refrain from attempting to adjust any controls. Tenant shall comply with and participate in any program for metering or otherwise measuring the use of utilities and services, including, without limitation, programs requiring the disclosure or reporting of the use of any utilities or services. Tenant shall also cooperate and comply with, participate in, and assist in the implementation of (and take no action that is inconsistent with, or which would result in Landlord, the Building and/or the Project failing to comply with the requirements of) any conservation, sustainability, recycling, energy efficiency, and waste reduction programs, environmental protection efforts and/or other programs that are in place and/or implemented from time to time at the Building and/or the Project, including, without limitation, any required reporting, disclosure, rating or compliance system or program (including, but not limited to, any LEED [Leadership in Energy and Environmental Design] rating or compliance system, including those currently coordinated through the U.S. Green Building Council).

25. Tenant shall store all its recyclables, trash and garbage within the interior of the Premises. No material shall be placed in the trash boxes or receptacles if such material is of such nature that it may not be disposed of in the ordinary and customary manner of removing and disposing of recyclables, trash and garbage in the city in which the Project is located without violation of any law or ordinance governing such disposal. All trash, garbage and refuse disposal shall be made only through entry-ways and elevators provided for such purposes at such times as Landlord shall designate.

26. Tenant shall comply with all safety, fire protection and evacuation procedures and regulations established by Landlord or any governmental agency.

27. Tenant shall assume any and all responsibility for protecting the Premises from theft, robbery and pilferage, which includes keeping doors locked and other means of entry to the Premises closed, when the Premises are not occupied, or when the entry to the Premises is not manned by Tenant on a regular basis.

28. No awnings or other projection shall be attached to the outside walls of the Building without the prior written consent of Landlord. No curtains, blinds, shades or screens shall be attached to or hung in, or used in connection with, any window or door of the Premises without the prior written consent of Landlord. The sashes, sash doors, skylights, windows, and doors that reflect or admit light and air into the halls, passageways or other public places in the Building shall not be covered or obstructed by Tenant, nor shall any bottles, parcels or other articles be placed on the windowsills. All electrical ceiling fixtures hung in offices or spaces along the perimeter of the Building must be fluorescent and/or of a quality, type, design and bulb color approved by Landlord.

29. The washing and/or detailing of or, the installation of windshields, radios, telephones in or general work on, automobiles shall not be allowed on the Project, except under specific arrangement with Landlord.

30. Food vendors shall be allowed in the Building upon receipt of a written request from Tenant delivered to Landlord. The food vendor shall service only the tenants that have a written request on file in the management office of the Project. Under no circumstance shall the food vendor display their products in a public or Common Area including corridors and elevator lobbies. Any failure to comply with this rule shall result in immediate permanent withdrawal of the vendor from the Building. Tenant shall obtain ice, drinking water, linen, barbering, shoe polishing, floor polishing, cleaning, janitorial, plant care or other similar services only from vendors who have registered in the management office of the Project and who have been approved by Landlord for provision of such services in the Premises.

31. Tenant must comply with requests by the Landlord concerning the informing of their employees of items of importance to the Landlord.

32. Tenant shall comply with any non-smoking ordinance adopted by any applicable governmental authority. Neither Tenant nor its agents, employees, contractors, guests or invitees shall smoke or permit smoking in the Premises and/or the Common Areas, unless the Common Areas have been declared a designated smoking area by Landlord, nor shall the above parties allow smoke from the Premises to emanate into the Common Areas or any other part of the Building. Landlord shall have the right to designate the Building (including the Premises) as a non-smoking building.

33. Tenant shall not take any action which would violate Landlord’s labor contracts or which would cause a work stoppage, picketing, labor disruption or dispute, or interfere with Landlord’s or any other tenant’s or

EXHIBIT D

occupant’s business or with the rights and privileges of any person lawfully in the Building (“Labor Disruption”). Tenant shall take the actions necessary to resolve the Labor Disruption, and shall have pickets removed and, at the request of Landlord, immediately terminate any work in the Premises that gave rise to the Labor Disruption, until Landlord gives its written consent for the work to resume, and Tenant shall have no claim for damages against Landlord or any of its trustees, members, principals, beneficiaries, partners, officers, directors, employees, mortgagees, or agents in connection therewith.

34. No tents, shacks, temporary or permanent structures of any kind shall be allowed on the Project. No personal belongings may be left unattended in any Common Areas.

35. Landlord shall have the right to prohibit the use of the name of the Building or Project or any other publicity by Tenant that in Landlord’s sole opinion may impair the reputation of the Building or Project or the desirability thereof. Upon written notice from Landlord, Tenant shall refrain from and discontinue such publicity immediately.

36. Landlord shall have the right to designate and approve standard window coverings for the Premises and to establish rules to assure that the Building presents a uniform exterior appearance. Tenant shall ensure, to the extent reasonably practicable, that window coverings are closed on windows in the Premises while they are exposed to the direct rays of the sun.

37. Reserved.

38. Tenant shall comply with all Building security procedures as Landlord may effectuate.

39. Tenant shall at all times cooperate with Landlord in preserving a first-class image for the Building.

PARKING RULES AND REGULATIONS

1. Landlord reserves the right to establish and reasonably change the hours for the Parking Areas, on a non-discriminatory basis, from time to time. Tenant shall not store or permit its employees to store any automobiles in the Parking Areas without the prior written consent of Landlord (and/or the Parking Operator, as the case may be). Except for emergency repairs, Tenant and its employees shall not perform any work on any automobiles while located in the Parking Areas or on the Project. The Parking Areas may not be used by Tenant or its agents for overnight parking of vehicles. If it is necessary for Tenant or its employees to leave an automobile in the Parking Areas overnight, Tenant shall provide Landlord (or the Parking Operator as the case may be) with prior notice thereof designating the license plate number and model of such automobile.

2. Tenant (including Tenant’s employees and agents) will use the parking spaces solely for the purpose of parking passenger model cars, small vans and small trucks and will comply in all respects with any rules and regulations that may be promulgated by Landlord and/or the Parking Operator from time to time with respect to the Parking Areas.

3. Vehicles must be parked entirely within the stall lines painted on the floor, and only small cars may be parked in areas reserved for small cars.

4. All directional signs and arrows must be observed.

5. The speed limit shall be 5 miles per hour.

6. Parking spaces reserved for handicapped persons must be used only by vehicles properly designated.

7. Parking is prohibited in all areas not expressly designated for parking, including without limitation:

(a) areas not striped for parking;

(b) aisles;

(c) where “no parking” signs are posted;

(d) ramps; and

(e) loading zones.

8. Parking stickers, key cards and any other devices or forms of identification or entry supplied by Landlord or the Parking Operator shall remain the property of Landlord (or the Parking Operator as the case may be). Such device must be displayed as requested and may not be mutilated in any manner. The serial number of any such parking identification device may not be obliterated. Any parking passes and/or devices supplied by Landlord (or the Parking Operator, as the case may be) are not transferable and any pass or device in the possession of an unauthorized holder will be void.

9. Parking managers or attendants are not authorized to make or allow any exceptions to these Parking Rules and Regulations.

10. Every parker is required to park and lock his/her own car.

11. Loss or theft of parking passes, identification, key cards or other such devices must be reported to Landlord (and/or to the Parking Operator as the case may be) immediately. Any parking devices reported lost or stolen found on any authorized car will be confiscated and the illegal holder will be subject to prosecution. Lost or

EXHIBIT D

stolen passes and devices found by Tenant or its employees must be reported to Landlord (and to the Parking Operator, as the case may be) immediately.

12. Washing, waxing, cleaning or servicing of any vehicle by the customer and/or its agents is prohibited.

13. Tenant agrees to acquaint all persons to whom Tenant assigns a parking space with these Parking Rules and Regulations.

14. Neither Landlord nor the Parking Operator (as the case may be), from time to time will be liable for loss of or damage to any vehicle or any contents of such vehicle or accessories to any such vehicle, or any property left in any of the Parking Areas, resulting from fire, theft, vandalism, accident, conduct of other users of the Parking Areas and other persons, or any other casualty or cause. Further, Tenant understands and agrees that: (i) Landlord will not be obligated to provide any traffic control, security protection or Parking Operator for the Parking Areas; (ii) Tenant uses the Parking Areas at its own risk; and (iii) Landlord will not be liable for personal injury or death, or theft, loss of or damage to property. Tenant indemnifies and agrees to hold Landlord, any Parking Operator and their respective agents and employees harmless from and against any and all claims, demands, and actions arising out of the use of the Parking Areas by Tenant and its employees and agents, whether brought by any of such persons or any other person.

15. Tenant will ensure that any vehicle parked in any of the parking spaces will be kept in proper repair and will not leak excessive amounts of oil or grease or any amount of gasoline.

16. Tenant’s right to use the Parking Areas will be in common with other tenants of the Building and with other parties permitted by Landlord to use the Parking Areas. Landlord reserves the right to assign and reassign, from time to time, particular parking spaces for use by persons selected by Landlord, provided that Tenant’s rights under the Lease are preserved. Landlord will not be liable to Tenant for any unavailability of Tenant’s designated spaces, if any, nor will any unavailability entitle Tenant to any refund, deduction, or allowance. Tenant will not park in any numbered space or any space designated as: RESERVED, HANDICAPPED, VISITORS ONLY, or LIMITED TIME PARKING (or similar designation).

17. If the Parking Area(s) is/are damaged or destroyed, or if the use of the Parking Area(s) is/are limited or prohibited by any governmental authority, or the use or operation of the Parking Area(s) is/are limited or prevented by strikes or other labor difficulties or other causes beyond Landlord’s reasonable control, Tenant’s inability to use the parking spaces will not subject Landlord (and/or the Parking Operator, as the case may be) to any liability to Tenant and will not relieve Tenant of any of its obligations under the Lease and the Lease will remain in full force and effect. Tenant will pay to Landlord upon demand, and Tenant indemnifies Landlord against, any and all loss or damage to the Parking Areas, or any equipment, fixtures, or signs used in connection with the Parking Areas and any adjoining buildings or structures caused by Tenant or any of its employees and agents.

18. Tenant has no right to assign or sublicense any of its rights in the parking passes, except as part of a permitted assignment or sublease of the Lease; however, Tenant may allocate the parking passes among its employees.

Tenant shall be responsible for the observance of all of the Rules and Regulations and Parking Rules and Regulations in this Exhibit D by Tenant’s employees, agents, clients, customers, invitees and guests. Landlord may waive any one or more of the Rules and Regulations and/or Parking Rules and Regulations for the benefit of any particular tenant or tenants, but no such waiver by Landlord shall be construed as a waiver of such Rules and Regulations and/or Parking Rules and Regulations in favor of any other tenant or tenants, nor prevent Landlord from thereafter enforcing any such Rules or Regulations and/or Parking Rules and Regulations against any or all tenants of the Building and/or the Project. Landlord reserves the right at any time to change or rescind any one or more of these Rules and Regulations and/or the Parking Rules and Regulations, or to make such other and further reasonable Rules and Regulations and/or Parking Rules and Regulations as in Landlord’s judgment may from time to time be necessary for the management, safety, care and cleanliness of the Premises, Building and Project, and for the preservation of good order therein, as well as for the convenience of other occupants and tenants therein. Tenant shall be deemed to have read these Rules and Regulations and Parking Rules and Regulations and to have agreed to abide by them as a condition of its occupancy of the Premises.

COMMON AREA AMENITIES

1. Tenant understands that Landlord may provide certain common area amenities for Tenant’s non-exclusive use. Such amenities are for the use of tenants during regular business hours and shall be reserved through the management office in advance. Tenant and Tenant’s agents, employees and invitees shall adhere to all rules Landlord reasonably sets forth in respect to use of the amenities, which may change from time to time.

2. Reserved.

3. All amenities offered shall remain at the locations designated by Landlord all times. Tenant must use the equipment only in the manner intended. Landlord reserves the right to reasonably limit Tenant’s use of any equipment or amenities (in a non-discriminatory manner) to ensure the equitable use of the equipment and amenities by all tenants. Tenant shall not move or modify the equipment in any manner whatsoever.

EXHIBIT D

4. Tenant shall be responsible for the cost of repairs or replacements of any amenities that are damaged during the use of any such amenity by Tenant or Tenant’s agents, employees or invitees and Tenant shall reimburse Landlord for any such cost within thirty (30) days after receipt of an invoice therefor.

5. Tenant shall conduct themselves in a quiet and well-mannered fashion when on or about the amenities and not cause any disturbances or interfere with the use or enjoyment of the amenities by other tenants.

6. Tenant shall not bring any food or beverages into any amenity area with respect to which food or beverage is reasonably prohibited by Landlord.

7. No alcoholic beverages shall be permitted at the amenities at any time.

8. Neither Tenant nor its agents, employees or invitees shall smoke or permit smoking in the amenity areas at any time.

EXHIBIT D

EXHIBIT E

FORM OF SNDA

RECORDING REQUESTED BY : First American Title Insurance Company
WHEN RECORDED MAIL TO:
Gibson Dunn & Crutcher LLP 200 Park Avenue New York, NY 10166 Attention: Eric Feuerstein, Esq.

SPACE ABOVE THIS LINE FOR RECORDER’S USE

This SUBORDINATION, NON-DISTURBANCE, AND ATTORNMENT AGREEMENT (the “Agreement”) is dated as of [                    ], and is by and among AP3-SD1 CAMPUS POINT LLC and AP3-SD2 4224 CAMPUS POINT LLC, each a Delaware limited liability company, each having an office at Attention: W. Neil Fox, III, 4380 La Jolla Village Drive, Suite 230, San Diego, California 92122 (“Landlord”), Poseida Therapeutics, Inc., a Delaware corporation (“Tenant”), and TPG RE FINANCE, LTD., an exempted company organized under the laws of the Cayman Islands, having an office at 888 7th Avenue, 35th Floor, New York, New York 10106, as agent (in such capacity, together with its successors and assigns, the “Agent”) for TPG RE FINANCE 1, LTD., an exempted company organized under the laws of the Cayman Islands, having an office at 888 7th Avenue, 35th Floor, New York, New York 10106, and such other co-lenders as may exist from time to time (together with their successors and assigns, “Lender”).

WHEREAS, Lender has made or intends to make a loan to Landlord (the “Loan”), which Loan shall be evidenced by one or more promissory notes (as the same may be amended, modified, restated, severed, consolidated, renewed, replaced, or supplemented from time to time, the “Promissory Note”) and secured by, among other things, that certain Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing (as the same may be amended, restated, replaced, severed, split, supplemented or otherwise modified from time to time, the “Mortgage”) encumbering the real property located at 4224 Campus Point, 4242 Campus Point, 4244 Campus Point and 10210 Campus Point, San Diego, California 92121, and more particularly described on Exhibit A annexed hereto and made a part hereof (the “Property”);

WHEREAS, by a lease agreement (the “Lease”) dated [                    ,             ], between Landlord (or Landlord’s predecessor in title) and Tenant, Landlord leased to Tenant a portion of the Property, as said portion is more particularly described in the Lease (such portion of the Property hereinafter referred to as the “Premises”);

WHEREAS, Tenant acknowledges that Lender will rely on this Agreement in making the Loan to Landlord; and

WHEREAS, Lender and Tenant desire to evidence their understanding with respect to the Mortgage and the Lease as hereinafter provided.

NOW, THEREFORE, in consideration of the mutual agreements hereinafter set forth, the parties hereto hereby agree as follows:

1. Tenant covenants, stipulates and agrees that the Lease and all of Tenant’s right, title and interest in and to the Property thereunder (including but not limited to any option to purchase, right of first refusal to purchase or right of first offer to purchase the Property or any portion thereof) is hereby, and shall at all times continue to be, subordinated and made secondary and inferior in each and every respect to the Mortgage and the lien thereof, to all of the terms, conditions and provisions thereof and to any and all advances made or to be made thereunder, so that at all times the Mortgage shall be and remain a lien on the Property prior to and superior to the Lease for all purposes, subject to the provisions set forth herein. Subordination is to have the same force and effect as if the Mortgage and such renewals, modifications, consolidations, replacements and extensions had been executed, acknowledged, delivered and recorded prior to the Lease, any amendments or modifications thereof and any notice thereof.

2. So long as no default by Tenant exists, nor any event has continued to exist, in either case for such period of time (after notice, if any, required by the Lease) as would entitle Landlord under the Lease to terminate the Lease or would cause, without any further action of Landlord, the termination of the Lease or would entitle Landlord to dispossess Tenant thereunder, the Lease shall not be terminated nor shall Tenant’s use, possession, or enjoyment of the Premises be interfered with, nor shall the leasehold estate granted by the Lease be affected in any foreclosure or in any action or proceeding instituted under or in connection with the Mortgage.

3. If, at any time Agent or Lender (or any person, or such person’s successors or assigns, who acquires the interest of Landlord under the Lease through foreclosure of the Mortgage or otherwise) shall succeed to the rights of Landlord under the Lease as a result of a default or event of default under the Mortgage, Tenant shall

EXHIBIT E

attorn to and recognize such person so succeeding to the rights of Landlord under the Lease (herein sometimes called “Successor Landlord”) as Tenant’s landlord under the Lease, said attornment to be effective and self-operative without the execution of any further instruments. Although said attornment shall be self-operative, Tenant agrees to execute and deliver to Agent or to any Successor Landlord, such other instrument or instruments as Agent or such other person shall from time to time request in order to confirm said attornment.

4. Landlord authorizes and directs Tenant to honor any written demand or notice from Agent instructing Tenant to pay rent or other sums to Agent rather than Landlord (a “Payment Demand”), regardless of any other or contrary notice or instruction which Tenant may receive from Landlord before or after Tenant’s receipt of such Payment Demand. Tenant may rely upon any notice, instruction, Payment Demand, certificate, consent or other document from, and signed by, Agent and shall have no duty to Landlord to investigate the same or the circumstances under which the same was given. Any payment made by Tenant to Agent or in response to a Payment Demand shall be deemed proper payment by Tenant of such sum pursuant to the Lease.

5. If Agent or Lender shall become the owner of the Property or the Property shall be sold by reason of foreclosure or other proceedings brought to enforce the Mortgage or if the Property shall be transferred by deed in lieu of foreclosure, Agent, Lender, or any Successor Landlord shall not be:

(a) liable for any act or omission of any prior landlord (including Landlord) or bound by any obligation to make any payment to Tenant which was required to be made prior to the time Agent succeeded to any prior landlord (including Landlord); or

(b) obligated to cure any defaults of any prior landlord (including Landlord) which occurred, or to make any payment to Tenant which was required to be paid by any prior landlord (including Landlord), prior to the time that Agent, Lender, or any Successor Landlord succeeded to the interest of such landlord under the Lease; or

(c) obligated to perform any construction obligations of any prior landlord (including Landlord) under the Lease or liable for any defects (latent, patent or otherwise) in the design, workmanship, materials, construction or otherwise with respect to improvements and buildings constructed on the Property; or

(d) subject to any offsets, defenses or counterclaims which Tenant may be entitled to assert against any prior landlord (including Landlord); or

(e) bound by any payment of rent or additional rent by Tenant to any prior landlord (including Landlord) for more than one month in advance; or

(f) bound by any amendment, modification, termination or surrender of the Lease made without the written consent of Agent; or

(g) liable or responsible for or with respect to the retention, application and/or return to Tenant of any security deposit paid to any prior landlord (including Landlord), whether or not still held by such prior landlord, unless and until Agent or any Successor Landlord has actually received said deposit for its own account as the landlord under the Lease as security for the performance of Tenant’s obligation under the Lease (which deposit shall, nonetheless, be held subject to the provisions of the Lease).

Notwithstanding anything to the contrary in this Agreement, nothing in this Agreement shall limit either (A) Tenant’s right to exercise against Agent, Lender, or any Successor Landlord any rights under the Lease otherwise available to Tenant because of events occurring after the date of attornment or (B) Agent’s, Lender’s or any Successor Landlord’s obligation to correct any conditions that existed as of the date of attornment and violate Agent’s, Lender’s, or any Successor Landlord’s continuing obligations arising after the date of attornment as landlord under the Lease.

6. Tenant hereby represents, warrants, covenants and agrees to and with Agent:

(a) to deliver to Agent, by certified mail, return receipt requested, a duplicate of each notice of default delivered by Tenant to Landlord at the same time as such notice is given to Landlord and no such notice of default shall be deemed given by Tenant under the Lease unless and until a copy of such notice shall have been so delivered to Agent. Agent or Lender shall have the right (but shall not be obligated) to cure such default. Tenant shall accept performance by Agent or Lender of any term, covenant, condition or agreement to be performed by Landlord under the Lease with the same force and effect as though performed by Landlord. Tenant further agrees to afford Agent or Lender a period of thirty (30) days beyond any period afforded to Landlord for the curing of such default during which period Agent or Lender may elect (but shall not be obligated) to seek to cure such default, or, if such default cannot be cured within that time, then such additional time as may be necessary to cure such default (including but not limited to commencement of foreclosure proceedings) during which period Agent or Lender may elect (but shall not be obligated) to seek to cure such default, prior to taking any action to terminate the Lease. If the Lease shall terminate for any reason, upon Agent’s written request given within thirty (30) days after such termination, Tenant, within fifteen (15) days after such request, shall execute and deliver to Agent a new lease of the Premises for the remainder of the term of the Lease and upon all of the same terms, covenants and conditions of the Lease;

(b) that Tenant is the sole owner of the leasehold estate created by the Lease; and

(c) to promptly certify in writing to Agent, in connection with any proposed assignment of the Mortgage, whether or not any default on the part of Landlord then exists under the Lease and to deliver to Agent any tenant estoppel certificates required under the Lease.

EXHIBIT E

7. Tenant acknowledges that the interest of Landlord under the Lease is assigned to Agent solely as security for the Promissory Note, and Agent shall have no duty, liability or obligation under the Lease or any extension or renewal thereof, unless Agent shall specifically undertake such liability in writing or Agent becomes and then only with respect to periods in which Agent becomes, the fee owner of the Property.

8. This Agreement shall be governed by and construed in accordance with the laws of the State in which the Premises is located (excluding the choice of law rules thereof).

9. This Agreement and each and every covenant, agreement and other provisions hereof shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns (including, without limitation, any successor holder of the Promissory Note) and may be amended, supplemented, waived or modified only by an instrument in writing executed by the party against which enforcement of the termination, amendment, supplement, waiver or modification is sought.

10. All notices to be given under this Agreement shall be in writing and shall be deemed served upon receipt by the addressee if served personally or, if mailed, upon the first to occur of receipt or the refusal of delivery as shown on a return receipt, after deposit in the United States Postal Service certified mail, postage prepaid, addressed to the address of Landlord, Tenant, or Agent appearing below. Such addresses may be changed by notice given in the same manner. If any party consists of multiple individuals or entities, then notice to any one of same shall be deemed notice to such party.

If to Agent:	TPG RE Finance, Ltd.
888 7th Avenue, 35th Floor
New York, NY 10106
Attention: Ian McColough
Facsimile No. (212) 430-4131
Email: imccolough@tpg.com

with a copy to:	Gibson Dunn & Crutcher LLP
200 Park Avenue
New York, NY 10166
Attention: Eric M. Feuerstein, Esq.
Facsimile No. (212) 351-5223
Email: efeuerstein@gibsondunn.com

with a copy to:	Hanover Street Capital, LLC
48 Wall Street, 14th Floor
New York, NY 10005
Attention: Amy Sinensky
Facsimile No. 212-380-9405
Email: amy.sinensky@hanoverstcap.com

If to Tenant:	Poseida Therapeutics, Inc.
4250 Executive Square, Suite 900
La Jolla, California 92037
Attention: Nishan de Silva, M.D.
(Prior to Lease Commencement Date under the Lease)

With a copy to:	Cooley LLP
4401 Eastgate Mall
San Diego, CA 92121
Attention: Michael Levinson, Esq.

Or

Poseida Therapeutics, Inc. 4242 Campus Point Court, Suite 700
San Diego, California 92121
Attention: Nishan de Silva, M.D.
(After Lease Commencement Date under the Lease)

With a copy to:	Cooley LLP
4401 Eastgate Mall
San Diego, CA 92121
Attention: Michael Levinson, Esq.

EXHIBIT E

If to Landlord	AP3-SD1 Campus Point LLC
4380 La Jolla Village Drive, Suite 230
San Diego, California 92122
Attention: W. Neil Fox, III
Email: fox@p3re.com

AP3-SD2 4224 Campus Point LLC
4380 La Jolla Village Drive, Suite 230
San Diego, California 92122
Attention: W. Neil Fox, III
Email: fox@p3re.com

with a copy to:	Ropes & Gray LLP
Prudential Tower, 800 Boylston Street
Boston, Massachusetts 02199-3600
Attention: Marc D. Lazar, Esq.
Email: marc.lazar@ropesgray.com

11. If this Agreement conflicts with the Lease, then this Agreement shall govern as between the parties and any Successor Landlord, including upon any attornment pursuant to this Agreement. This Agreement supersedes, and constitutes full compliance with, any provisions in the Lease that provide for subordination of the Lease to, or for delivery of nondisturbance agreements by the holder of, the Mortgage.

12. In the event Agent or Lender shall acquire Landlord’s interest in the Premises, Tenant shall look only to the estate and interest, if any, of Agent or Lender in the Property for the satisfaction of Tenant’s remedies for the collection of a judgment (or other judicial process) requiring the payment of money in the event of any default by Agent or Lender as a Successor Landlord under the Lease or under this Agreement, and no other property or assets of Agent or Lender shall be subject to levy, execution or other enforcement procedure for the satisfaction of Tenant’s remedies under or with respect to the Lease, the relationship of the landlord and tenant under the Lease or Tenant’s use or occupancy of the Premises or any claim arising under this Agreement.

13. If any provision of this Agreement is held to be invalid or unenforceable by a court of competent jurisdiction, such provision shall be deemed modified to the extent necessary to be enforceable, or if such modification is not practicable, such provision shall be deemed deleted from this Agreement, and the other provisions of this Agreement shall remain in full force and effect, and shall be liberally construed in favor of Agent.

14. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

EXHIBIT E

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

TENANT:

POSEIDA THERAPEUTICS, INC., a Delaware corporation

By:
Name:
Title:

LANDLORD:

AP3-SD1 CAMPUS POINT LLC, a Delaware limited liability company

By:
Name:
Title:

AP3-SD2 4224 CAMPUS POINT LLC, a Delaware limited liability company

By:
Name:
Title:

AGENT:

TPG RE FINANCE, LTD.,

an exempted company incorporated with limited liability under the laws of the Cayman Islands

By:
Name:
Title:

EXHIBIT E

A notary public or other officer completing this

certificate verifies only the identity of the

individual who signed the document to which this

certificate is attached, and not the truthfulness,

accuracy, or validity of that document.

State of [                            ]

County of [                            ]

On [                                ], 2016, before me,                                                                                                                                    ,

(here insert name and title of officer)

personally appeared                    , who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

Signature                                                                      (Seal)

EXHIBIT E

A notary public or other officer completing this

certificate verifies only the identity of the

individual who signed the document to which this

certificate is attached, and not the truthfulness,

accuracy, or validity of that document.

State of [                                        ]

County of [                                        ]

On [                                    ], 2016, before me,                                                                                                                                       ,

(here insert name and title of officer)

personally appeared                     , who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

Signature                                                                                                            (Seal)

EXHIBIT E

STATE OF                                                                  )

                                                                              ) ss.

COUNTY OF                                              )

On the          day of                      in the year 2016 before me, the undersigned, a Notary Public in and for said State, personally appeared                             , personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

(Notarial Seal)
Notary Public

STATE OF )
) ss.
COUNTY OF )

On the          day of                      in the year 2016 before me, the undersigned, a Notary Public in and for said State, personally appeared                                      , personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

(Notarial Seal)
Notary Public

EXHIBIT E

EXHIBIT A to EXHIBIT E

Legal Description of Property

Real property in the City of San Diego, County of San Diego, State of California, described as follows:

PARCEL ONE:

PARCEL A:

PARCEL 3 OF PARCEL MAP NO. 20824, IN THE CITY OF SAN DIEGO, COUNTY OF SAN DIEGO, STATE OF CALIFORNIA, AS PER THE MAP THEREOF FILED IN THE OFFICE OF THE COUNTY RECORDER OF SAN DIEGO COUNTY, CALIFORNIA, ON SEPTEMBER 21, 2010 AS INSTRUMENT NO. 2010-0500181 OF OFFICIAL RECORDS, IN THE OFFICE OF THE COUNTY RECORDER OF SAN DIEGO COUNTY, CALIFORNIA.

EXCEPTING THEREFROM ALL OIL, GAS, HYDROCARBON SUBSTANCES AND MINERALS OF EVERY KIND AND CHARACTER LYING MORE THAN 500 FEET BELOW THE SURFACE, TOGETHER WITH THE RIGHT TO DRILL INTO, THROUGH, AND TO USE AND OCCUPY ALL PARTS OF THE SITE LYING MORE THAN 500 FEET BELOW THE SURFACE THEREOF FOR ANY AND ALL PURPOSES INCIDENTAL TO THE EXPLORATION FOR ANY PRODUCTION OF OIL, GAS, HYDROCARBON SUBSTANCES OR MINERAL FROM THE SITE, BUT WITHOUT, HOWEVER, ANY RIGHT TO USE OR DISTURB EITHER THE SURFACE OF THE SITE OR ANY PORTION THEREOF WITHIN 500 FEET OF THE SURFACE FOR ANY PURPOSE OR PURPOSES WHATSOEVER, AS RESERVED IN DEED FROM THE CITY OF SAN DIEGO, RECORDED APRIL 1, 1983 AS FILE NO. 83-103384 AND OCTOBER 5, 1984 AS FILE NO. 84-379481, BOTH OF OFFICIAL RECORDS.

PARCEL B:

PERPETUAL NON-EXCLUSIVE EASEMENTS FOR ACCESS, STORM DRAIN AND PARKING AND INCIDENTAL PURPOSES, AS CONVEYED, SET FORTH AND DESCRIBED IN THAT CERTAIN RECIPROCAL EASEMENT AND MAINTENANCE AGREEMENT DATED AS OF FEBRUARY 1, 2011, MADE BY AND AMONG CAMPUS POINT REALTY CORPORATION, A CALIFORNIA CORPORATION, MIG OFFICE PROPERTIES I, LLC, A DELAWARE LIMITED LIABILITY COMPANY AND SCIENCE APPLICATIONS INTERNATIONAL CORPORATION, UNDER THEIR TERMS AND PROVISIONS AS CONTAINED THEREIN, RECORDED FEBRUARY 01, 2011, AS INSTRUMENT NO. 2011-0061146 AND RE-RECORDED FEBRUARY 24, 2011 AS INSTRUMENT NO. 2011-0102151 AND AMENDED BY DOCUMENT RECORDED FEBRUARY 12, 2013 AS INSTRUMENT NO. 2013-0094397 ALL OF OFFICIAL RECORDS, IN THE OFFICE OF THE COUNTY RECORDER OF SAN DIEGO COUNTY, CALIFORNIA.

PARCEL C:

A PERPETUAL AND EXCLUSIVE EASEMENT ON, OVER AND ACROSS THE PARKING AREA AS APPURTENANT TO THE PROPERTY DESCRIBED ABOVE IN PARCEL A, AS SET FORTH, CONVEYED AND DESCRIBED PURSUANT TO THE TERMS AND PROVISIONS OF THAT CERTAIN PARKING EASEMENT AGREEMENT RECORDED NOVEMBER 18, 2014 AS INSTRUMENT NO. 2014-0501702 OF OFFICIAL RECORDS, IN THE OFFICE OF THE COUNTY RECORDER OF SAN DIEGO COUNTY, CALIFORNIA.

EXHIBIT A to

EXHIBIT E

PARCEL TWO:

PARCEL A:

PARCEL 4 OF PARCEL MAP NO. 20824, IN THE CITY OF SAN DIEGO, COUNTY OF SAN DIEGO, STATE OF CALIFORNIA, AS PER THE MAP THEREOF FILED IN THE OFFICE OF THE COUNTY RECORDER OF SAN DIEGO COUNTY, CALIFORNIA, ON SEPTEMBER 21, 2010 AS INSTRUMENT NO. 2010-0500181 OF OFFICIAL RECORDS, IN THE OFFICE OF THE COUNTY RECORDER OF SAN DIEGO COUNTY, CALIFORNIA.

EXCEPTING THEREFROM ALL OIL, GAS, HYDROCARBON SUBSTANCES AND MINERALS OF EVERY KIND AND CHARACTER LYING MORE THAN 500 FEET BELOW THE SURFACE, TOGETHER WITH THE RIGHT TO DRILL INTO, THROUGH, AND TO USE AND OCCUPY ALL PARTS OF THE SITE LYING MORE THAN 500 FEET BELOW THE SURFACE THEREOF FOR ANY AND ALL PURPOSES INCIDENTAL TO THE EXPLORATION FOR ANY PRODUCTION OF OIL, GAS, HYDROCARBON SUBSTANCES OR MINERAL FROM THE SITE, BUT WITHOUT, HOWEVER, ANY RIGHT TO USE OR DISTURB EITHER THE SURFACE OF THE SITE OR ANY PORTION THEREOF WITHIN 500 FEET OF THE SURFACE FOR ANY PURPOSE OR PURPOSES WHATSOEVER, AS RESERVED IN DEED FROM THE CITY OF SAN DIEGO, RECORDED APRIL 1, 1983 AS FILE NO. 83-103384 AND OCTOBER 5, 1984 AS FILE NO. 84-379481, AND RECORDED AUGUST 14, 1987 AS FILE NOS. 87-462262 AND 87-462263, ALL OF OFFICIAL RECORDS.

PARCEL B:

NON-EXCLUSIVE EASEMENTS AS SET FORTH IN THAT CERTAIN RECIPROCAL EASEMENT AND MAINTENANCE AGREEMENT RECORDED FEBRUARY 1, 2011 AS INSTRUMENT NO. 2011-0061146 AND RE-RECORDED FEBRUARY 24, 2011 AS INSTRUMENT NO. 2011-0102151 AND AS AMENDED BY THAT CERTAIN FIRST AMENDMENT TO RECIPROCAL EASEMENT AND MAINTENANCE AGREEMENT RECORDED FEBRUARY 12, 2013 AS INSTRUMENT NO. 2013-0094397, ALL OF OFFICIAL RECORDS.

EXHIBIT A to

EXHIBIT E

PARCEL THREE:

PARCEL A:

PARCEL 1 OF PARCEL MAP NO. 12822, IN THE CITY OF SAN DIEGO, COUNTY OF SAN DIEGO, STATE OF CALIFORNIA, FILED IN THE OFFICE OF COUNTY RECORDER OF SAN DIEGO COUNTY, JULY 22, 1983.

EXCEPT THEREFROM ALL OIL, GAS, HYDROCARBON SUBSTANCES AND MINERALS OF EVERY KIND AND CHARACTER LYING MORE THAN 500 FEET BELOW THE SURFACE, TOGETHER WITH THE RIGHT TO DRILL INTO, THROUGH AND TO USE AND OCCUPY ALL PARTS OF THE SITE LYING MORE THAN 500 FEET BELOW THE SURFACE THEREOF FOR ANY AND ALL PURPOSES INCIDENTAL TO THE EXPLORATION FOR AND PRODUCTION OF OIL, GAS, HYDROCARBON, SUBSTANCES OR MINERAL FROM THE SITE, BUT WITHOUT, HOWEVER, ANY RIGHT TO USE OR DISTURB EITHER THE SURFACE OF THE SITE OR ANY PORTION THEREOF WITHIN 500 FEET OF THE SURFACE FOR ANY PURPOSE OR PURPOSES WHATSOEVER, AS RESERVED BY CITY OF SAN DIEGO IN DOCUMENT RECORDED APRIL 1, 1983 AS FILE NO. 83-103384 OF OFFICIAL RECORDS.

PARCEL B:

PERPETUAL EASEMENTS FOR ACCESS, STORM DRAIN, PARKING AND OTHER EASEMENTS BENEFITING PARCEL A REFERENCED ABOVE, AND INCIDENTAL PURPOSES, AS CONVEYED, SET FORTH AND DESCRIBED IN THAT CERTAIN RECIPROCAL EASEMENT AND MAINTENANCE AGREEMENT DATED AS OF FEBRUARY 1, 2011, MADE BY AND AMONG CAMPUS POINT REALTY CORPORATION, A CALIFORNIA CORPORATION, MIG OFFICE PROPERTIES I, LLC, A DELAWARE LIMITED LIABILITY COMPANY AND SCIENCE APPLICATIONS INTERNATIONAL CORPORATION, UNDER THEIR TERMS AND PROVISIONS AS CONTAINED THEREIN, RECORDED FEBRUARY 1, 2011 AS INSTRUMENT NO. 2011-0061146, AND RE-RECORDED ON FEBRUARY 24, 2011 AS INSTRUMENT NO. 2011- 0102151, TOGETHER WITH THAT CERTAIN FIRST AMENDMENT TO RECIPROCAL EASEMENT AND MAINTENANCE AGREEMENT, MADE BY AND AMONG CAMPUS POINT REALTY CORPORATION, A CALIFORNIA CORPORATION; 4224 CAMPUS POINT COURT, LLC, A DELAWARE LIMITED LIABILITY COMPANY; 4110 CAMPUS POINT COURT, LLC, A DELAWARE LIMITED LIABILITY COMPANY; SCIENCE APPLICATIONS INTERNATIONAL CORPORATION AND WALTON/GREENLAW CAMPUS POINT HOLDINGS VI, L.L.C, A DELAWARE LIMITED LIABILITY COMPANY, RECORDED FEBRUARY 13, 2013 AS INSTRUMENT NO. 2013-0094397, ALL OF OFFICIAL RECORDS, IN THE OFFICE OF THE COUNTY RECORDER OF SAN DIEGO COUNTY, CALIFORNIA.

EXHIBIT A to

EXHIBIT E

RIDER 1

EXTENSION OPTION RIDER

This Extension Option Rider (“Extension Rider”) is attached to and made a part of the Lease by and between Landlord and Tenant. The agreements set forth in this Extension Rider shall have the same force and effect as if set forth in the Lease. To the extent the terms of this Extension Rider are inconsistent with the terms of the Lease, the terms of this Extension Rider shall control.

1. Extension Option. Landlord hereby grants Tenant one (1) option (the “Extension Option”) to extend the Lease Term for a period of five (5) years (the “Option Term”), which option shall be exercisable only by written Exercise Notice (as defined below) delivered by Tenant to Landlord as provided below. Upon the proper exercise of the Extension Option, the Lease Term shall be extended for the Option Term. Notwithstanding the foregoing, at Landlord’s option, in addition to any other remedies available to Landlord under the Lease, at law or in equity, the Extension Option shall not be deemed properly exercised if as of the date of delivery of the Exercise Notice (as defined below) by Tenant is in default under the Lease beyond all applicable notice and cure periods. The Extension Option is personal to the Original Tenant (or any Affiliate Assignee) and may only be exercised by the Original Tenant (or any Affiliate Assignee but not any other assignee, sublessee or other transferee of Tenant’s interest in the Lease) if the Original Tenant (or any Affiliate Assignee) occupies the entire Premises as of the date of Tenant’s delivery of the Exercise Notice.

2. Option Rent. The annual Base Rent payable by Tenant during the Option Term (the “Option Rent”) shall be equal to the greater of: (i) the annual Base Rent payable by Tenant during the last year of the initial Lease Term; or (ii) the Fair Market Rental Rate for comparable office/laboratory space in the San Diego market. As used herein, the “Fair Market Rental Rate” shall mean the annual base rent at which tenants, as of the commencement of the Option Term, will be leasing non-sublease space comparable in size, location (including views) and quality to the Premises for a comparable term as the Option Term, which comparable space is located in the Building, the Other Existing Buildings in the Project and in other comparable first-class biotechnology buildings in the UTC/Eastgate submarket of San Diego County, taking into consideration all free rent and other out-of-pocket concessions generally being granted at such time for such comparable space for the Option Term (including, without limitation, any tenant improvement allowance provided for such comparable space, with the amount of such tenant improvement allowance to be provided for the Premises during the Option Term to be determined after taking into account the age, quality and layout of the tenant improvements in the Premises as of the commencement of the Option Term with consideration given to the fact that the improvements existing in the Premises are specifically suitable to Tenant). All other terms and conditions of the Lease shall apply throughout the Option Term; however, Tenant shall, in no event, have the option to extend the Lease Term beyond the Option Term described in Section 1 above.

3. Exercise of Option. The Extension Option shall be exercised by Tenant, if at all, only in the following manner: (i) Tenant shall deliver written notice (“Interest Notice”) to Landlord not more than fifteen (15) months nor less than fourteen (14) months prior to the expiration of the initial Lease Term stating that Tenant may be interested in exercising the Extension Option; (ii) Landlord, after receipt of Tenant’s notice, shall deliver notice (the “Option Rent Notice”) to Tenant not less than one (1) month after receipt of the Interest Notice setting forth the Option Rent; and (iii) if Tenant wishes to exercise the Extension Option, Tenant shall, on or before the date (the “Exercise Date”) which is no later than the later of (A) twelve (12) months prior to the expiration of the initial Lease Term and (B) one month after receipt of the Option Rent Notice, exercise the Extension Option by delivering written notice (“Exercise Notice”) thereof to Landlord. Tenant’s failure to deliver the Interest Notice or Exercise Notice on or before the applicable delivery dates therefore specified hereinabove shall be deemed to constitute Tenant’s waiver of the Extension Option.

4. Determination of Option Rent. If Tenant timely and appropriately objects in its Exercise Notice to Landlord to the Fair Market Rental Rate for the Option Term initially determined by Landlord, then Landlord and Tenant shall attempt in good faith to agree upon the Fair Market Rental Rate. If Landlord and Tenant fail to reach agreement within ten (10) business days following Tenant’s delivery of such Exercise Notice (the “Outside Agreement Date”), then each party shall submit to the other party a separate written determination of the Fair Market Rental Rate within fifteen (15) business days after the Outside Agreement Date, and such determinations shall be submitted to arbitration in accordance with the provisions of Sections 4.1 through 4.7 below. The failure of Tenant or Landlord to submit a written determination of the Fair Market Rental Rate within such fifteen (15) business day period shall conclusively be deemed to be such party’s approval of the Fair Market Rental Rate submitted within such fifteen (15) business day period by the other party.

4.1 Landlord and Tenant shall each appoint one (1) arbitrator who shall by profession be an independent real estate broker who shall have no ongoing relationship with Tenant or Landlord and who shall have been active over the five (5) year period ending on the date of such appointment in the leasing of first class office buildings in the UTC/Eastside submarket of San Diego County. The determination of the arbitrators shall be limited solely to the issue of whether Landlord’s or Tenant’s submitted Fair Market Rental Rate is the closer to the actual Fair Market Rental Rate as determined by the arbitrators, taking into account the requirements with respect thereto set forth in Section 2 above. Each such arbitrator shall be appointed within fifteen (15) days after the Outside Agreement Date.

4.2 The two (2) arbitrators so appointed shall, within fifteen (15) days of the date of the appointment of the last appointed arbitrator, agree upon and appoint a third arbitrator who shall be qualified under the same criteria set forth hereinabove for qualification of the initial two (2) arbitrators.

RIDER 1

4.3 The three (3) arbitrators shall, within thirty (30) days of the appointment of the third arbitrator, reach a decision as to which of Landlord’s or Tenant’s submitted Fair Market Rental Rate is closer to the actual Fair Market Rental Rate and shall select such closer determination as the Fair Market Rental Rate and notify Landlord and Tenant thereof.

4.4 The decision of the majority of the three (3) arbitrators shall be binding upon Landlord and Tenant.

4.5 If either Landlord or Tenant fails to appoint an arbitrator within the time period specified in Section 4.1 hereinabove, the arbitrator appointed by one of them shall reach a decision, notify Landlord and Tenant thereof, and such arbitrator’s decision shall be binding upon Landlord and Tenant.

4.6 If the two (2) arbitrators fail to agree upon and appoint a third arbitrator, within the time period provided in Section 4.2 above, then the parties shall mutually select the third arbitrator. If Landlord and Tenant are unable to agree upon the third arbitrator within ten (10) days after the fifteen (15) day period described in Section 4.2 above, then either party may, upon at least five (5) days’ prior written notice to the other party, request the Presiding Judge of the San Diego County Superior Court, acting in his private and nonjudicial capacity, to appoint the third arbitrator. Following the appointment of the third arbitrator, the panel of arbitrators shall within thirty (30) days thereafter reach a decision as to whether Landlord’s or Tenant’s submitted Fair Market Rental Rate shall be used and shall notify Landlord and Tenant thereof.

4.7 The cost of the arbitrators and the arbitration proceeding shall be paid by the non prevailing party.

RIDER 1

CONFIRMATION OF LEASE TERMS

This CONFIRMATION OF LEASE TERMS (“Confirmation”) is made and entered into effective as of July 6, 2016, by and between AP3-SD1 CAMPUS POINT LLC, a Delaware limited liability company (“Landlord”) and POSEIDA THERAPEUTICS, INC., a Delaware corporation (“Tenant”).

R E C I T A L S:

A. Landlord and Tenant entered into that certain Lease dated as of March 3, 2016 (the “Lease”) pursuant to which Landlord leased to Tenant and Tenant leased from Landlord certain “Premises”, as described in the Lease, in that certain building located at 4242 Campus Point Court, Suite 700, San Diego, California 92121.

B. Except as otherwise set forth herein, all capitalized terms used in this Amendment shall have the same meaning as such terms have in the Lease.

C. Landlord and Tenant desire to amend the Lease to confirm the commencement and expiration dates of the term, as hereinafter provided.

NOW, THEREFORE, in consideration of the foregoing Recitals and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Confirmation of Dates. The parties hereby confirm that (a) the Premises are Ready for Occupancy, and (b) the term of the Lease commenced as of June 30, 2016 for a term of one hundred twenty-six (126) months ending on December 31, 2026 (unless sooner terminated as provided in the Lease. Tenant shall commence to pay rent on June 30, 2016 (“Rent Commencement Date”).

2. No Further Modification. Except as set forth in this Confirmation, all of the terms and provisions of the Lease shall remain unmodified and in force and effect.

IN WITNESS WHEREOF, this Confirmation has been executed as of the day and year first above written.

“Landlord”:

AP3-SD1 CAMPUS POINT LLC,
a Delaware limited liability company

By:	/s/ W. Neil Fox, III
Name:	W. Neil Fox, III
Its:	Chief Executive Officer

“Tenant”:

POSEIDA THERAPEUTICS, INC.,
a Delaware corporation

By:	/s/ Nishan de Silva
Name:	Nishan de Silva
Its:	President and Secretary

FIRST AMENDMENT TO LEASE

This FIRST AMENDMENT TO LEASE (“First Amendment”) is made and entered into effective as of November 4, 2016, by and between AP3-SD1 CAMPUS POINT LLC, a Delaware limited liability company (“Landlord”) and POSEIDA THERAPEUTICS, INC., a Delaware corporation (“Tenant”).

R E C I T A L S:

A. Landlord and Tenant entered into that certain Lease dated as of March 3, 2016 (the “Original Lease”), as amended by that certain Confirmation of Lease Terms dated July 6, 2016 (“Confirmation”) pursuant to which Landlord leased to Tenant and Tenant leased from Landlord certain “Premises”, as described in the Lease, in that certain building located at 4242 Campus Point Court, Suite 700, San Diego, California 92121. The Original Lease, Confirmation and this First Amendment shall hereinafter be referred to collectively as the “Lease”.

B. The Building was recently remeasured resulting in a decrease in the total rentable square footage (“RSF”) of the Building from 139,427 RSF to 132,873 RSF. Such remeasurement also resulted in a reduction in the total square footage of Tenant’s Premises from 16,210 RSF to 15,272 RSF.

C. Landlord and Tenant now desire to amend the Lease to (i) accurately reflect the rentable square feet of the Building and Premises, (ii) adjust the Base Rent and Tenant’s Share of Operating Expenses based on the reduction in RSF, (iii) provide an accurate depiction of Tenant’s Hazardous Material Storage Area in the Building, (iv) add a Tenant Storage Cage Area to the Premises, and to further modify the terms and provisions of the Lease as set forth herein.

D. Except as otherwise set forth herein, all capitalized terms used in this Amendment shall have the same meaning as such terms have in the Lease.

R E C I T A L S:

NOW, THEREFORE, in consideration of the foregoing Recitals and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Remeasurement of Rentable Square Feet.

a. Building. Landlord and Tenant hereby agree that the RSF of the “Building”, designated as 139,427 rentable square feet in the Original Lease, shall hereinafter be 132,873 RSF and such square footage is hereby stipulated by Landlord and Tenant to be true and correct.

b. Premises. Landlord and Tenant hereby agree that the square footage of the “Premises”, designated as 16,210 rentable square feet in the Original Lease, shall hereinafter be 15,272 rentable square feet and such square footage is hereby stipulated by Landlord and Tenant to be true and correct. In conjunction with the adjustment in square footage, the following Sections 6.1, 8, 9, 10 and 12 of the Summary of Basic Lease Information are hereby deleted in their entirety and replaced with the following:

“6.1 Premises:	15,272 rentable square feet of space located on (and consisting of the entirety of) the seventh (7th) floor of the Building (as defined below), as depicted on Exhibit A attached hereto.

First Amendment to Lease	-1-	GENESIS CAMPUS POINT Poseida Therapeutics, Inc.

8. Base Rent (Article 3):

Lease Year/Months	Annual Base Rent	Monthly Installment of Base Rent	Monthly Rental Rate per Rentable Square Foot
1-12*	$723,892.80	$60,324.40	$3.95
13-24	$745,884.48	$62,157.04	$4.07
25-36	$767,876.16	$63,989.68	$4.19
37-48	$791,700.48	$65,975.04	$4.32
49-60	$815,524.80	$67,960.40	$4.45
61-72	$839,349.12	$69,945.76	$4.58
73-84	$865,006.08	$72,083.84	$4.72
85-96	$890,663.04	$74,221.92	$4.86
97-108	$916,320.00	$76,360.00	$5.00
109-120	$943.809.60	$78,650.80	$5.15
121-126	$973,131.84	$81,094.32	$5.31

*	Subject to abatement as provided in Article 3 of this Lease.

9. Tenant’s Share of Operating Expenses, Tax Expenses and Utilities Costs (Section 4.2.6):	11.494% (15,272 rentable square feet within the Premises/132,873 rentable square feet within the Building).

10. Security Deposit (Article 20):	$60,324.40.

12. Parking (Article 23):	Total of forty-six (46) unreserved parking spaces (three (3) unreserved parking spaces for every 1,000 rentable square feet of the Premises).”

All other terms and provisions of the Summary of Basic Lease Information included in the Lease shall remain unmodified and in full force and effect.

2. Building and Project. The first sentence of Section 1.1.2 of the Lease is hereby modified, replacing “139,427” with “132,873” as the total number of RSF in the Building.

3. Base Rent. The second sentence of Article 3 is hereby deleted in its entirety and replaced with the following:

“Concurrently with Tenant’s execution of this Lease, Tenant shall deliver to Landlord an amount equal to Sixty Thousand Three Hundred Twenty-Four and 40/100 Dollars ($60,324.40), which amount represents the Base Rent payable by Tenant for the Premises for the first (1st) full month of the Lease Term.”

4. Hazardous Material Control Area. Exhibit A-2 of the Lease is hereby deleted in its entirety and replaced with a new Exhibit A-2, attached hereto and incorporated herein by reference, depicting Tenant’s Hazardous Material Storage Area in Room 7 on the first (1st) floor of the Building.

First Amendment to Lease	-2-	GENESIS CAMPUS POINT Poseida Therapeutics, Inc.

5. Tenant Storage Cage Area. In addition to Tenant’s Hazardous Material Storage Area, Landlord has agreed to provide, at no additional charge to Tenant during the Lease Term, a separate storage cage area for Tenant on the first (1st) floor of the Building (“Tenant Storage Cage Area”), as more particularly depicted on Exhibit A-3, attached hereto and incorporated herein by reference.

6. No Further Modification. Except as set forth in this First Amendment, all of the terms and provisions of the Lease shall remain unmodified and in full force and effect.

[Remainder of Page Intentionally Left Blank; Signatures Follow]

First Amendment to Lease	-3-	GENESIS CAMPUS POINT Poseida Therapeutics, Inc.

IN WITNESS WHEREOF, this First Amendment has been executed as of the day and year first above written.

“Landlord”:

AP3-SD1 CAMPUS POINT LLC, a Delaware limited liability company

By:	/s/ W. Neil Fox, III
Name:	W. Neil Fox, III
Its:	Chief Executive Officer

“Tenant”:

POSEIDA THERAPEUTICS, INC.,
a Delaware corporation

By:	/s/ Nishan de Silva
Name: Nishan de Silva
Its: President and Secretary

First Amendment to Lease	-4-	GENESIS CAMPUS POINT Poseida Therapeutics, Inc.

EXHIBIT A-2

HAZARDOUS MATERIAL CONTROL AREA

First Amendment to Lease	EXHIBIT A-2 -5-	GENESIS CAMPUS POINT Poseida Therapeutics, Inc.

EXHIBIT A-3

TENANT STORAGE CAGE AREA

First Amendment to Lease	EXHIBIT A-3 -6-	GENESIS CAMPUS POINT Poseida Therapeutics, Inc.